UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HERTZ GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Notice of
Annual Meeting
of Stockholders
and Proxy
Statement
May 31, 2017

Hertz Global Holdings, Inc.
8501 Williams Road
Estero, FL 33928

April 13, 2017

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders to be held at 10:30 a.m. (Eastern Time) on May 31, 2017, via the Internet at www.virtualshareholdermeeting.com/HTZ2017.

We will be using the “Notice and Access” method of providing proxy materials to you via the Internet at www.proxyvote.com, instead of by mail. On or about April 18, 2017, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report to stockholders for 2016 and how to vote. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

Your vote is important. Please vote as promptly as possible. Whether you plan to attend the annual meeting via the Internet or not, you may vote by following the instructions set forth in the Notice, this proxy statement or as set forth in the proxy card. If you attend the annual meeting via the Internet, you may vote your shares online. Log-in for the annual meeting will begin at 10:00 a.m. (Eastern Time). In order to vote and participate at the annual meeting, a stockholder must be a stockholder as of the close of business on the record date, April 3, 2017.

Sincerely,

/s/ Henry R. Keizer
Henry R. Keizer
Independent Non-Executive Chair

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF HERTZ GLOBAL HOLDINGS, INC.

Time and Date:	10:30 a.m. (Eastern Time), May 31, 2017.

Place:	Via the Internet at www.virtualshareholdermeeting.com/HTZ2017.

Proposals:	1.	Election of the seven nominees identified in the accompanying proxy statement to serve as directors until the next annual meeting of stockholders;

	2.	Approval, by a non-binding advisory vote, of the named executive officers’ compensation;

	3.	Approval, by a non-binding advisory vote, on the frequency of future votes on the named executive officers’ compensation;

	4.	Approval of the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan;

	5.	Approval of the Hertz Global Holdings, Inc. Senior Executive Bonus Plan;

	6.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the year 2017; and

	7.	Transaction of any other business that may properly be brought before the annual meeting.

The Board of Directors of the Company recommends a vote FOR each of Proposals 1, 2, 4, 5 and 6 and 1 year on Proposal 3.

Who Can Vote:	Only holders of record of the Company’s common shares at the close of business on April 3, 2017 will be entitled to vote at the meeting. You may vote with respect to the matters described in the proxy statement by following the instructions set forth in the Notice of Internet Availability of Proxy Materials (the “Notice”) or through the procedures described in this proxy statement.

Date of Mailing:	This proxy statement and accompanying materials were filed with the Securities and Exchange Commission on April 13, 2017, and we expect to first send the Notice to stockholders on or about April 18, 2017.

/s/ Richard J. Frecker
Richard J. Frecker
Executive Vice President, General Counsel and
Secretary

Estero, Florida
April 13, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to be held May 31, 2017

The Notice of the 2017 Annual Meeting and Proxy Statement and the
2016 Annual Report on Form 10-K are available at www.proxyvote.com

PROXY PROCEDURES AND INFORMATION ABOUT THE ANNUAL MEETING

IMPORTANT INFORMATION ABOUT THE ANNUAL

MEETING AND PROXY PROCEDURES

The Board of Directors of Hertz Global Holdings, Inc. is soliciting proxies to be used at the annual meeting of stockholders to be held on May 31, 2017, beginning at 10:30 a.m. (Eastern Time) via the Internet at www.virtualshareholdermeeting.com/HTZ2017. This proxy statement and accompanying materials were filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2017, and we expect to first send the Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders on or about April 18, 2017.

Unless the context otherwise requires, in this proxy statement (i) the “Company” means Hertz Global Holdings, Inc., which was formerly known as Hertz Rental Car Holding Company, Inc. until June 30, 2016, (ii) “Hertz” means The Hertz Corporation, our primary operating company, (iii) “we,” “us” and “our” mean the Company and its consolidated subsidiaries, (iv) “our Board” or “the Board” means the Board of Directors of the Company, (v) “our common stock” means the common stock of the Company, (vi) “former Hertz Holdings” means Hertz Global Holdings, Inc., which was renamed Herc Holdings Inc. on June 30, 2016 in connection with the Spin-Off, and (vii) the “Spin-Off” means the separation of former Hertz Holdings’ car rental business from the equipment rental business through a reverse spin-off, which was completed on June 30, 2016.

Purpose of the Annual Meeting

At the annual meeting, stockholders will act upon the matters set forth in the Notice, including:

1.	Election of the seven nominees identified in this proxy statement to serve as directors until the next annual meeting of stockholders;

2.	Approval, by a non-binding advisory vote, of the named executive officers’ compensation;

3.	Approval, by a non-binding advisory vote, on the frequency of future votes on the named executive officers’ compensation;
4.	Approval of the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan;

5.	Approval of the Hertz Global Holdings, Inc. Senior Executive Bonus Plan;

6.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the year 2017; and

7.	Transaction of any other business that may properly be brought before the annual meeting.

The Company’s senior management will answer questions submitted in advance from stockholders via the Internet at www.virtualshareholdermeeting.com/HTZ2017.

Stockholders Entitled to Vote at the Annual Meeting

Our Board has established the record date for the annual meeting as April 3, 2017. Only holders of record of the Company’s common stock at the close of business on the record date are entitled to receive the Notice and vote at the annual meeting. On April 3, 2017, the Company had approximately 83,706,286 shares of common stock outstanding.

Voting Procedures

If you are a stockholder of record, you may vote as set forth in the Notice, or as follows:

●	Voting by Internet: Follow the instructions on www.proxyvote.com or at www.virtualshareholdermeeting.com/HTZ2017.

●	Voting by Telephone: Call 1-800-690-6903 and follow the instructions provided by the recorded message.

●	Voting by Mail: Complete, sign and date the proxy card included in the printed proxy materials.

Hertz Global Holdings, Inc. 2017 Proxy Statement 1

PROXY PROCEDURES AND INFORMATION ABOUT THE ANNUAL MEETING

Notice of Internet Availability of Proxy Materials

We are permitted to furnish proxy materials, including this proxy statement and our annual report to stockholders for 2016, to our stockholders by providing access to such documents on the Internet at www.proxyvote.com instead of mailing printed copies. Our stockholders will not receive printed copies of the proxy materials unless they are requested.

Instead, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. It will also instruct you as to how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you receive more than one Notice, it generally means that some of your shares are registered differently or are in more than one account. Please provide voting instruction for each Notice you receive.

Voting Options; Quorum

The Board recommends a vote “for” proposals 1, 2, 4, 5 and 6 and “1 year” on proposal 3. Below is a summary of the vote required for adoption of each proposal and the respective effect of abstentions and broker non-votes. For more detailed information, see each respective proposal.

Proposal	Vote Required for Adoption	Effect of Abstentions	Effect of Broker Non-Votes
Election of directors	Majority of shares cast	No effect	No effect
Advisory vote on executive compensation	Majority of shares present	Vote “against”	No effect
Frequency of advisory vote on executive compensation	Frequency with the most votes	No effect	No effect
Approval of the Hertz Global Holdings, Inc.	Majority of shares present	Vote “against”	No effect
2016 Omnibus Incentive Plan
Approval of the Hertz Global Holdings, Inc. Senior Executive Bonus Plan	Majority of shares present	Vote “against”	No effect
Ratification of PricewaterhouseCoopers LLP	Majority of shares present	Vote “against”	No effect

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the annual meeting constitutes a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee, such as a broker holding shares in “street name” for a beneficial owner, does not vote on a proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner.

If you are a holder of shares held in street name, and you would like to instruct your broker how to vote your shares, you should follow the directions provided by your broker. Under New York Stock Exchange (“NYSE”) rules, your broker is permitted to vote on proposal 6 even if it does not receive instructions from you. However, under NYSE rules, your broker does not have discretion to vote on any other proposal if it does not receive instructions from you.

Each share of common stock is entitled to one vote and stockholders do not have the right to cumulate their votes for the election of directors. Unless a stockholder gives instructions to the contrary, proxies will be voted in accordance with the Board’s recommendations.

2 Hertz Global Holdings, Inc. 2017 Proxy Statement

PROXY PROCEDURES AND INFORMATION ABOUT THE ANNUAL MEETING

Attending the Annual Meeting

We are pleased this year to conduct the annual meeting solely via the Internet. You are entitled to attend and participate in the virtual annual meeting only if you were a stockholder as of the close of business on April 3, 2017 or if you hold a valid proxy for the annual meeting. If you plan to attend the annual meeting online, please be aware of what you will need to gain admission as described below. If you do not comply with the procedures described here for attending the annual meeting online, you will not be able to access the annual meeting held via the Internet.

Stockholders may participate in the annual meeting by visiting www.virtualshareholdermeeting.com/HTZ2017; interested persons who were not stockholders as of the close of business on April 3, 2017 may view, but not participate, in the annual meeting via www.virtualshareholdermeeting.com/HTZ2017. To attend and participate in the annual meeting, stockholders of record will need to use their control number to log into www.virtualshareholdermeeting.com/HTZ2017; beneficial stockholders who do not have a control number may gain access to the meeting by logging into their brokerage firm’s web site and selecting the stockholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee. Stockholders who wish to submit a question must do so in advance of the annual meeting through www.virtualshareholdermeeting.com/HTZ2017.

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without participating in the annual meeting. We encourage stockholders to vote well before the annual meeting, even if they plan to attend the annual meeting via the Internet, by completing proxies online or by telephone, or by mailing their proxy cards. Stockholders can vote via the Internet in advance of or during the annual meeting. Stockholders who attend the virtual annual meeting should follow the instructions at www.virtualshareholdermeeting.com/HTZ2017. Voting online during the meeting will replace any previous votes, and the online polls will close after the presentation of the last proposal at the annual meeting.

Revocation of Proxies

Stockholders of record may revoke their proxy at any time before the electronic polls close by submitting a later-dated vote online during the annual meeting, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the annual meeting. Beneficial stockholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the annual meeting.

Solicitation of Proxies

Proxies may be solicited on behalf of our Board by mail or telephone, on the Internet or in person, and Hertz will pay the solicitation costs on behalf of the Company. We have retained D.F. King & Co. (“D.F. King”), 48 Wall Street, New York, New York 10005, to aid in the solicitation process. For these and related advisory services, we will pay D.F. King a fee of approximately $15,000 and reimburse them for certain out-of-pocket disbursements and expenses. The Notice will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and Hertz will reimburse those record holders for their reasonable expenses on behalf of the Company.

Broadridge has been retained by Hertz to facilitate the distribution of proxy materials at a customary fee plus distribution costs and other costs and expenses.

Additional Information

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“2016 Annual Report”) is filed with the SEC and may also be obtained via a link posted on the “Investor Relations” portion of our website, www.hertz.com. Copies of the 2016 Annual Report, or any exhibits thereto, will be sent within a reasonable time without charge upon written request to Hertz Global Holdings, Inc., 8501 Williams Road, Estero, Florida 33928. Attention: Corporate Secretary.

Hertz Global Holdings, Inc. 2017 Proxy Statement 3

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE AND GENERAL INFORMATION CONCERNING

THE BOARD AND ITS COMMITTEES

Corporate Governance

Our business is managed under the direction of our Board. Our Board is committed to good corporate governance and promoting the long-term interests of our stockholders by adopting structures, policies and practices that we believe promote responsible oversight of management.

Board Independence

Our Board has determined that Ms. Everson and Messrs. Barnes, Intrieri, Keizer, Merksamer and Ninivaggi are “independent” as defined in the federal securities laws and applicable NYSE rules for service on our Board. The standards for determining director independence are specified in Annex A to our Corporate Governance Guidelines.

In recommending to the Board that each of the independent directors be classified as independent, the Nominating and Governance Committee also considered whether there were any facts or circumstances that might impair the independence of each of those directors. In particular, the Nominating and Governance Committee considered that the Company in the ordinary course of business provides products and services to and purchases products and services from companies at which some of our directors serve or are employed. In each case: (i) the relevant products and services were provided on terms and conditions determined on an arm’s-length basis and consistent with those provided by or to similarly situated customers and suppliers and (ii) the aggregate amounts of such purchases and sales were less than 2% of the consolidated gross revenues of (a) each of the Company and the other company in 2016 and (b) each of former Hertz Holdings and the other company in 2015 and 2014.

Board Meetings and Annual Meeting Attendance

Our Board held 9 total meetings in 2016 (5 meetings pre Spin-Off and 4 meetings post Spin-Off). Each of our directors attended 75% or more of the total number of meetings our Board held during the period in which he or she was a director and the number of meetings held by all Board committees on which he or she served. We do not have a policy with regard to directors’ attendance at our annual meeting. All of our directors standing for re-election attended the 2016 annual meeting of former Hertz Holdings.

Board Committees

Our Board has five standing committees — the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Financing Committee and the Technology Committee. Each committee has a written charter and each charter is available without charge on the “Investor Relations — About Hertz—Committee Charters” portion of our website, www.hertz.com. Each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee meets the independence and eligibility standards necessary for service on such committee pursuant to relevant securities laws, NYSE rules, our Corporate Governance Guidelines and the respective charter of each committee. Our Board has designated Messrs. Barnes, Intrieri and Keizer as “audit committee financial experts.”

4 Hertz Global Holdings, Inc. 2017 Proxy Statement

CORPORATE GOVERNANCE

Membership, Meetings and Roles and Responsibilities of the Board Committees

Audit Committee

Members	Roles and Responsibilities of the Audit Committee
Keizer (Chair) Barnes Intrieri Number of 2016 Meetings 10 (5 pre Spin-Off and 5 post Spin-Off)

●    Oversees our accounting, financial and external reporting policies and practices as well as the integrity of our financial statements.

●    Monitors the independence, qualifications and performance of our independent certified registered public accounting firm.

●    Oversees the performance of our internal audit function, the management information systems and operational policies and practices that affect our internal controls.

●    Monitors our compliance with legal and regulatory requirements.

●    Reviews our guidelines and policies as they relate to risk management and the preparation of our Audit Committee’s report included in our proxy statements.

Compensation Committee

Members	Roles and Responsibilities of the Compensation Committee
Ninivaggi (Chair) Barnes Everson Number of 2016 Meetings 7 (5 pre Spin-Off and 2 post Spin-Off)

●    Oversees our compensation and benefit policies, generally.

●    Evaluates the performance of our CEO as related to all elements of compensation, as well as the performance of our senior executives.

●    Approves and recommends to our Board all compensation plans for our senior executives.

●    Approves the short-term compensation and grants to our senior executives under our incentive plans (both subject, in the case of our CEO, if so directed by the Board, to the final approval of a majority of independent directors of our Board).

●    Prepares reports on executive compensation required for inclusion in our proxy statements.

●    Reviews our management succession plan.

Nominating and Governance Committee

Members	Roles and Responsibilities of the Nominating and Governance Committee
Everson (Chair) Barnes Intrieri Keizer Merksamer Ninivaggi Number of 2016 Meetings 3 (2 pre Spin-Off and 1 post Spin-Off)

●    Assists our Board in determining the skills, qualities and eligibility of individuals recommended for membership on our Board.

●    Reviews the composition of our Board and its committees to determine whether it may be appropriate to add or remove individuals.

●    Reviews and evaluates directors for re-nomination and re-appointment to committees.

●    Reviews and assesses the adequacy of our Corporate Governance Guidelines, Standards of Business Conduct and Directors’ Code of Conduct.

●    Reviews and recommends to the Board the form and amount of compensation paid to directors.

Hertz Global Holdings, Inc. 2017 Proxy Statement 5

CORPORATE GOVERNANCE

Financing Committee

Members	Roles and Responsibilities of the Financing Committee
Intrieri (Chair) Keizer Merksamer Number of 2016 Meetings 10 (5 pre Spin-Off and 5 post Spin-Off)

●    Reviews and approves our capital markets and financing plans, the material terms and conditions of our debt and equity financings, the amount and frequency of dividends and swaps and other derivative transactions.

●    Reviews with management the financial considerations relating to pension and retirement plans.

Technology Committee

Members	Roles and Responsibilities of the Technology Committee
Barnes (Chair) Everson Ninivaggi Number of 2016 Meetings 2 (2 post Spin-Off)

●    Evaluates technology-related systems architecture for consistency with the Company’s organizational structure, strategy and business objectives.

●    Evaluates the progress of technology projects and systems architecture alternatives.

●    Evaluates the capacity, performance, reliability and competitiveness of the Company’s technology-related systems.

●    Reviews the technology budget for alignment with the Company’s strategy and goals and makes recommendations to the Board for technology-related investments.

●    Evaluates the effectiveness of technology systems relative to customer service capabilities and performance.

●    Monitors the quality and effectiveness of the Company’s cybersecurity initiatives.

●    Technology Committee was officially formed in 2016.

Risk Oversight

Risk Oversight — Our Board and Committees

Our Board oversees an enterprise-wide approach to risk management. This approach is designed to improve our long-term performance and enhance stockholder value. A fundamental part of risk management is understanding the risks we face. Also important is management’s role in addressing those risks and understanding what level of risk is appropriate for us. Our Board’s involvement in setting our business strategy is a key part of its assessment of management’s risk threshold and also helps determine an appropriate level of risk for us. Various committees of the Board also have responsibility for risk management. The Audit Committee focuses on financial risk, including internal controls. The Audit Committee also annually reviews with management our guidelines and policies and the commitment of internal audit resources as they relate to risk management. The Technology Committee oversees cybersecurity risk and other technology risks. As described below, the Compensation Committee strives to create compensation incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

In addition to the committees of the Board, the Company’s management is significantly involved in risk oversight. The Company’s management formed a Risk Management Committee to assist in the identification and assessment of risks. The Risk Management Committee consists of members of management and is not a formal Board committee. The Risk Management Committee provides the Board with added assurance about Hertz’s risk management practices and maintains a lead role

6 Hertz Global Holdings, Inc. 2017 Proxy Statement

CORPORATE GOVERNANCE

in the implementation, coordination, alignment, and enhancement of the organization’s global Enterprise Risk Management framework. The Board also participates in a bi-annual enterprise risk management assessment, which is led by the Company’s Enterprise Risk Management Office in the Compliance Department. In addition, the Audit Committee annually receives a risk assessment and risk management report from the Enterprise Risk Management Office.

Risk Considerations in our Compensation Program

In September 2016, the Compensation Committee conducted its annual review of the risk profile of its compensation policies and practices. In connection with this review, the Compensation Committee engaged its independent consultant Frederic W. Cook & Co., Inc. (“FW Cook”), to assist it in analyzing the Company’s compensation policies and practices and associated compensation risks. FW Cook, with the assistance of management, prepared a risk profile assessment of the Company’s executive compensation policies and practices. In addition, FW Cook and management reviewed its compensation plans and practices in 2016 for all employees to determine potential areas of risk.

Based in part on such reports, the Compensation Committee determined that, for all employees, the Company’s enterprise-wide compensation policies and practices, in conjunction with the existing processes and controls, do not motivate employees to take unnecessary risks, or pose a material risk to the Company. In making such a determination, the Compensation Committee took into account the following factors:

●	Our use of different types of compensation programs, such as equity- and cash-based plans, that provide a balance of long-and short-term incentives as well as our use of a variety of financial and strategic performance objectives to help encourage behaviors aligned with the long-term interests of stockholders.

●	Our clawback policies, which allow us in certain circumstances in the event of a financial restatement, to seek the recovery of annual incentive awards, long-term incentive awards, equity-based awards and other performance-based compensation awarded to many of our employees, including all of our senior executives.

●	Our structuring of our compensation programs to mitigate compensation-related risks, including features such as stock ownership guidelines, insider trading policies, caps on payments, exclusion of certain extraordinary items and approval of amounts paid by our independent Compensation Committee or through separate management approvals.

Stockholder Communications with the Board

Stockholders and other interested parties who wish to contact our directors may send written correspondence to: Hertz Global Holdings, Inc., 8501 Williams Road, Estero, Florida 33928, Attention: Corporate Secretary. Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the office of the Corporate Secretary and then distributed either in summary form or by delivering a copy of the communication to the director, or group of directors, to whom they are addressed.

Director Nominations

The Nominating and Governance Committee will consider director nominations made by stockholders. To nominate a person to serve on the Board, a stockholder should write to: Hertz Global Holdings, Inc., 8501 Williams Road, Estero, Florida 33928, Attention: Corporate Secretary. Director nominations must be delivered to the Corporate Secretary in accordance with the Company’s By-laws. This generally means the nomination must be delivered not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date of the preceding year’s annual meeting, the notice must be delivered not earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The

Hertz Global Holdings, Inc. 2017 Proxy Statement 7

CORPORATE GOVERNANCE

nomination must contain any applicable information set forth in the Company’s By-laws. The Nominating and Governance Committee will consider and evaluate persons nominated by stockholders in the same manner as it considers and evaluates other potential directors. The Nominating and Governance Committee also takes into consideration any written arrangements for director nominations the Company is a party to, including the Confidentiality Agreement we entered into with Carl C. Icahn, described under “Certain Relationships and Related Party Transactions — Agreements with the Icahn Group.”

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines containing standards for the Nominating and Governance Committee to determine director qualifications. The Corporate Governance Guidelines provide that the Nominating and Governance Committee, in making recommendations about nominees to the Board, will:

●	review candidates’ qualifications for membership on the Board based on the criteria approved by the Board and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under law or NYSE rules for committee membership purposes;

●	in evaluating current directors for re-nomination to the Board, assess the performance and independence of such directors; and

●	periodically review the composition of the Board in light of the current challenges and needs of the Board and the Company, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background, experience and independence.

The Corporate Governance Guidelines also contain policies regarding director independence, the mandatory retirement age of directors, simultaneous service on other boards and substantial changes relating to a director’s affiliation or position of principal employment. Among other things, the guidelines establish responsibilities for meeting preparation and participation, the evaluation of our financial performance and strategic planning. Copies of our Corporate Governance Guidelines, as well as our written Directors’ Code of Business Conduct and Ethics (the “Directors’ Code of Conduct”) applicable to our Board are available without charge on the “Investor Relations — About Hertz—Governance Documents” portion of our website, www.hertz.com.

Director Election Standards

The Company maintains a “majority” voting standard for uncontested elections. For a nominee to be elected to our Board, the nominee must receive more “for” than “against” votes. In accordance with our By-laws and Corporate Governance Guidelines, each director has submitted, or upon his or her nomination will submit, a contingent resignation to the Chair of the Nominating and Governance Committee. The resignation will become effective only if the director fails to receive a sufficient number of votes for re-election and the Board accepts the resignation. In the event of a contested director election, a plurality standard will apply.

Our Board Leadership

As indicated in our Corporate Governance Guidelines, the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair and CEO in a manner that is in the best interests of our Company. The Board believes that the decision as to who should serve as Chair and CEO, and whether the offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandating the structure of such positions. The Board currently believes that the most effective and efficient leadership structure for our Company is for Ms. Marinello to serve as CEO while Mr. Keizer serves as our Independent Non-Executive Chair of the Board (“Independent Non-Executive Chair”).

The Board believes that the current leadership structure benefits the Company by delineating separate roles of management and oversight over management. Our CEO and her management team provide the overall strategy and day-to-day leadership for our Company, and the Board, along with the Independent Non- Executive Chair, provides oversight and evaluates the performance of management. The Independent Non-

8 Hertz Global Holdings, Inc. 2017 Proxy Statement

CORPORATE GOVERNANCE

Executive Chair, in consultation with the CEO, has responsibility for chairing and determining the length and frequency of Board meetings as well as setting the agenda for such meetings. The Independent Non- Executive Chair also sets the agenda for, and chairs, the Board’s regularly-scheduled executive sessions in which management (other than Ms. Marinello) does not participate. In addition to these regularly-scheduled executive sessions of the Board, our directors held five executive sessions in 2016 where only our independent directors attended, without the presence of our CEO or other members of management. The Independent Non-Executive Chair presided to facilitate the discussion.

Policy on Diversity

The Corporate Governance Guidelines and the Nominating and Governance Committee charter specify that the Nominating and Governance Committee consider a number of factors, including diversity, when evaluating or conducting searches for directors. The Nominating and Governance Committee interprets diversity broadly to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as international and multicultural experience and understanding, as well as other differentiating characteristics, including race, ethnicity and gender.

Implementation and Assessment of Policies Regarding Director Attributes

The Nominating and Governance Committee, when making recommendations to the Board regarding director nominations, assesses the overall performance of the Board, and when re-nominating incumbent Board members or nominating new Board members, evaluates the potential candidate’s ability to make a positive contribution to the Board’s overall function. The Nominating and Governance Committee considers the actual performance of incumbent Board members over the previous year, as well as whether the Board has an appropriately diverse membership to support our role as one of the world’s leading car rental companies. The particular experience, qualifications, attributes and skills of the potential candidate are assessed by the Nominating and Governance Committee to determine whether the potential candidate possesses the professional and personal experiences and expertise necessary to enhance the Board’s mission. After conducting the foregoing analysis the Nominating and Governance Committee makes recommendations to the Board regarding director nominees. In its annual assessment of director nominees, the Nominating and Governance Committee does not take a formulaic approach, but rather considers each prospective nominee’s diversity in perspectives, personal and professional experiences and background and ability. In making director nominations, the Nominating and Governance Committee takes into account the overall diversity of the Board and evaluates the Board in light of, among other things, the attributes discussed in “Policy on Diversity” mentioned above.

The Board also evaluates, from time to time, the size of the Board as well as the structure and membership of the committees. In determining the number of directors, committee membership and structure of the committees, the Board takes into account a number of factors, including the attributes and experience of the members of our Board, the oversight responsibilities required for a Company of our size and complexity and the listing standards of the NYSE.

Hertz Global Holdings, Inc. 2017 Proxy Statement 9

ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

In connection with the Spin-Off, the Company adopted an Amended and Restated Certificate of Incorporation which eliminated classes of directors. If elected, the nominees for election as directors will serve until the next annual meeting and until their successors are elected and qualify. If for any reason any nominee cannot or will not serve as a director, proxies may be voted for the election of a substitute nominee designated by our Board. The nominees, listed in alphabetical order by last name, are as follows:

David A. Barnes	Mr. Barnes has served as a director of the Company since June 2016 and Hertz since May 2016. Mr. Barnes is 61 years old.

Business Experience	Mr. Barnes is the former Senior Vice President, Chief Information and Global Business Services Officer of United Parcel Service, Inc. (“UPS”), a role he served in from 2011 to 2016. From 2005 to 2011, Mr. Barnes served as Senior Vice President and Chief Information Officer at UPS. In his role as Chief Information Officer of UPS, Mr. Barnes was responsible for all aspects of UPS delivery technology used around the world to deliver millions of packages each day. Mr. Barnes also chaired the UPS Information Technology Governance Committee until his retirement, which was responsible for overseeing the direction of UPS technology investments. Prior to being named Chief Information Officer, Barnes was UPS’ Vice President, Application Portfolios, where he oversaw global technology solution development for customer technology, sales and marketing, package delivery operations, and multi-modal transportation. Mr. Barnes joined UPS in 1977, progressing quickly through increasingly important roles in finance and information systems.

Directorships and Other Experience	Mr. Barnes was a director at Ingram Micro Inc. from June 2014 to December 2016, where he was a member of the Audit Committee and Chair of the Technology Committee.

Executive Officer Experience	Mr. Barnes has significant management and leadership skills gained as Chief Information Officer of UPS and a member of the UPS Management Committee.

Operations Expertise	Mr. Barnes’ role as former Chief Information Officer of a company with millions of worldwide touchpoints and transactions provides the Board with critical experience regarding our domestic and international operations.

Strategy, Cybersecurity and Technology Experience	Mr. Barnes brings to our Board valuable insights on how to incorporate technology into our ongoing operations, and utilize technology-based solutions to streamline our business and improve the customer experience. In addition, he brings significant experience managing cybersecurity and information privacy.

10 Hertz Global Holdings, Inc. 2017 Proxy Statement

ELECTION OF DIRECTORS

SungHwan Cho	Mr. Cho is a director nominee for the Company. Mr. Cho is 43 years old. Mr. Cho is affiliated with Carl C. Icahn. For our arrangements with Carl C. Icahn, see the information under “Certain Relationships and Related Party Transactions — Agreements with the Icahn Group.”

Business Experience	Mr. Cho has served as Chief Financial Officer of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion, since March 2012. Prior to that time, he was Senior Vice President and previously Portfolio Company Associate at Icahn Enterprises since October 2006. Mr. Cho received a B.S. in Computer Science from Stanford University and an MBA from New York University, Stern School of Business.

Directorships and Other Experience	Mr. Cho has been a director of: Ferrous Resources Limited, an iron ore mining company with operations in Brazil, since June 2015; CVR Refining, LP, an independent downstream energy limited partnership, since January 2013; Icahn Enterprises L.P., since September 2012; CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since May 2012; and American Railcar Industries, Inc., a railcar manufacturing company, since June 2011 (and has been Chairman of the Board of American Railcar Industries since July 2014). In addition, Mr. Cho serves as a director of certain wholly-owned subsidiaries of Icahn Enterprises L.P., including: Federal-Mogul Holdings LLC (formerly known as Federal-Mogul Holdings Corporation), a supplier of automotive powertrain and safety components; Icahn Automotive Group LLC, an automotive parts installer, retailer and distributor; PSC Metals Inc., a metal recycling company; and WestPoint Home LLC, a home textiles manufacturer. Mr. Cho has also been a member of the Executive Committee of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, since September 2013. Mr. Cho was previously a director of: CVR Partners LP, a nitrogen fertilizer company, from May 2012 to April 2017; Viskase Companies, Inc., a meat casing company, from November 2006 to April 2017; and Take-Two Interactive Software Inc., a publisher of interactive entertainment products, from April 2010 to November 2013. Ferrous Resources Limited, American Railcar Leasing, CVR Refining, Icahn Enterprises, CVR Energy, CVR Partners, Federal-Mogul, Icahn Automotive, American Railcar Industries, WestPoint Home, PSC Metals and Viskase Companies each are indirectly controlled by Carl C. Icahn. Mr. Icahn also previously had a non-controlling interest in Take-Two Interactive Software through the ownership of securities.

Finance and Strategic Experience	Mr. Cho provides our board with significant financial and strategic experience gained through his multiple directorships.

Operating and Corporate Governance Experience	Mr. Cho’s service in other director roles provides our Board extensive operating and governance experience as well as providing perspectives on the strategy and direction of our Company.

Capital Markets Experience	Mr. Cho’s experience at the Icahn entities provides our Board with important expertise in capital markets and finance matters.

Hertz Global Holdings, Inc. 2017 Proxy Statement 11

ELECTION OF DIRECTORS

Carolyn N. Everson	Ms. Everson has served as a director of the Company since June 2016 and Hertz since May 2013. Ms. Everson is 45 years old.

Business Experience	Ms. Everson serves as Vice President of Global Marketing Solutions for Facebook, Inc. (“Facebook”), where she leads the company’s relationships with top marketers and agencies. Ms. Everson oversees a team of regional leaders, and the teams focused on global partnerships, global agencies, and Facebook’s Creative Shop. Before Facebook, Ms. Everson served as Corporate Vice President of Global Ad Sales and Strategy of Microsoft Corporation (“Microsoft”) from 2010 to 2011. Previous to Microsoft, Ms. Everson held various advertising management positions at MTV Networks Company (“MTV”) from 2004 to 2010, including serving as Executive Vice President and Chief Operating Officer of Ad Sales from 2008 to 2010. Prior to MTV, she served in roles of increasing responsibility with respect to business development and advertising at Primedia, Inc., Zagat Surveys LLC and Walt Disney Imagineering.

Marketing and Strategy Experience	Ms. Everson provides the Board with extensive experience and understanding of marketing and innovation strategies in her roles at Microsoft and Facebook, which are key areas for our Company’s growth.

Media and Technology Expertise	Ms. Everson brings her special expertise in media and technology developed from her roles at two of the world’s largest technology companies to support our continued efforts to develop and communicate our brand and product offerings.

International Business and Leadership Experience	Ms. Everson’s experience in managing global advertising efforts for technology companies and her leadership experience provide our Board with specialized perspective and knowledge.

12 Hertz Global Holdings, Inc. 2017 Proxy Statement

ELECTION OF DIRECTORS

Vincent J. Intrieri	Mr. Intrieri has served as a director of the Company since June 2016 and Hertz since September 2014. Mr. Intrieri is 60 years old. Mr. Intrieri is a director affiliated with Carl C. Icahn. For our arrangements with Carl C. Icahn, see the information under “Certain Relationships and Related Party Transactions — Agreements with the Icahn Group.”

Business Experience	Mr. Intrieri is the CEO and founder of VDA Asset Management LLC and was formerly employed by Icahn related entities from October 1998 to December 2016 in various investment related capacities. From January 2008 until December 2016, Mr. Intrieri served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. In addition, from November 2004 to December 2016, Mr. Intrieri served as a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, entities through which Mr. Icahn invests in securities.

Directorships and Other Experience	Mr. Intrieri has been a director of: Transocean Ltd., a provider of offshore contract drilling services for oil and gas wells, since May 2014; Navistar International Corporation, a truck and engine manufacturer, since October 2012; and Chesapeake Energy Corporation, an oil and gas exploration and production company, since June 2012. Mr. Intrieri was previously: a director of CVR Refining, LP, an independent downstream energy limited partnership, from September 2012 to September 2014; a director of Forest Laboratories, Inc., a supplier of pharmaceutical products, from June 2013 to June 2014; a director of CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, from May 2012 to May 2014; a director of Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, from December 2007 to June 2013; a director of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) from July 2006 to September 2012, and was Senior Vice President of Icahn Enterprises L.P. from October 2011 to September 2012; a director of Dynegy Inc., a company primarily engaged in the production and sale of electric energy, capacity and ancillary services, from March 2011 to September 2012; chairman of the board and a director of PSC Metals Inc., a metal recycling company, from December 2007 to April 2012; a director of Motorola Solutions, Inc., a provider of communication products and services, from January 2011 to March 2012; a director of XO Holdings, a competitive provider of telecom services, from February 2006 to August 2011; a director of National Energy Group, Inc., a company that was engaged in the business of managing the exploration, production and operations of natural gas and oil properties, from December 2006 to June 2011; a director of American Railcar Industries, Inc., a railcar manufacturing company, from August 2005 until March 2011, and was a Senior Vice President, the Treasurer and the Secretary of American Railcar Industries from March 2005 to December 2005; a director of WestPoint Home LLC, a home textiles manufacturer, from November 2005 to March 2011; chairman of the board and a director of Viskase Companies, Inc., a food packaging company, from April 2003 to March 2011; and a director of WCI Communities, Inc., a homebuilding company, from August 2008 to September 2009. CVR Refining, CVR Energy, Federal-Mogul, Icahn Enterprises, PSC Metals, XO Holdings, National Energy Group, American Railcar Industries, WestPoint Home and Viskase Companies each are or previously were indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non-controlling interest in Transocean, Forest Laboratories, Navistar, Chesapeake Energy, Dynegy, Motorola Solutions and WCI Communities. Mr. Intrieri graduated in 1984, with Distinction, from The Pennsylvania State University (Erie Campus) with a B.S. in Accounting. Mr. Intrieri was a certified public accountant.

Accounting and Finance Experience	Mr. Intrieri’s significant financial and accounting experience through his directorships and former employment with the Icahn entities makes him an important advisor to our Board.

Corporate Governance Experience	Mr. Intrieri’s multiple directorships give Mr. Intrieri a deep understanding of board responsibilities and provides our Board with strategic oversight capabilities.

Strategic and Risk Management Knowledge	Mr. Intrieri’s experience at the Icahn entities and his multiple directorships provide our Board important strategic experience and knowledge of appropriate risks to execute our business strategies.

Hertz Global Holdings, Inc. 2017 Proxy Statement 13

ELECTION OF DIRECTORS

Henry R. Keizer	Mr. Keizer has served as a director of the Company since June 2016 and Hertz since October 2015. Mr. Keizer is 60 years old. He has served as Independent Non-Executive Chair of the Company since January 2017.

Business Experience	Mr. Keizer formerly served as Deputy Chairman and Chief Operating Officer of KPMG, the U.S.- based and largest individual member firm of KPMG International (“KPMGI”), a role from which he retired in December 2012. KPMGI is a professional services organization that provides audit, tax and advisory services in 152 countries. Prior to serving as Deputy Chairman and Chief Operating Officer, Mr. Keizer held a number of key leadership positions throughout his 35 years at KPMG, including Global Head of Audit, from 2006 to 2010 and U.S. Vice Chairman of Audit, from 2005 to 2010.

Directorships and Other Experience	Mr. Keizer currently serves as a trustee and audit committee chair of BlackRock Funds. He is also a member of the Board of Directors and audit committee chair of WABCO, a global innovator and manufacturer of technologies that improve the safety and efficiency of commercial vehicles. He is a member of the Board of Directors of Park Indemnity Ltd., a Bermuda captive insurer affiliated with KPMGI. He previously served as a director and audit committee chair of MUFG Americas Holdings, Inc. and MUFG Union Bank (2014-2016), a financial and bank holding company and of Montpelier Re Holdings, Ltd., a global property and casualty reinsurance company until it merged with Endurance Specialty Holdings Ltd. in July 2015. Mr. Keizer was formerly a director of the American Institute of Certified Public Accountants from 2008 to 2011.

Executive Officer and Leadership Experience	Mr. Keizer has significant management, operating and leadership skills gained as Deputy Chairman and Chief Operating Officer of KPMG and as a director of multiple public and private companies.

Financial Reporting and General Industry Experience	Mr. Keizer, a certified public accountant, has extensive knowledge and understanding of financial accounting, internal control over financial reporting and auditing standards from his 35 years of experience and key leadership positions he held with KPMGI. Mr. Keizer also has over three decades of diverse industry perspective gained through advising clients engaged in manufacturing, banking, insurance, consumer products, retail, technology and energy, providing him with perspective on the issues facing major companies and the evolving business environment.

Risk Management Expertise	Mr. Keizer’s extensive leadership experience at KPMG provides the Board with expertise in risk management and oversight over our domestic and international operations.

14 Hertz Global Holdings, Inc. 2017 Proxy Statement

ELECTION OF DIRECTORS

Kathryn V. Marinello	Ms. Marinello has served as the President and Chief Executive Officer and a director of the Company and Hertz since January 3, 2017. Ms. Marinello is 60 years old. Ms. Marinello’s employment agreement provides that she will serve as a director of the Company and Hertz.

Business Experience	Ms. Marinello has served as the President and Chief Executive Officer and a member of the Boards of Directors of the Company and Hertz since January 3, 2017. Ms. Marinello previously served as a Senior Advisor of Ares Management LLC since March 2014. Ms. Marinello served as the Chairman, President and Chief Executive Officer of Stream Global Services, Inc. from 2010 to March 2014. Ms. Marinello served as the Chief Executive Officer and President of Ceridian Corporation from 2006 to 2010. She served in a wide variety of senior roles over 10 years at General Electric, leading global, multi-billion dollar financial and services businesses. She served as the Chief Executive Officer and President of GE Fleet Services at GE Commercial Finance from October 2002 to October 2006 and GE Insurance Solutions from 1999 to 2002. She served as President and Chief Executive Officer of GE Financial Assurance Partnership Marketing Group, a diverse organization that includes GE’s affinity marketing business, Auto & Home Insurance business, and Auto Warranty Service business from December 2000 to October 2002. Prior to this role, Ms. Marinello served as President of GE Capital Consumer Financial Services and also served as an Executive Vice President of GE Card Services, where she began her GE career in 1997. Prior to GE Capital, she served as President of the Electronic Payments Group at First Data Corporation, which provided electronic banking and commerce, debit and commercial processing to the financial services industry. She has also served in senior leadership positions at US Bank, Chemical Bank, Citibank and Barclays.

Directorships and Other Experience	Ms. Marinello serves as a director of AB Volvo. Ms. Marinello has served as a member of the Supervisory Board at The Nielsen Company B.V. since July 2009. Ms. Marinello has notified The Nielsen Company B.V. that she does not intend to stand for re-election as a director at its annual meeting in May 2017. Ms. Marinello served as a director of General Motors Company from July 2009 to December 2016 and RealPage, Inc. from 2015 to March 2017.

Knowledge of the Automotive Industry	Ms. Marinello has demonstrated her expertise in the automotive industry through her experience at GE Fleet Services and as a director of AB Volvo and General Motors Company.

Leadership and Management Experience	Ms. Marinello, through her experiences as our CEO and as a former lead executive of large companies, as well as through her other directorships, has demonstrated excellent leadership abilities, financial and operational expertise, commitment, good judgment and management skills.

Executive Officer Experience	Ms. Marinello’s experience as head of several large companies as well as our CEO allows her to add strategic value to the Board.

Hertz Global Holdings, Inc. 2017 Proxy Statement 15

ELECTION OF DIRECTORS

Daniel A. Ninivaggi	Mr. Ninivaggi has served as a director of the Company since June 2016 and Hertz since September 2014. Mr. Ninivaggi is 52 years old. Mr. Ninivaggi is a director affiliated with Carl C. Icahn. For our arrangements with Carl C. Icahn, see the information under “Certain Relationships and Related Party Transactions — Agreements with the Icahn Group.”

Business Experience	Mr. Ninivaggi serves as Chief Executive Officer of Icahn Automotive Group LLC and as managing director of Icahn Enterprises L.P.’s automotive segment, positions he has held since March 2017. Mr. Ninivaggi served as a director of the Federal-Mogul Holdings Corporation from March 2010 until March 2017, as Co-Chairman from May 2015 until March 2017 and as Co-Chief Executive Officer and Chief Executive Officer of Federal-Mogul’s Motorparts segment from February 2014 to March 2017. Mr. Ninivaggi was President of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, from April 2010 to February 2014, and its Chief Executive Officer from August 2010 to February 2014. From January 2011 to May 2012, Mr. Ninivaggi served as the Interim President and Interim Chief Executive Officer of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating and electrical power management systems and components, including most recently as Executive Vice President and Chief Administrative Officer from 2006 to 2009. Lear Corporation filed for bankruptcy in July 2009 and emerged in November 2009. Mr. Ninivaggi served as Of Counsel to the law firm of Winston & Strawn LLP from July 2009 to March 2010, where he previously served as a Partner.

Directorships and Other Experience	Mr. Ninivaggi has been a director of numerous public and private companies, including Icahn Enterprises G.P. Inc., which is the general partner of Icahn Enterprises L.P., a diversified holding company with over $30 billion in assets engaged in a variety of businesses, including investment management, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, that is listed on NASDAQ and majority-owned by investor Carl C. Icahn, from March 2012 until May 2015; CVR Energy, Inc., an independent petroleum refiner and marketer of high value transportation fuels, from May 2012 to February 2014; CVR GP, LLC, the general partner of CVR Partners LP, a nitrogen fertilizer company, from May 2012 to February 2014; Viskase Companies, Inc., a food packaging company, from June 2011 to February 2014; XO Holdings, a competitive provider of telecom services, from August 2010 to February 2014; Motorola Mobility Holdings, Inc., a provider of mobile communication devices, video and data delivery solutions, from December 2010 to May 2012; Tropicana Entertainment Inc., a hotel and casino operator, from January 2011 to December 2015; and CIT Group Inc., a bank holding company, from December 2009 to May 2011.

Executive Officer and Leadership Experience	Mr. Ninivaggi provides the Board with leadership skills, significant management, strategic and operational experience through his roles of Chief Executive Officer of Icahn Automotive Group LLC, Co-Chief Executive Officer and Co-Chairman of Federal-Mogul Holdings and as a director and officer of multiple public and private companies.

Strategic and Risk Management Knowledge	Mr. Ninivaggi provides the Board significant experience in the evaluation of strategic opportunities and offers our Board perspectives on risk management with respect to our operations.

Extensive Knowledge of the Company’s Business and Industry	Mr. Ninivaggi provides the Board with specialized expertise on matters related to the automotive industry through his roles at Icahn Automotive Group LLC, Federal-Mogul Holdings, Lear Corporation and other directorships.

The Board recommends a vote FOR
all of the nominees

16 Hertz Global Holdings, Inc. 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS: EXECUTIVE SUMMARY

Compensation Discussion and Analysis

Executive Summary

2016 was a year of transformation and challenge for our Company. During 2016, we implemented far-reaching corporate changes and achieved important operational results, but did not meet our financial performance goals. In response to these financial performance challenges, consistent with our pay-for-performance philosophy, we did not pay annual cash bonuses to our named executive officers (“NEOs”) for 2016. In addition, performance stock units that were eligible to be earned based on 2016 financial performance goals were not earned. Although 2016 posed significant challenges, we believe we are well-positioned to continue to capitalize on our strengths and deliver improved results with our new CEO and operating structure in our first full year as a separate, standalone company in 2017. Successes and challenges in 2016 included:

●	Revenue and Adjusted Corporate EBITDA Measures Declined from 2015: Total revenues for 2016 were $8.8 billion compared to $9.0 billion in 2015, a decrease of 2%. Adjusted Corporate EBITDA for 2016 was $553 million, versus $858 million for 2015.

●	Decrease in Earnings Per Share Due to Operating Environment and Impairments: The Company reported net loss from continuing operations of $474 million, or $5.65 per diluted share, including full-year impairment charges of $285 million, versus net income from continuing operations of $115 million, or $1.26 per diluted share, for 2015.

●	Completed the Spin-Off of Our Equipment Rental Business from Our Car Rental Business: On June 30, 2016, we completed the spin-off of our equipment rental business (Hertz Equipment Rental Corporation) from our ongoing vehicle rental business. This separation has allowed our senior management to better focus their energies on, and develop strategies to deliver results for, our core vehicle rental business.

●	Improved Our Rental Experience Through the Roll Out of New Rental Programs and Technologies: The Company introduced our new Ultimate Choice format for the Hertz brand in 2016 at select airport locations and continues to roll out Ultimate Choice at additional airports in 2017. Ultimate Choice allows our customers to select among any available vehicles in their rental class, providing maximum flexibility to our customers. We also simplified the rental process by introducing electronic rental agreements and returns for our Hertz, Dollar and Thrifty customers.

●	Delivered on Cost Savings: The Company is focused on driving efficiencies within our organization. In 2016, we delivered on cost savings, particularly in the areas of direct vehicle and operating expenses, selling, general and administrative expenses and fleet carrying costs.

●	Launched Technology Transformation Initiatives to Improve Efficiencies: We outsourced legacy technology systems and updated various platforms to help drive cost reductions and improve our back-office capabilities.

Management Transition

In December 2016, the Board elected a new CEO, Kathryn V. Marinello, who commenced employment on January 3, 2017. The Board has tasked Ms. Marinello with implementing an operating plan focused on our key business drivers, including our fleet, the suite of rental services we offer, our marketing program and customer-focused technology solutions. While the turnaround efforts will take time, we started 2017 with a movement toward a streamlined reporting structure that is designed to drive results throughout the organization.

Hertz Global Holdings, Inc. 2017 Proxy Statement	17

COMPENSATION DISCUSSION AND ANALYSIS: EXECUTIVE SUMMARY

Payments under Our Executive Compensation Program

The three main elements of compensation we pay to our NEOs are salary, an annual cash bonus and equity awards, the value of which is tied to the performance of our Company.

●	No Salary Increases for our CEO, CRO, and CIO and Increases for our CFO and Group President, Rent A Car International from 2015: The Company did not increase the salaries for our former CEO (John Tague), former Chief Revenue Officer (Jeff Foland) or Chief Information Officer (Tyler Best) in 2016. The Company provided salary increases to only our CFO (Tom Kennedy) and our Group President, Rent A Car International (Michel Taride) in 2016.

●	No Annual Cash Bonus Paid: The Compensation Committee used two financial metrics and one operating metric for the 2016 cash bonus program. 40% of the award was tied to Adjusted Pre-Tax Income, 40% of the award was tied to EBITDA Margin relative to a Company competitor and 20% of the award was tied to a Customer Satisfaction metric. While the Company exceeded the maximum performance goal for the Customer Satisfaction metric, the threshold performance goals for the Adjusted Pre-Tax Income and Relative EBITDA Margin were not met. Despite exceeding the maximum Customer Satisfaction goal, the Compensation Committee used its discretion not to award bonuses for 2016 performance.

●	Long-Term Incentives

●	2016 Performance Stock Units (“PSUs”) Based on Customer Satisfaction Were Earned and PSUs Based on Financial Performance Were Not Earned: The Compensation Committee granted PSUs to each of the NEOs in 2016. For all of the NEOs except for Mr. Taride, approximately 70% of the total equity award opportunity granted in 2016 was comprised of PSUs. In 2016, we made adjustments after the Spin-Off to balance the performance metrics between absolute and relative performance goals. After such adjustments, 40% of the PSUs were tied to Adjusted Corporate EBITDA, 40% were tied to EBITDA Margin relative to a Company competitor and 20% were tied to Customer Satisfaction for a subgroup of our customers. Of the PSUs granted in 2016, only the PSUs tied to Customer Satisfaction were earned. The NEOs will have the opportunity to earn the PSUs not earned in 2016 by achieving financial and operating performance goals during the combined 2016-2017 performance period and the combined 2016-2018 performance period. For a summary of the 2016 PSU structure see “Long-Term Equity Incentives—Summary of 2016 Award Structure.”

●	Options Were Granted to Help Drive the Company’s Share Price: The Compensation Committee granted stock options in the first quarter of 2016 to each NEO other than Mr. Taride in order to motivate increasing the Company’s share price.

●	Restricted Stock Units (“RSUs”) Were Granted to Mr. Taride to Provide an Alternative Incentive Package: The Compensation Committee granted RSUs in 2016 to Mr. Taride in order to provide Mr. Taride an equity incentive in lieu of options.

18	Hertz Global Holdings, Inc. 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS: EXECUTIVE SUMMARY

We believe our compensation decisions are consistent with our continuing commitment to best practices in corporate governance and executive compensation design, which can be summarized as follows:

What We Do and What We Don’t Do

✓	We design our compensation program to pay based on our financial and operating performance	✘	We don’t use any financial or operational metric that promotes undue risk

✓	We evaluate risk in light of our compensation Programs	✘	We don’t exclusively grant time-based vesting equity awards

✓	We use a variety of metrics important to our business in our incentive compensation plans	✘	We don’t provide excessive perquisites to our senior management

✓	We cap the amount of our annual cash bonuses at reasonable levels	✘	We don’t allow our officers and directors to hedge or pledge our stock

✓	We use double-trigger provisions for our change in control agreements	✘	We don’t use metrics unrelated to our Company’s operational goals

✓	We eliminated tax gross-ups for new hires in our change in control agreements in 2010	✘	We don’t use a peer group composed of companies significantly larger than ours

✓	We have a robust stock ownership policy	✘	We don’t re-price underwater options

✓	We maintain clawback policies	✘	We don’t provide high levels of fixed compensation

✓	We use an independent compensation consultant	✘	We don’t provide for automatic salary increases

Hertz Global Holdings, Inc. 2017 Proxy Statement	19

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Introduction—Compensation Structure and Decisions Before and After the Spin-Off

On June, 30, 2016, we completed the Spin-Off. Prior to the Spin-Off, the Company was a wholly owned subsidiary of former Hertz Holdings. Due to the structure of the Spin-Off as a reverse spin-off, the management (other than those individuals who were associated with the equipment rental business of former Hertz Holdings) and directors of former Hertz Holdings were appointed as members of management and directors at the Company. As a result, the management and the Compensation Committee that determined the compensation of the executive officers of former Hertz Holdings held the same roles at the Company immediately following the Spin-Off.

This Compensation Discussion and Analysis focuses primarily on former Hertz Holdings’ compensation policies and decisions for 2016 and the process for determining 2016 compensation while the Company was part of former Hertz Holdings. It also outlines certain aspects of the Company’s post-Spin-Off executive compensation policies. From and after the Spin-Off, the Company’s Compensation Committee and Board is responsible for the Company’s executive compensation strategy.

Introduction—Change in Executive Leadership

On January 2, 2017, Mr. John P. Tague resigned from his role as President and Chief Executive Officer of the Company and Hertz. Subsequently, on January 3, 2017, Ms. Kathryn V. Marinello was appointed as President and Chief Executive Officer of the Company and Hertz. In connection with this executive transition, Mr. Tague signed a separation agreement entitling him to certain payments, and Ms. Marinello signed a term sheet and employment agreement outlining her compensation at the Company and Hertz. Mr. Tague’s separation agreement provided benefits that were generally consistent with his entitlements under his employment agreement and the Company’s severance plan, but provided that he would not be eligible for a bonus for fiscal 2016 or fiscal 2017. For additional information, see “Severance Plan, Employment and Separation Arrangements and Change in Control Agreements — Employment and Separation Arrangements with John P. Tague” below. Ms. Marinello’s employment arrangements are summarized below under Severance Plan, Employment and Separation Arrangements and Change in Control Agreements — Employment Arrangements with Kathryn V. Marinello”.

In connection with structural changes among the management team, Mr. Jeffrey T. Foland stepped down as Senior Executive Vice President and Chief Revenue Officer of the Company on February 28, 2017. Mr. Foland entered into a separation and general release agreement which is summarized below under “Severance Plan, Employment and Separation Arrangements and Change in Control Agreements — Employment and Separation Arrangements with Jeffrey T. Foland”.

Introduction—Named Executive Officers

As noted above, due to the structure of the Spin-Off as a reverse spin-off, all of the individuals below were executive officers at former Hertz Holdings until the completion of the Spin-Off, at which time each executive officer listed below was appointed to the same executive officer position at the Company. The following individuals are our “named executive officers” (or “NEOs”) for 2016:

●	John P. Tague, our former President and Chief Executive Officer who resigned on January 2, 2017;

●	Thomas C. Kennedy, our Senior Executive Vice President and Chief Financial Officer;

●	Jeffrey T. Foland, our former Senior Executive Vice President and Chief Revenue Officer who resigned on February 28, 2017;

●	Tyler A. Best, our Executive Vice President and Chief Information Officer; and

●	Michel Taride, our Group President, Rent A Car International.

20	Hertz Global Holdings, Inc. 2017 Proxy Statement

Compensation Discussion and Analysis

Determining What We Pay — Compensation Philosophy and the Role of the Compensation Committee

The Compensation Committee reviews and establishes the compensation program for our NEOs. Our Compensation Committee is committed to creating incentives for our NEOs that reward them for the performance of our Company. Our Compensation Committee’s philosophies include an emphasis on the following:

●	Our compensation program’s structure should be aligned with the price and market performance of the Company’s common stock: Our Compensation Committee believes that creating goals that are more directly focused on the price and performance of the Company’s common stock will further align the interests of the Company’s stockholders and our NEOs.

●	Our compensation program’s design should be simple, transparent and clearly articulated to our participants and stockholders: Our Compensation Committee is committed to designing our short-term cash compensation program and long-term equity compensation program to focus our NEOs’ attention on business goals and the price and performance of the Company’s common stock.

●	Our compensation program should provide short- and long-term components to drive performance over the long run: Long-term results are important to the Company’s stockholders and our Compensation Committee believes that a compensation program that rewards results both annually and on a year-over-year basis provides the framework for superior long-term performance.

●	Our compensation program should be competitive and market-based to attract and retain our executive officers: Our Compensation Committee believes our compensation program should provide a combination of incentives that will allow us to hire, retain and reward talented individuals at every position.

●	Our compensation program should responsibly balance incentives with prudent risk management: Our Compensation Committee believes that responsible use of different types of incentives will create and foster a culture of growth that is sustainable and appropriate for our Company.

Determining What We Pay — Role of the Compensation Consultant

The Compensation Committee has the authority to retain outside advisors as it deems appropriate. Since November 2014, the former Hertz Holdings Compensation Committee and current Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook’s responsibilities include:

●	reviewing and advising on total executive compensation, including salaries, short- and long-term incentive programs and relevant performance goals;

●	advising on industry trends, important legislation and best practices in executive compensation;

●	advising on how to best align pay with performance and with our business needs; and

●	assisting the Compensation Committee with any other matters related to executive compensation arrangements, including executive employment agreements and award arrangements.

Hertz Global Holdings, Inc. 2017 Proxy Statement	21

Compensation Discussion and Analysis

The Compensation Committee reviews our compensation programs in light of FW Cook’s recommendations and adjusts compensation as the Compensation Committee sees fit. However, the decisions made by the Compensation Committee are the responsibility of the Compensation Committee, and may reflect factors other than the recommendations and information provided by FW Cook. FW Cook does not perform any services for the Company other than in its role as advisor to the Compensation Committee. Before engaging any compensation consultant, it is the Compensation Committee’s practice to determine the compensation consultant’s independence and whether any conflicts of interest would be raised by the engagement of the compensation consultant. The Compensation Committee believes that the work of FW Cook did not raise any conflicts of interest and FW Cook is independent.

Determining What We Pay — Role of the CEO

In determining the appropriate levels of our compensation programs, our CEO traditionally provides his or her input to the Compensation Committee on topics that drive business performance. As part of this process, our CEO obtains data from and has discussions with our Chief Human Resources Officer or other appropriate executives. Our CEO reviews and makes observations regarding performance and provides additional data for the Compensation Committee to consider regarding our overall compensation program. In determining Mr. Tague’s compensation for 2016, the Compensation Committee took into account the terms of his employment agreement and other arrangements entered into with him. Although our Compensation Committee may consider our CEO’s input, in all cases, the final determinations over compensation for our NEOs reside with the Compensation Committee or, if directed by the Board, in the case of our CEO, with the independent members of our Board.

Determining What We Pay — Elements of our Compensation Programs

Element	Type		How and Why We Pay It
Salary	Fixed Cash	●	Provides a stable source of income throughout the year to attract and retain senior executives
		●	Sets the baseline for bonus programs
Annual Cash Bonus(1)	Performance- Based Cash	●	Paid annually in cash to reward performance of the Company, business unit and individual
		●	Aligns senior executives’ interests with our stockholders’ interests, reinforces key strategic initiatives and encourages superior individual performance
Long-Term Equity	Long-Term Equity	●	Granted annually, with vesting occurring over multiple years based on continued employment with our Company to promote retention and, in certain cases, subject to satisfying performance conditions that drive our financial and operating performance
		●	Aligns senior executives’ interests with our stockholders’ interests
Retirement Benefits and Perquisites	Variable Other	●	In addition to the elements above, our NEOs are eligible to participate in retirement savings plans, but do not participate in any defined benefit pension plans (other than Mr. Taride as described under “Pension Benefits” below)
		●	We also provide limited perquisites for business purposes, including relocation expenses generally designed to attract and retain talent

(1)	We also occasionally provide non-recurring cash bonuses to reflect superior individual performance, new responsibilities or to compensate new hires for amounts forfeited from their previous employer.

22	Hertz Global Holdings, Inc. 2017 Proxy Statement

Compensation Discussion and Analysis

Determining What We Pay — Survey Group

As part of determining our compensation programs, we compared the compensation for our NEOs to the compensation of comparable positions at a group of companies (the “Survey Group”). The Compensation Committee selected the Survey Group in late 2015 in consultation with FW Cook. Because the number of our direct industry competitors in the global market is limited, we did not limit the Survey Group to our direct competitors, but also included similarly-sized companies which bear substantial similarities to the Company’s business model. The companies in the Survey Group had annual revenues of approximately $2.9 billion to $20.5 billion, as compared to former Hertz Holdings’ 2015 revenue of $10.5 billion. We included a relatively large number (53) of companies in the Survey Group, in part because we believe that doing so helps to reduce the influence of outliers. Of the 53 companies in the Survey Group, 41 were in the prior year’s Survey Group.

The following are the companies that comprised our Survey Group in 2016:

Advance Auto Parts Inc.	Federal-Mogul Corp.	Quad/Graphics, Inc.*
Asbury Automotive Group, Inc.*	Gap Inc.	PVH Corp.
Altria Group, Inc.	General Mills, Inc.	R.R. Donnelley & Sons Co.
Avis Budget Group, Inc.	Hanesbrands Inc.*	Ralph Lauren Corp.
Avon Products Inc.	Harman International Industries Inc.*	Ross Stores Inc.
Big Lots, Inc.*	Hershey Co.	Royal Caribbean Cruises
BorgWarner Inc.	Hormel Foods Corp.	Ryder System, Inc.
CarMax Inc.	JetBlue Airways Corp.*	Southwest Airlines Co.
Carnival Corp.	J.C. Penney Company, Inc.	Starbucks Corp.
Colgate-Palmolive Co.	J. M. Smucker Co.	Starwood Hotels & Resorts Worldwide, Inc.
ConAgra Foods, Inc.	Kellogg Co.	SUPERVALU Inc.
CST Brands, Inc.	Kelly Services, Inc.*	V.F. Corp.*
CSX Corp.	Lear Corporation	Visteon Corp.
Darden Restaurants, Inc.	Marriott International, Inc.	Waste Management, Inc.
Dean Foods Co.	Mattel, Inc.	Whole Foods Market, Inc.
Dick’s Sporting Goods, Inc.	MGM Resorts International*	Wyndham Worldwide Corp.*
Dr Pepper Snapple Group, Inc.*	Norfolk Southern Corp.	Yum! Brands, Inc.*
Estee Lauder Companies Inc.	Office Depot, Inc.

* Denotes companies new to the 2016 Survey Group

When making compensation decisions for our senior executives, our management and our Compensation Committee considered the compensation levels of the Survey Group, as well as industry factors, general business developments, corporate, business unit and individual performance, the roles within our organization, their experience in the travel industry, compensation at their previous employers with respect to new hires and our overall compensation philosophy. Our Compensation Committee does not apply Survey Group data in a formulaic manner to determine the compensation of our NEOs. Rather, the Survey Group data represented one of several factors that our Compensation Committee considered in a holistic assessment of compensation decisions. We typically review the salaries, annual bonus levels and long-term equity awards of our NEOs every 12 months, and we periodically (but not on a set schedule) review the other elements of their compensation.

Determining What We Pay — Stockholder Input on Our Compensation Programs

The Company values the opinions of its stockholders and is committed to considering their opinions in making compensation decisions. Following the Spin-Off, in 2016, the Company engaged with stockholders and discussed relevant aspects of the Company’s compensation program. As part of these discussions, the Company considered their views on the structure and form of our compensation program to improve the alignment of stockholder interests with our management’s interests.

Hertz Global Holdings, Inc. 2017 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Compensation

Salary

For the NEOs, the Compensation Committee determines salary and any increases after reviewing individual performance, conducting internal compensation comparisons and reviewing compensation in the Survey Group. We also take into account other factors such as an individual’s prior experience, total mix of job responsibilities versus market comparables and internal equity. The Compensation Committee consults with our CEO (except as to the CEO’s own compensation) regarding salary decisions for senior executives and takes into consideration any contractual obligations we have with such senior executives. We review salaries upon promotion or other changes in job responsibility.

The annual base salaries for our NEOs were established for 2016 as set forth below.

Name	2015 Salary ($)	2016 Salary ($)	What We Took Into Consideration in Setting 2016 Salaries
Mr. Tague	1,450,000	1,450,000	●	The terms of Mr. Tague’s employment agreement signed in November 2014 provide for a base salary of $1,450,000. Mr. Tague did not receive a salary increase for 2016 per the terms of such employment agreement.
Mr. Kennedy	700,000	775,000	●	The performance of Mr. Kennedy in overseeing our financial performance in 2015 and in accomplishing key steps for the completion of the Spin-Off. Mr. Kennedy received a 10.7% salary increase for 2016.
Mr. Foland	850,000	850,000	●	Mr. Foland joined former Hertz Holdings in 2015 and was offered a competitive salary in connection with his appointment as Chief Revenue Officer. Mr. Foland did not receive a salary increase for 2016.
Mr. Best	600,000	600,000	●	Mr. Best joined former Hertz Holdings in 2015 and was offered a competitive salary in connection with his appointment as Chief Information Officer. Mr. Best did not receive a salary increase for 2016.
Mr. Taride(1)	520,454	537,636	●	The performance of Mr. Taride in overseeing our international operations in light of significant financial headwinds. Mr. Taride received a 3.3% salary increase for 2016.

(1)	To facilitate comparison for Mr. Taride, both his 2015 and 2016 base salaries have been converted to U.S. dollars from pounds sterling at the 2016 12-month average rate of 1.34409.

Senior Executive Bonus Plan

Our NEOs’ compensation design includes eligibility for an annual cash bonus computed pursuant to the terms of the Executive Incentive Compensation Plan (“EICP”), which is described in the next section. In order that eligible bonus payments qualify as deductible under Section 162(m) of the Internal Revenue Code (the “Code”), the actual payments are made under the Hertz Global Holdings, Inc. Senior Executive Bonus Plan (“Senior Executive Bonus Plan”). Payments under the Senior Executive Bonus Plan are intended to qualify as performance-based compensation under Section 162(m) of the Code. Under the terms of the Senior Executive Bonus Plan, the maximum amount of a payment (i) to our CEO is limited to 1% of our Gross EBITDA, as defined in “Non-GAAP Measures” set forth in Annex A to this proxy statement, for a performance period and (ii) to other participants is limited to 0.5% of our Gross EBITDA for a performance period. If our Gross EBITDA is greater than $0, our NEOs will become eligible for an award under the EICP, under which our Compensation Committee exercises its

24 Hertz Global Holdings, Inc. 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

discretion to reduce the size of the awards payable under the Senior Executive Bonus Plan. The Compensation Committee may not increase payments under the Senior Executive Bonus Plan beyond the Gross EBITDA limits. The Compensation Committee also may adjust awards established pursuant to the EICP, provided that the awards as so adjusted do not exceed the parameters permitted by the Senior Executive Bonus Plan. For information about the overall structure and its impact on the tax deductibility of our compensation see “Tax and Accounting Considerations” below.

Annual Cash Incentive Program (EICP)

Structure of the 2016 EICP

For 2015, in consultation with management and FW Cook, the Compensation Committee elected to base awards under the EICP entirely on the satisfaction of Adjusted Pre-Tax Income, or “API” goals. The intention was to focus participants on one performance metric that is clear, understandable and drives overall business results. For the definition of “API” and its reconciliation to its most comparable non-GAAP measure, see Annex A to this proxy statement.

During late 2015 and into 2016 the Compensation Committee reviewed the EICP and decided to modify the structure for 2016 to reflect concepts important to our business. Accordingly, for 2016, while the Compensation Committee elected to continue to base 40% of the award on API, it selected Relative EBITDA Margin as another central metric on which 40% of the award would be determined and a Customer Satisfaction metric on which the remaining 20% of the award would be determined.

The Compensation Committee selected API, Relative EBITDA Margin and Customer Satisfaction because they represent, in the case of API and Relative EBITDA Margin, financial metrics that are important to the overall performance of the Company and influence the Company’s stock price. The Compensation Committee also recognized that operational performance and in particular Customer Satisfaction was an important metric and elected to use it in the EICP.

In terms of overall mix, the Compensation Committee elected to weight the financial metrics more heavily (80%) due to their importance in driving external performance. The Compensation Committee selected Relative EBITDA Margin to promote increasing Adjusted Corporate EBITDA while taking into account both industry conditions and the relative performance of the Company’s competition. The Compensation Committee considered the importance of absolute and relative financial performance metrics and believed that they should be equally weighted within the financial performance goals. However, the Compensation Committee designed the EICP so that Customer Satisfaction would have a meaningful impact (20%) on the ultimate bonus structure.

Relative EBITDA Margin measures the Company’s ratio of Adjusted Corporate EBITDA to total revenues compared to a competitor’s ratio of adjusted EBITDA to total revenues. For the definition of “Adjusted Corporate EBITDA” and its reconciliation to its most comparable non-GAAP measure see Annex A to this proxy statement.

Customer Satisfaction was measured based on Net Promoter Score (“NPS”). NPS is a customer experience metric in which customers are asked how likely they are to recommend the Hertz brand to a friend, colleague or family member. The percent of those likely to recommend less the percent of those unlikely to recommend is “Net Promoter Score” as measured in basis points.

Hertz Global Holdings, Inc. 2017 Proxy Statement 25

COMPENSATION DISCUSSION AND ANALYSIS

The below graphs summarize the structure of the 2015 EICP and the 2016 EICP.

How We Determined the 2016 EICP Awards

To determine the EICP awards, our Compensation Committee reviewed our performance against the established performance criteria, reviewed individual performance and approved the EICP award payments for the NEOs. To arrive at the annual award, the NEO’s salary was multiplied by a specified target (the “Target Award”), which was further multiplied by modifiers noted in the table below:

Arrangements for Mr. Tague

In connection with Mr. Tague’s resignation and execution of a separation agreement with the Company and Hertz, Mr. Tague agreed that he would be ineligible for a bonus for fiscal 2016 or fiscal 2017. Accordingly, Mr. Tague received $0 under our Senior Executive Bonus Plan and EICP and has been omitted from the discussion below and all further references to the NEOs in this section refer to Messrs. Kennedy, Foland, Best and Taride.

Target Awards for 2016

The target award for each NEO for 2016 was a percentage of the NEO’s 2016 base salary. The Compensation Committee generally considers the experience, responsibilities and historical performance of each particular NEO when determining target awards. In addition, the 2016 bonus targets for Messrs. Foland and Best were based on their term sheets with the Company, which provide for a target bonus opportunity of 135% of base salary for Mr. Foland and 100% of base salary for Mr. Best, and a maximum bonus opportunity of 160% of base salary for Mr. Foland and 150% of base salary for Mr. Best.

26 Hertz Global Holdings, Inc. 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Each NEO’s 2016 award structure is detailed below:

Name	Salary as of December 31, 2016 ($)	Target Award as a % of Salary (%)	2016 Target Award ($)
Mr. Kennedy	775,000	135	1,046,250
Mr. Foland	850,000	135	1,147,500
Mr. Best	600,000	100	600,000
Mr. Taride(1)	537,636	120	645,163

(1)	For Mr. Taride, these amounts have been converted to U.S. dollars from pounds sterling at the 2016 12-month average rate of 1.34409.

2016 Award Payouts

The Compensation Committee set goals for each of API, Relative EBITDA Margin and Customer Satisfaction. The Compensation Committee then measured our performance against each of the goals to determine a modifier for each financial performance element and an overall Corporate Performance Modifier. The target level for each of API, Relative EBITDA Margin or Customer Satisfaction was based upon our business plan. Mr. Taride’s goals were further weighted based on 70% International rent a car performance and 30% Hertz corporate performance.

The following were the fiscal 2016 financial performance criteria targets set by the Compensation Committee and our performance as compared to such targets (dollars in millions):

2016 Corporate Performance Modifier
	API (40% Weight)	Relative EBITDA Margin (40% Weight)	Customer Satisfaction (20% Weight)
Threshold(1)	$544	– 50 bp	+0.5
Target = 100% Multiplier	$605	+100 bp	+1.5
Maximum Performance Level(2)	$677	+150 bp	+2.7
Actual Results	$ 65	–340 bp	+5.6
Payout Results(3)	$ 99	–358 bp	+5.6

(1)	Any API, Relative EBITDA Margin or Customer Satisfaction results that equal the threshold receive a 50% multiplier. Any API, Relative EBITDA Margin or Customer Satisfaction results that are below the threshold receive a 0% multiplier.

(2)	Any API, Relative EBITDA Margin or Customer Satisfaction results that equal or exceed the maximum performance level receive a 160% multiplier. However, to exceed the target performance level for the Customer Satisfaction metric, the threshold performance level for either API or Relative EBITDA Margin would have to be achieved.

(3)	Payout results for API include a $34 million addition to API representing items that impacted the actual results which were not included in the original target. The adjustments were agreed to between the Company’s management and the Compensation Committee. Payout results for Relative EBITDA Margin were determined using the payout results for Adjusted Corporate EBITDA.

For performance criteria, linear interpolation was used to determine the multiplier for results that were between the threshold and target and target and maximum performance level.

Hertz Global Holdings, Inc. 2017 Proxy Statement 27

COMPENSATION DISCUSSION AND ANALYSIS

Based on 2016 results, the Company failed to achieve the threshold performance level for API and Relative EBITDA Margin, but exceeded the maximum performance level for the Customer Satisfaction metric. Based on these performance levels, the NEOs would have been eligible to receive 20% of their respective target award. However, in light of the Company’s overall financial performance, the Compensation Committee used its discretion not to award any bonuses under the Senior Executive Bonus Plan to the NEOs.

Long-Term Equity Incentives

Long-term equity incentive compensation comprises a significant portion of the total compensation awarded to our NEOs and in 2016 was awarded under the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (“2008 Omnibus Plan”), which was converted in connection with the Spin-Off into awards granted under the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (“2016 Omnibus Plan”). Herc Holdings retained the 2008 Omnibus Plan after the Spin-Off. Under the 2016 Omnibus Plan, the Compensation Committee has the flexibility to make equity awards based on the common stock of the Company, including time- and performance-based awards of stock options, stock appreciation rights, restricted stock, RSUs, PSUs and deferred stock units.

Summary of 2016 Award Structure

During late 2015 and early to mid-2016 the Compensation Committee reviewed the structure of the long-term equity incentive plan and concluded that modifications to the plan were needed to better align equity compensation with our business objectives and the interests of our employees with the interests of stockholders, particularly in light of the planned Spin-Off. The following changes were implemented in 2016:

●	Increased Emphasis on PSUs in 2016: Approximately 70% of the total award in 2016 consisted of PSUs (other than for Mr. Taride), as compared to 50% in 2015. The Compensation Committee elected to allocate more of the total long-term incentive opportunity to PSUs in 2016 to help drive selected business goals over the 2016-2018 timeframe. 60% of Mr. Taride’s 2016 award consisted of PSUs.

●	Mix of Financial and Operational Metrics to Promote Multiple Goals: For our NEOs except for Mr. Taride, PSUs could be earned based on Adjusted Corporate EBITDA, Relative EBITDA Margin and NPS improvement for a select group of our customers. Similar to the structure of our EICP, the Compensation Committee elected to use a combination of financial metrics and operational metrics to promote goals that are important to our Company. The Compensation Committee believed that a significant portion of the PSUs should be earned based on our financial performance (whether absolute or relative) and elected to weight such metrics more heavily as compared to the NPS operational metric. The Compensation Committee believes that this structure should provide the appropriate mix to help achieve our financial performance goals and important operational goals.

○	Pre-Spin Weighting of PSUs: Prior to the Spin-Off, the Compensation Committee selected the following weighting of the PSUs:

▪	35% of total 2016 equity award based on Adjusted Corporate EBITDA (30% for Mr. Taride).

▪	20% of total 2016 equity award based on Relative EBITDA Margin (15% for Mr. Taride).

▪	15% of total 2016 equity award based on NPS improvement for a select group of our customers (15% for Mr. Taride).

○	Post-Spin Weighting of PSUs: In connection with the Spin-Off and with the conversion of the equity awards to the 2016 Omnibus Plan, the Compensation Committee elected to change the weighting of the PSUs as set forth below, to better align post-spin goals of the Company with the compensation of the executive officers:

▪	28% of total 2016 equity award based on Adjusted Corporate EBITDA (22.5% for Mr. Taride).

28 Hertz Global Holdings, Inc. 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

▪	28% of total 2016 equity award based on Relative EBITDA Margin (22.5% for Mr. Taride).

▪	14% of total 2016 equity award based on NPS improvement for a select group of our customers (15% for Mr. Taride).

●	Use of Stock Options to Drive the Company’s Stock Performance: Stock options were issued in the first quarter of 2016 in an approximate amount equal to the other 30% of each NEO’s annual long-term equity award (other than Mr. Taride who did not receive options). Options vest on the third anniversary of the date of grant and expire seven years after the date of grant. The use of stock options reflects the Compensation Committee’s view that stockholder interests are best advanced at this time with a stock incentive that only provides value when the price of the Company’s common stock increases and, because the stock options expire seven years after grant, requires that price improvement occur in the short- to medium-time frame. In addition, the three year cliff vesting helps aid in retention of our executive officers.

●	Use of RSUs to Provide an Alternative Incentive Package: 40% of Mr. Taride’s 2016 equity award consisted of RSUs, which are eligible to vest three years following the date of grant.

The below charts summarize the mix of equity awards granted in 2016.

●	Continued Use of PSUs with 3-Year Structure: The Compensation Committee elected to modify the 3-year vesting structure compared to the 2015 award structure. In 2015, the Compensation Committee elected to use a structure where 1/3 of the total award could be earned each year based on 2015, 2016 and 2017 performance and the vesting of each 1/3 tranche would occur on an all-or-nothing basis (which was subsequently modified as detailed below). In 2016, the Compensation Committee kept the three year structure, but elected to use features whereby a participant could both earn and “lock in” up to 25% of the target award based on 2016 performance, earn and “lock in” up to 50% of the target award based on combined 2016-2017 performance and earn and “lock in” up to 150% of the target award based on combined 2016-2018 performance. Awards, if earned, will vest at the conclusion of the 3-year performance period.

Hertz Global Holdings, Inc. 2017 Proxy Statement 29

COMPENSATION DISCUSSION AND ANALYSIS

●	Mechanics of 3-Year Structure:

○	2016 Performance Period: Up to 25% of the target award can be earned for 2016 performance. The Compensation Committee will compare 2016 performance to 2016 goals for each performance metric. Anywhere from 0% to 25% of the 2016 target award can be earned.

○	2016-2017 Combined Performance Period: Up to 50% of the target award can be earned for combined 2016-2017 performance. The Compensation Committee will compare combined 2016- 2017 performance to combined 2016-2017 goals for each performance metric. Anywhere from 0% to 50% of the 2016 target award can be earned for combined 2016-2017 performance. If combined 2016-2017 performance exceeds 2016 performance, then additional PSUs can be earned.

○	2016-2018 Combined Performance Period: Up to 150% of the target award can be earned for combined 2016-2018 performance. The Compensation Committee will compare combined 2016- 2018 performance to combined 2016-2018 goals for each performance metric. Anywhere from 0% to 150% of the 2016 target award can be earned for combined 2016-2018 performance. If combined 2016-2018 performance exceeds 2016 or combined 2016-2017 performance, then additional PSUs can be earned. The only method to earn in excess of the target 2016 award (up to 150%) is through meeting or exceeding the maximum goals set for the combined 2016-2018 performance period.

The award structure is summarized below.

2016 PSU Performance Elements

The Compensation Committee set goals for each of Adjusted Corporate EBITDA, Relative EBITDA Margin and Customer Satisfaction for the PSUs. The Compensation Committee then measured our performance against each of the goals to determine how many of the PSUs were earned for 2016 performance. The target level for each of Adjusted Corporate EBITDA and Customer Satisfaction was based upon our business plan for 2016 and general business considerations for 2017 and 2018.

30 Hertz Global Holdings, Inc. 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Calculation of the PSUs Earned-Targets and Results

The following were the fiscal 2016 financial performance criteria targets set by the Compensation Committee and our performance as compared to such targets (dollars in millions):

2016 PSU Performance Elements
	Adjusted Corporate EBITDA	Relative EBITDA Margin	Customer Satisfaction
Threshold(1)	$899	–50 bp	+0.5
Target(2)	$1,058	+100 bp	+0.8
Actual Results	$553	–340 bp	+4.0
Payout Results(3)	$537	–358 bp	+4.0
Payout Factor	0%	0%	100%
PSUs Earned	0%	0%	100%

(1)	Any Adjusted Corporate EBITDA, Relative EBITDA Margin or Customer Satisfaction results that equal the threshold receive a 50% multiplier. Any Adjusted Corporate EBITDA, Relative EBITDA Margin or Customer Satisfaction results that are below the threshold receive a 0% multiplier.

(2)	Any Adjusted Corporate EBITDA, Relative EBITDA Margin or Customer Satisfaction results that are equal to or above the target performance level receive a 100% multiplier for 2016.

(3)	Payout results for Adjusted Corporate EBITDA include a $16 million reduction which represents items that impacted the actual results that were not included in the target. The adjustments were agreed to between the Company’s management and the Compensation Committee. Payout results for Relative EBITDA Margin were determined using the payout results for Adjusted Corporate EBITDA.

For performance criteria, linear interpolation was used to determine the multiplier for results that were between the threshold and target performance level.

Based on the results for 2016, the NEOs did not earn any of the PSUs based on Adjusted Corporate EBITDA or Relative EBITDA Margin and earned 100% of the Customer Satisfaction PSUs eligible to be earned for 2016. Due to the “lock-in” feature, Messrs. Kennedy and Best locked in 5% of the target award made in 2016 and Mr. Taride locked in 6.25% of the target award made in 2016. The NEOs will have the ability to earn the awards not earned in 2016 through meeting goals for the combined 2016-2017 performance period and combined 2016- 2018 performance period. Both Messrs. Tague and Foland forfeited their 2016 awards in connection with their separation from the Company. The number of awards earned and subject to vesting after the 2016-2018 performance period are as follows, subject to increase as discussed in this section:

Name	2016 Adjusted Corporate EBITDA PSUs eligible to earn	2016 Relative EBITDA Margin PSUs eligible to earn	2016 Customer Satisfaction PSUs eligible to earn	2016 Adjusted Corporate EBITDA and Relative EBITDA Margin PSUs earned	2016 Customer Satisfaction PSUs earned	Total 2016 PSUs at Target	2016 PSUs Earned as a % of 2016 Target PSUs
Mr. Kennedy	3,291	3,291	1,645	0	1,645	32,906	5%
Mr. Best	2,401	2,401	1,201	0	1,201	24,012	5%
Mr. Taride	2,287	2,287	1,525	0	1,525	24,393	6.25%

Hertz Global Holdings, Inc. 2017 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS

PSUs Granted in 2015—Alignment with 2016 PSU Structure

Original Structure of 2015 Awards—Adjusted Corporate EBITDA Design

In 2015, the Compensation Committee granted PSUs to the NEOs and, as part of the performance structure, set Adjusted Corporate EBITDA goals for 2015, 2016 and 2017. As originally structured, 1/3 of the award granted in 2015 would be earned based on achievement of 2015 Adjusted Corporate EBITDA goals, 1/3 of the award granted in 2015 would be earned based on achievement of 2016 Adjusted Corporate EBITDA goals and 1/3 of the award granted in 2015 would be earned based on achievement of 2017 Adjusted Corporate EBITDA goals. Each year, the award would be earned on an “all or nothing” basis. The executive officers did not earn any of the PSUs based on 2015 Adjusted Corporate EBITDA performance, but would have the opportunity to earn the remaining awards based on 2016 Adjusted Corporate EBITDA and 2017 Adjusted Corporate EBITDA performance.

Revised Structure of 2015 Awards—Aligning Goals with 2016 PSU Design

In 2016, in consultation with management and in connection with the Spin-Off, the Compensation Committee elected to modify the performance metrics for the remaining 2/3 of the total PSU award granted in 2015. Instead of the entire award being tied to Adjusted Corporate EBITDA, the Compensation Committee modified the 2016 and 2017 performance goals to match the general structure of PSUs granted in 2016.

●	40% of the remaining PSUs will be earned based on Adjusted Corporate EBITDA (37.5% for Mr. Taride),

●	40% of the remaining PSUs will be earned based on Relative EBITDA Margin (37.5% for Mr. Taride) and

●	20% of the remaining PSUs will be earned based on NPS improvement for a select group of our customers (25% for Mr. Taride).

40% of the remaining 2015 PSUs can be locked in based on 2016 performance, and 100% of the remaining 2015 PSUs can be locked in based on 2-year cumulative 2016-2017 performance.

To earn PSUs for 2016 performance, the NEOs needed to achieve the same performance goals as outlined above for the 2016 PSUs. Based on the results for 2016, the NEOs did not earn any of the PSUs based on Adjusted Corporate EBITDA or Relative EBITDA Margin and earned 100% of the Customer Satisfaction PSUs eligible to be earned for 2016. Due to the “lock-in” feature, Messrs. Kennedy and Best locked in 8% of the total award and Mr. Taride locked in 10% of the total award. The NEOs will have the ability to earn the awards not earned in the 2016 performance period through meeting goals in the combined 2016-2017 performance period. Both Messrs. Tague and Foland forfeited their 2015 awards in connection with their separation from the Company. Pursuant to the revisions discussed above, we recorded additional compensation expense which is detailed in the 2016 Summary Compensation Table below.

Policies on Timing of Equity Awards

It is the Company’s general practice to not issue equity awards with a grant date that occurs during regularly scheduled blackout periods. However, we have as a general practice granted equity awards in the first week of each month in connection with new hires, promotions, special recognition or other special circumstances, which may be during blackout periods. It is also the Company’s general practice to not determine the number of equity awards based on market conditions prior to the date on which the equity award is approved. It is also the Company’s policy for the exercise price of stock options to be the closing price of the Company’s stock the day before the date of such grant. We generally grant equity awards to our senior executives in the first quarter of the fiscal year following the release of earnings.

32 Hertz Global Holdings, Inc. 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Elements

Retirement Benefits

We maintain a qualified defined contribution plan (which substantially all of our U.S.-based employees can participate in) and a non-qualified deferred compensation program, both of which our NEOs, other than Mr. Taride, are eligible to participate in, as described under “Pension Benefits” below. We maintain the non-qualified deferred compensation plan for select executives to provide for retirement benefits that cannot be provided under the qualified defined contribution plan due to the Code limitations on compensation that can be taken into account.

We also maintain a post-retirement assigned car benefit plan under which we provide certain senior executives who, at the time of retirement, are at least 58 years old and have been an employee of the Company for at least 20 years, with a car from our fleet and insurance on the car for the participant’s benefit. We maintain this benefit to promote retention of executives and in recognition of an executive’s term of service. As of December 31, 2016, only Mr. Taride satisfied the minimum service and minimum age requirement for participation in the plan among the NEOs.

Perquisite Policy

We provide perquisites and other personal benefits to our NEOs that we and our Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. We use corporate aircraft for the purpose of encouraging and facilitating business travel by our senior executives (primarily our CEO) and directors, generally for travel in the United States and, less frequently, internationally. In addition, our CEO uses corporate aircraft for personal air travel for efficiency and security purposes.

Our Compensation Committee regularly reviews aircraft usage by the NEOs and the expenses associated with such usage. Any attributed costs of these personal benefits for the CEO for the fiscal year ended December 31, 2016 are included in the “All Other Compensation” column of the Summary Compensation Table. The Compensation Committee periodically reviews our perquisite policies as required.

Employment and Severance Arrangements

The Company has adopted a severance plan (the “Severance Plan for Senior Executives”) and entered into change in control agreements (“Change in Control Agreements”), which cover all NEOs who are currently employed by us. In adopting these arrangements, it was the intention of the Company to provide security to our senior executives in the event of a loss of employment that was generally consistent with the terms of arrangements provided by our peer companies.

The Severance Plan for Senior Executives provides payments and benefits to the covered executives in the event of certain other qualifying terminations of their employment (other than in connection with a change in control of the Company) and the Change in Control Agreements provide payments and benefits to the covered executives in the event of certain qualifying terminations of their employment following a change in control of the Company. The terms of the Severance Plan for Senior Executives and the Change in Control Agreements are described in “Severance Plan, Employment and Separation Arrangements and Change in Control Agreements.”

Our Policy and Practices for Recovering Bonuses in the Event of a Restatement

The Company maintains a clawback policy to promote responsible risk management and to help ensure that the incentives of our management are aligned with those of the Company’s stockholders. The clawback policy applies to all of our employees who are at the director level and above, including our NEOs, and covers:

●	All annual incentives (including awards under the Senior Executive Bonus Plan),

●	Long-term incentives,

Hertz Global Holdings, Inc. 2017 Proxy Statement 33

COMPENSATION DISCUSSION AND ANALYSIS

●	Equity-based awards (including awards granted under the 2016 Omnibus Plan), and

●	Other performance-based compensation arrangements.

The policy provides that a repayment obligation is triggered if there an employee receives compensation based on financial results and there is a restatement of such financial results during the three year period after which such compensation was paid. If triggered, the employee must repay or forfeit all or any portion of such compensation that would not have been paid had the applicable financial results been reported accurately.

In addition, the Company’s equity award agreements contain clawback provisions. The Company’s clawback policy and any related plans or award agreements will be further revised, to the extent necessary, to comply with any rules promulgated by the SEC pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Stock Ownership Guidelines and Hedging Policy

Stock Ownership Guidelines

The Company has stock ownership guidelines for our senior executives and non-employee directors. The guidelines establish the following target ownership levels:

●	Equity equal to five times base salary for our CEO;

●	Equity equal to three times base salary for our CFO, senior executive vice presidents and business unit presidents;

●	Equity equal to two times base salary for our other executive officers (as designated under Section 16 of the Exchange Act); and

●	Equity equal to five times annual cash retainer for non-employee directors.

Senior executives and non-employee directors have five years from the date of their employment or election to the Board to reach the target ownership levels. Senior executives subject to the guidelines are permitted to count towards the target ownership levels shares owned outright or in trust, shares owned through the Company’s Employee Stock Purchase Plan, the approximate after-tax value of unvested RSUs (i.e., 50% of unvested RSUs) and the approximate after-tax value of PSUs if the performance criteria has been met, even if the service requirement has not been met (i.e., 50% of PSUs if performance criteria is met). Non-employee directors are permitted to count towards the target ownership levels shares owned outright or in trust and the approximate after-tax value of phantom shares (i.e., 50% of phantom shares).

Pledging and Hedging Policy

The Company has a policy to prohibit employees and directors from entering into any type of arrangement, contract or transaction which has the effect of pledging shares or hedging the value of the Company’s common stock.

34 Hertz Global Holdings, Inc. 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Tax and Accounting Considerations

Section 162(m) of the Code disallows public companies from taking a federal tax deduction for compensation in excess of $1 million paid to certain of their executive officers, excluding performance-based compensation that meets the requirements of the statute. Our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code. The performance-based awards under the 2016 Omnibus Plan and any EICP payments that the executive officers have earned have been paid under the Senior Executive Bonus Plan are generally designed to qualify as tax-deductible under Section 162(m) of the Code. When appropriate, our Compensation Committee intends to preserve deductibility under Section 162(m) of the Code of compensation paid to our NEOs. However, changes in tax laws (and interpretations of those laws), as well as other factors beyond our control, may affect the deductibility of executive compensation. Further, in certain situations, our Compensation Committee may exercise its business judgment to approve compensation that will not meet these requirements in order to achieve specific business objectives, to attract and retain qualified senior executives or to ensure the total compensation for our NEOs is consistent with the policies described above.

Hertz Global Holdings, Inc. 2017 Proxy Statement 35

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE Daniel A. Ninivaggi, Chair David A. Barnes Carolyn N. Everson

36 Hertz Global Holdings, Inc. 2017 Proxy Statement

SUMMARY COMPENSATION TABLE

2016 SUMMARY COMPENSATION TABLE

The following table, or the “Summary Compensation Table,” summarizes the compensation earned in each of the fiscal years noted by our NEOs. Compensation for 2014 and 2015 was paid by former Hertz Holdings while compensation in 2016 was paid by former Hertz Holdings or the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
John P. Tague	2016	1,450,000	—	2,099,996	1,256,278	—	—	271,077	5,077,351
Former Chief Executive Officer	2015	1,450,000	1,305,000	7,294,000	3,160,500	—	—	134,915	13,344,415
	2014	145,000	108,750	—	3,571,000	—	—	51,764	3,876,514
Thomas C. Kennedy	2016	754,808	—	1,637,934	555,000	—	—	18,114	2,965,856
Chief Financial Officer	2015	697,539	945,000	1,959,112	2,000,001	—	—	16,505	5,618,157
	2014	660,000	326,835	1,607,239	—	280,500	—	537,226	3,411,800
Jeffrey T. Foland	2016	850,000	—	1,728,481	555,000	—	—	32,221	3,165,702
Former Chief Revenue Officer	2015	800,962	2,647,500	9,906,040	2,500,004	—	—	171,768	16,026,274
Tyler A. Best	2016	600,000	—	1,215,193	404,999	—	—	82,529	2,302,721
Chief Information Officer	2015	553,846	2,780,000	1,543,625	1,600,002	—	—	78,648	6,556,121
Michel Taride(5)	2016	533,341	—	1,740,023	—	—	693,550	92,263	3,059,177
Group President,	2015	591,710	—	800,007	800,007	319,819	—	104,764	2,616,307
Rent A Car International	2014	633,322	—	1,315,004	—	59,638	663,898	68,809	2,740,671

(1)	The value for each of the years in this Summary Compensation Table reflects the full grant date fair value. These amounts were computed pursuant to FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the note entitled “Stock-Based Compensation” in the notes to our Company’s consolidated financial statements in our 2016 Annual Report. Vesting of the PSUs granted in 2016 were subject to our achievement of certain pre-determined financial performance and operational goals during 2016. The “Stock Awards” column above reflects the grant date fair values of the target number of PSUs that were eligible to vest based on our financial performance goals for 2016–2018, which for accounting purposes is the probable outcome (determined as of the grant date) of the performance-based condition applicable to the grant. Assuming the maximum level of performance achievement (150% of target), the PSU total values for each NEO in 2016 are, respectively: Mr. Tague, $2,925,001, Mr. Kennedy, $1,803,755; Mr. Foland, $1,803,755; Mr. Best, $1,316,251 and Mr. Taride, $1,319,995.

(2)	The amounts shown for Messrs. Kennedy, Foland, Best and Taride reflect the incremental increase in the fair value of outstanding awards as calculated under FASB ASC Topic 718 due to modification of PSUs awarded in 2015. In addition to the grant date fair value of awards shown in “2016 Grant of Plan-Based Awards” below, Mr. Kennedy’s amount reflects an increase of $342,932, Mr. Foland’s amount reflects an increase of $433,479, Mr. Best’s amount reflects an increase of $270,195 and Mr. Taride’s amount reflects an increase of $140,033.

(3)	Amounts include annual changes in the actuarial present value of accumulated pension benefits. The present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our Company’s financial statements. See the note entitled “Employee Retirement Benefits” in the notes to our consolidated financial statements in our 2016 Annual Report. Mr. Taride’s pension value did not increase in 2015. The change in his pension value was $(638,750) (translated in accordance with footnote 5 of this table) for 2015.

Hertz Global Holdings, Inc. 2017 Proxy Statement 37

SUMMARY COMPENSATION TABLE

(4)	Includes the following for 2016:

Name	Personal Use of Aircraft (a)	Personal Use of Car (b)	Other (c)	Perquisites Subtotal	Life Insurance Premiums	Company Match on Plans(d)	Relocation (e)	Tax Assistance (f)	Other (g)	Total Perquisites and Other Compensation
Mr. Tague	160,472	28,840	—	189,312	350	58,000	20,553	2,862	—	271,077
Mr. Kennedy	6,851	9,938	—	16,789	1,325	—	—	—	—	18,114
Mr. Foland	—	15,580	—	15,580	807	—	9,192	6,642	—	32,221
Mr. Best	—	19,604	18,030	37,634	295	44,600	—	—	—	82,529
Mr. Taride	—	4,672	1,344	6,016	3,288	—	—	—	82,959	92,263

(a)	Based on the direct costs of aircraft for each hour of personal use, which is based on the incremental cost of fuel, crew expenses, on-board catering and other, small variable costs. We exclude fixed costs which do not change based on usage from this calculation.

(b)	This amount reflects the cost of depreciation and interest, if applicable for company-provided cars.

(c)	For Mr. Best, reflects the incremental cost related to lodging and transportation expenses for travel between Mr. Best’s home in Michigan and the Company’s technology operations in Oklahoma City. For Mr. Taride, reflects financial planning assistance.

(d)	Amounts represents for Mr. Tague, $10,600 Company match on the 401(k) plan and $47,400 match on the deferred compensation plan and for Mr. Best $44,600 match on the deferred compensation plan.

(e)	Amount represents the incremental costs to the Company for relocation assistance.

(f)	Amount represents tax assistance for relocation assistance.

(g)	For Mr. Taride, this reflects $20,791 in medical payments and $40,930 in payments we made to Mr. Taride in lieu of pension contributions not allowed in excess of legal maximums.

(5)	Amounts for Mr. Taride have been converted from pounds sterling to U.S. dollars at the 12-month average rate of 1.34409 for 2016, 1.52811 for 2015 and 1.64739 for 2014.

38 Hertz Global Holdings, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION

2016 Grants of Plan-Based Awards

The following table sets forth, for each NEO, possible payouts under all non-equity incentive plan awards granted in 2016, all grants of PSUs, stock options and RSUs in 2016 and the grant date fair value of all such awards. All of the equity awards granted in 2016 were granted under the 2008 Omnibus Plan and in connection with the Spin-Off, were converted to the 2016 Omnibus Plan.

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All Other Stock	All Other Option	Exercise Price of Option	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Awards (#)	Awards (#)	Awards ($/Sh.)	Awards(2) ($)
John P. Tague(3)		—	2,175,000	3,480,000
Stock Options(4)	3/3/2016								314,101	9.93	1,256,278
EBITDA PSUs(5)	3/3/2016				52,870	105,740	158,610				1,049,998
EBITDA Margin PSUs(5)	3/3/2016				30,212	60,423	90,635				600,000
NPS PSUs(5)(6)	3/3/2016				22,659	45,317	45,317				449,998
Thomas C. Kennedy		—	1,046,250	1,674,000
Stock Options(4)	3/3/2016								138,764	9.93	555,000
EBITDA PSUs(5)	3/3/2016				32,603	65,206	97,809				647,496
EBITDA Margin PSUs(5)	3/3/2016				18,631	37,261	55,892				370,002
NPS PSUs(5)(6)	3/3/2016				13,973	27,946	27,946				277,504
Jeffrey T. Foland(3)		—	1,147,500	1,360,000
Stock Options(4)	3/3/2016								138,764	9.93	555,000
EBITDA PSUs(5)	3/3/2016				32,603	65,206	97,809				647,496
EBITDA Margin PSUs(5)	3/3/2016				18,631	37,261	55,892				370,002
NPS PSUs(5)(6)	3/3/2016				13,973	27,946	27,946				277,504
Tyler A. Best		—	600,000	900,000
Stock Options(4)	3/3/2016								101,260	9.93	404,999
EBITDA PSUs(5)	3/3/2016				23,792	47,583	71,375				472,499
EBITDA Margin PSUs(5)	3/3/2016				13,595	27,190	40,785				269,997
NPS PSUs(5)(6)	3/3/2016				10,197	20,393	20,393				202,502
Michel Taride		—	645,163	1,032,261
EBITDA PSUs(5)	3/3/2016				24,169	48,338	72,507				479,996
EBITDA Margin PSUs(5)	3/3/2016				12,085	24,169	36,254				239,998
NPS PSUs(5)(6)	3/3/2016				12,085	24,169	24,169				239,998
RSUs(7)	3/3/2016							64,451			639,998

(1)	The amounts in these columns include the “Target” amount for each NEO eligible to receive an award under the EICP at 100% of the target award and the “Maximum” amount for the maximum amount payable to each NEO. The EICP payments are based on API, Relative EBITDA Margin and Customer Satisfaction. The Senior Executive Bonus Plan, under which EICP payments are made, limits the maximum cash incentive bonus payout for our CEO and other participants. The limit is 1% of our Gross EBITDA for a performance period for our CEO and 0.5% of our Gross EBITDA for a performance period for other participants. For 2016, 1% of our Gross EBITDA was $30.2 million and 0.5% of our Gross EBITDA was $15.1 million. The Compensation Committee used its negative discretion not to pay bonuses in 2016. We discuss these awards under the heading “Compensation Discussion and Analysis — Annual Cash Compensation — Annual Cash Incentive Program (EICP).”
(2)	Represents the aggregate grant date fair value, computed pursuant to FASB ASC Topic 718. Please see the note entitled “Stock-Based Compensation” in the notes to the Company’s consolidated financial statements in our 2016 Annual Report for a discussion of the assumptions underlying these calculations.
(3)	In connection with Messrs. Tague’s and Foland’s separation from the Company and Hertz, Messrs. Tague and Foland were not awarded a bonus and all of the equity awards granted in 2016 were not earned and did not vest.
(4)	Time-vested stock options were granted to each NEO other than Mr. Taride. The options will vest 100% on the third anniversary of the date of grant, subject to continued employment. The stock options were granted under the 2008 Omnibus Plan and in connection with the Spin-Off were converted to the 2016 Omnibus Plan. As a result of the Spin-Off, the number and strike price for the stock options were adjusted to reflect to the intrinsic value of the awards following the Spin-Off and are summarized below in the “2016 Outstanding Equity Awards at Year-End” Table.
(5)	As described in the “Compensation Discussion and Analysis” above, the amount of PSUs eligible for vesting is subject in part to our achievement of financial performance and operational performance goals during the 2016-2018 performance period. Based on 2016 Adjusted Corporate EBITDA, Relative EBITDA Margin and Customer Satisfaction performance, 5% (for Messrs. Kennedy and Best) and 6.25% (for Mr. Taride) of the PSUs granted in 2016 were earned, but will vest, if at all, only at the conclusion of the performance period. Additional PSUs may be earned in 2017 for combined 2016-2017 performance and in 2018 for combined 2016-2018 performance. PSUs were granted under the 2008 Omnibus Plan and in connection with the Spin-Off, were converted to the 2016 Omnibus Plan. As a result of the Spin-Off, the number of PSUs were adjusted to reflect to the intrinsic value of the awards following the Spin-Off and are summarized below in the “2016 Outstanding Equity Awards at Year-End” Table.
(6)	In connection with the Spin-Off, the Compensation Committee modified the maximum performance payout for the NPS PSUs. If the NEOs achieve NPS performance goals during the combined 2016-2018 period, they can earn 150% of the target PSUs. No incremental compensation expense was recorded in connection with this change.
(7)	RSUs were granted to Mr. Taride. The RSUs will vest 100% on the third anniversary of the date of grant, subject to continued employment. RSUs were granted under the former Hertz Holdings’ 2008 Omnibus Plan and in connection with the Spin-Off, were converted to the 2016 Omnibus Plan. As a result of the Spin-Off, the number of RSUs were adjusted to reflect to the intrinsic value of the awards following the Spin-Off and are summarized below in the “2016 Outstanding Equity Awards at Year-End” Table.

Hertz Global Holdings, Inc. 2017 Proxy Statement 39

EXECUTIVE COMPENSATION

2016 Outstanding Equity Awards at Year-End

The following table sets forth, for each NEO, details of all equity awards outstanding on December 31, 2016. All of the equity awards reported below were originally granted under the 2008 Omnibus Plan and in connection with the Spin-Off were converted to the 2016 Omnibus Plan.

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised options Exercisable (#)		Number of securities underlying unexercised options Unexercisable (#)		Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(1) ($)	Number of unearned shares, units or other rights that have not vested (#)		Market or payout value of unearned shares, units or other rights that have not vested(1) ($)
John P. Tague	126,168	(2)				90.16	12/31/2019
			126,168	(3)		90.16	6/30/2020
			79,529	(4)		39.36	3/3/2023
										88,317	(5)	1,904,115
										32,019	(4)(9)	690,330
Thomas C. Kennedy	17,636		52,908	(6)		85.29	1/20/2020
			35,015	(7)		39.36	3/3/2023
										9,381	(8)	202,254
										19,744	(9)	425,681
Jeffrey T. Foland	17,594		70,377	(6)		84.34	2/28/2020
			35,015	(7)		39.36	3/3/2023
								44,467(10)	958,709
										11,859	(8)	255,680
										19,744	(9)	425,681
Tyler A. Best	18,970		37,942	(6)		86.60	2/25/2020
			25,551	(7)		39.36	3/3/2023
										7,392	(8)	159,372
										14,408	(9)	310,636
Michel Taride	8,015					38.45	3/4/2020
	10,879					57.86	3/1/2021
	6,422		19,267	(6)		93.09	2/17/2020
								16,263(11)	350,630
										3,990	(8)	86,024
										15,246	(9)	328,704

(1)	Based on the closing market price of the Company’s common stock on December 31, 2016 of $21.56.
(2)	These options represent the Transition Options granted to Mr. Tague and vested on December 31, 2015.
(3)	These options represent the Performance Options granted to Mr. Tague as in 2015. Under the terms of Mr. Tague’s separation agreement, these Performance Options vested on January 2, 2017.
(4)	These options and PSUs were granted in 2016 and were forfeited under the terms of Mr. Tague’s separation agreement on January 2, 2017.
(5)	These awards represent the PSUs granted to Mr. Tague as in 2015 and are reported at target. Under the terms of Mr. Tague’s separation agreement, 60,174 of these PSUs vested on January 2, 2017.
(6)	These options were awarded in 2015 and vest for Mr. Kennedy 25% on each anniversary of the date of grant, for Mr. Best 33⅓% on each anniversary of the date of grant, and for Mr. Taride 25% on each anniversary of the date of grant subject to continued employment. The first tranche of each award vested in the first quarter of 2016. For Mr. Foland, 35,188 options vested on January 19, 2017 and the remaining unvested options were forfeited when Mr. Foland separated from the Company.
(7)	These options were awarded in 2016 and will vest on the third anniversary of the date of grant subject to continued employment. For Mr. Foland, all of the remaining options were forfeited when Mr. Foland separated from the Company.
(8)	The awards reported include the grants of PSUs made in 2015. As discussed above under “Long Term Equity Incentives—PSUs Granted in 2015— Alignment with 2016 PSU Structure”, the performance conditions for the remaining 2015 PSUs were changed in 2016 and will be earned and vest, if at all, based on locked in 2016 performance or combined 2016-2017 performance. The remaining grants are reported at target for the NPS PSUs and threshold for the Adjusted Corporate EBITDA PSUs and EBITDA Margin PSUs. Mr. Foland forfeited the PSUs granted in 2015 upon separation from the Company.
(9)	The awards reported include the grants of PSUs made in 2016. As discussed above under “Long-Term Equity Incentives—Summary of 2016 Award Structure”, the 2016 PSUs will be earned and vest, if at all, based on locked in 2016 performance, combined 2016-2017 performance or combined 2016- 2018 performance. The grants are reported at target for the NPS PSUs and threshold for the Adjusted Corporate EBITDA PSUs and EBITDA Margin PSUs. Messrs. Tague and Foland forfeited the PSUs granted in 2016 upon separation from the Company.
(10)	The awards reported for Mr. Foland include RSUs which were granted in 2015. Under the terms of Mr. Foland’s separation agreement, the RSUs vested on February 28, 2017.
(11)	These awards represent RSUs granted to Mr. Taride in 2016. The RSUs will vest on the third anniversary of the date of grant subject to continued employment.

40 Hertz Global Holdings, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION

2016 Option Exercises and Stock Vested

The following table sets forth, for each NEO, details of any awarded stock options that were exercised and any stock awards that vested in 2016.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
John P. Tague	—	—	—	—
Thomas C. Kennedy	—	—	3,467	83,832
Jeffrey T. Foland	—	—	44,467	2,245,584
Tyler A. Best	—	—	—	—
Michel Taride	—	—	—	—

Pension Benefits

Effective as of December 31, 2014, we stopped providing future benefit accruals under the following plans (the “Previous Plans”):

●	The Hertz Corporation Account Balance Defined Benefit Pension Plan;

●	The Hertz Corporation Benefit Equalization Plan, or “BEP”; and

●	The Hertz Corporation Supplemental Executive Retirement Plan, or “SERP II.”

To replace the Previous Plans, we offered our employees, including the NEOs (other than Mr. Taride), participation in a revised defined contribution plan. Beginning January 1, 2015 the Company increased employer contributions under the Company’s qualified 401(k) savings plan (the “401(k) Plan”) to provide that eligible participants under the 401(k) Plan are eligible to receive a matching employer contribution to their 401(k) Plan account equal to (i) 100% of employee contributions (up to 3% of compensation) made by such participant and (ii) 50% of employee contributions (up to the next 2% of compensation), with the total amount of such matching employer contribution to be completely vested, subject to applicable limits under the Code on compensation that may be taken into account. For a transition period, certain eligible participants under the 401(k) Plan received additional employer contribution amounts to their 401(k) Plan account depending on their years of service and age.

In connection with the replacement of the Previous Plans and the revision of the 401(k) Plan, we adopted a deferred compensation plan, The Hertz Corporation Supplemental Income Savings Plan (the “Savings Plan”), which provides eligible employees, including the NEOs (other than Mr. Taride), the opportunity to defer part of their compensation. The Savings Plan is a deferred compensation plan that provides benefits that cannot be provided in the 401(k) Plan due to Code limitations on compensation. For any deferral elections, the Company will match an amount generally equal to (i) 100% of employee contributions (up to 3% of the compensation that cannot be taken into account under the 401(k) Plan) made by such participant and (ii) 50% of employee contributions (up to the next 2% of compensation that cannot be taken into account under the 401(k) Plan). For a transition period, certain eligible participants under the Savings Plan received additional employer contribution amounts to their Savings Plan account depending on their years of service and age. The match under the Savings Plan is in addition to the match under the 401(k) Plan. The total match that any participant may receive under the 401(k) Plan and the Savings Plan (other than with respect to transition credits) may not exceed the maximum 4% match.

Hertz Global Holdings, Inc. 2017 Proxy Statement	41

EXECUTIVE COMPENSATION

Mr. Taride participates in two retirement plans – the Hertz UK 1972 Pension Plan and the Hertz UK Supplementary Unapproved Pension Scheme, or the “Hertz UK Supplementary Plan.” These two plans provide for, in the case of Mr. Taride, 1/30 of his final salary for each year of service in the plans subject to a maximum of two-thirds of his final salary at the time of his retirement. Under these plans, Mr. Taride has a right to retire at age 60. Due to a transition to a U.K. defined contribution plan in 2011, Mr. Taride is still entitled to his accrued benefits under the plans, but we are no longer providing future benefit accruals.

2016 Pension Plan Table

The following table sets forth, for Michel Taride, the only NEO who participates in a pension plan, the plans in which he participated in 2016, the number of years of credited service in each such plan he had at December 31, 2016, the present value of the accumulated benefit in each such plan at December 31, 2016 and the payments received from such plan during 2016:

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit(1) ($)	Payments during last fiscal year ($)
Michel Taride(2)	Hertz UK Pension Plan	11	2,040,329	—
	Hertz UK Supplemental Plan	11	1,842,747	—

(1)	The present value calculations use the same assumptions (except for retirement and pre-retirement decrements) used for financial reporting purposes and reflect current compensation levels. The assumptions used in the calculations are as follows:

●	Discount Rates —

●	For the Hertz UK Pension Plan and Hertz UK Supplemental Plan: 3.7% as of December 31, 2014, 3.9% as of December 31, 2015 and 2.7% as of December 31, 2016.

●	Mortality Table = SAPS 2(YOB) CMI 2015.

●	Retirement Age = 60 or current age if older (earliest unreduced retirement age).

●	Pre-retirement Decrements = None assumed.

●	Payment Form = Five year certain and life annuity.

Please see the note “Employee Retirement Benefits” in the notes to the Company’s consolidated financial statements in our 2016 Annual Report for a discussion of these assumptions.

(2)	Amounts for Mr. Taride have been converted from pounds sterling to U.S. dollars at the 2016 12-month average rate of 1.34409. Mr. Taride’s number of actual years of service with us is 31.

42	Hertz Global Holdings, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION

2016 Non-Qualified Deferred Compensation Benefits

The following table sets forth, for Messrs. Tague and Best, the only NEOs who participated in the Savings Plan in 2016, the executive contributions, the contributions made by the Company, aggregate earnings (none of which were above market or otherwise preferential) and the aggregate balance on such plans as of December 31, 2016:

Name	Executive Contributions in 2016 ($)(1)	Registrant Contributions in 2016 ($)(2)	Aggregate Earnings in 2016 ($)	Aggregate Withdrawals/ Distributions in 2016 ($)	Aggregate Balance as of December 31, 2016 ($)
John P. Tague	59,250	47,400	3,274	—	109,924
Tyler Best	55,750	44,600	5,330	—	105,680

(1)	The amounts reported for Messrs. Tague and Best in this column are reported under the “Salary” column of the 2016 Summary Compensation table above.

(2)	The amounts in this column are reported as compensation in the “All Other Compensation” table above.

Severance Plan, Employment and Separation Arrangements and Change in Control Agreements

The Company and its subsidiaries have entered into employment agreements and Change in Control Agreements with certain key employees, including certain of the NEOs, to recruit them to our Company and promote stability and continuity of senior management. Information about such agreements is set forth below. All of the agreements referred to below are listed in the Exhibit Index to the Company’s 2016 Annual Report.

Severance Plan for Senior Executives

The Severance Plan for Senior Executives provides benefits to senior executives whose employment is terminated other than terminations of employment that qualify for benefits under the Change in Control Agreements. Messrs. Tague, Kennedy, Foland, Taride and Best and Ms. Marinello were designated as participants in the Severance Plan for Senior Executives and Messrs. Tague and Foland received benefits under the Severance Plan for Senior Executives in connection with their terminations of employment (as discussed below). If any covered executive is terminated for death, “Cause,” or “Permanent Disability” or the covered executive satisfies the conditions for “Retirement” (as those terms are defined in the Severance Plan for Senior Executives) the executive will not be entitled to any benefits under the Severance Plan for Senior Executives. However, if the covered executive is terminated for any other reason, the executive will be or was entitled to the following payments and benefits:

●	a pro rata portion of the annual bonus that would have been payable to the participant, payable at the same time bonuses are paid to other executives;

●	cash payments in the aggregate equal to a multiple (the “severance multiple”), based on the executive’s position, of the executive’s annual base salary in effect immediately prior to the date of termination and the average of the annual bonuses payable to the executive, with respect to the three calendar years preceding the year in which the termination occurs; or, for executives with a one-year or two-year bonus history, by reference to the average annual bonus amounts for such year or years; or, if an executive has not had an opportunity to earn or be awarded one full year’s bonus as of his or her termination of employment, the executive’s target bonus for the year of termination, payable in equal installments over a period of whole and/or partial years equal to the severance multiple. The severance multiple for Mr. Taride is 2.0 and Messrs. Tague, Kennedy, Foland and Best and Ms. Marinello is 1.5;

Hertz Global Holdings, Inc. 2017 Proxy Statement	43

EXECUTIVE COMPENSATION

●	continuation of all medical, health and accident plans (other than disability plans) until the earlier of the end of a number of years following the executive’s termination of employment equal to the severance multiple and the date on which the executive becomes eligible to participate in welfare plans of another employer; and

●	within the period of time from the date of executive’s termination through the end of the year following the date of termination, outplacement assistance up to a maximum of $25,000.

Executives must execute a general release of claims to receive the foregoing severance payments and benefits. The Severance Plan for Senior Executives also contains a confidentiality covenant that extends for 24 months following the executive’s termination of employment and non-competition and non-solicitation covenants that extend for a period of years following the executive’s termination of employment equal to the severance multiple.

If an executive is entitled to severance payments and benefits under the Severance Plan for Senior Executives and a Change in Control Agreement, payments and benefits will be made under the Change in Control Agreement rather than the Severance Plan for Senior Executives.

Employment and Separation Arrangements with John P. Tague

Under the employment agreement between Mr. Tague and the Company, Mr. Tague served as CEO of the Company and Hertz and was entitled to an annual base salary of $1,450,000 and a target annual bonus opportunity of 150% of base salary. In addition, Mr. Tague’s employment agreement, as modified by a letter agreement dated March 31, 2015 and a letter agreement dated June 30, 2015, also awarded Mr. Tague 1,000,000 stock options, 500,000 of which vested on December 31, 2015 through Mr. Tague’s successful selection of a management team and presentation of a business plan. The remaining 500,000 options were eligible to vest based on the achievement of revenue efficiency metrics. In addition, on December 1, 2015, we issued Mr. Tague 350,000 PSUs, which were eligible to vest between 0% and 150% of target based on the achievement of the same revenue efficiency metrics as the Performance Options listed in the preceding sentence.

On December 12, 2016, the Company and Hertz entered into a separation agreement with Mr. Tague, pursuant to which he resigned from all roles at the Company, Hertz and their subsidiaries effective January 2, 2017. The separation constituted a “Good Leaver Termination” under his employment agreement and a “Qualifying Termination” under the Severance Plan for Senior Executives. Accordingly, in exchange for entering into the separation agreement and being bound by certain restrictive covenants contained therein, Mr. Tague became entitled to (i) a severance payment of $3,678,750, payable in equal installments over the 18-month period following his termination of employment, (ii) continued health and welfare insurance benefits for the 18-month period following his termination of employment or the date on which Mr. Tague becomes eligible for comparable health and welfare benefits through a new employer, whichever is earlier, (iii) vesting of 85,963 of the Performance Options and 60,174 of the PSUs referenced in the preceding paragraph, which vesting was prorated based on the portion of the vesting period elapsed as of the date of Mr. Tague’s termination and based on deemed satisfaction of performance goals at the target level, (iv) certain relocation benefits and (v) reimbursement for legal fees associated with the negotiation of the separation agreement. In addition, Mr. Tague agreed to cooperate with us for a period of 18 months with respect to activities that occurred during his tenure at the Company.

Mr. Tague’s employment agreement is filed as exhibit 10.1 to the Form 8-K/A former Hertz Holdings filed on December 22, 2014, Mr. Tague’s letter agreement dated March 31, 2015 is filed as exhibit 10.1 to the Form 8-K former Hertz Holdings filed on April 3, 2015 and Mr. Tague’s letter agreement dated June 30, 2015 is filed as exhibit 10.41 to former Hertz Holdings’ 2014 Form 10-K filed on July 16, 2015. Mr. Tague’s separation agreement is filed as exhibit 10.1 to the Form 8-K the Company filed on December 13, 2016.

44 Hertz Global Holdings, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION

Employment Arrangements with Kathryn V. Marinello

On December 12, 2016 and on March 2, 2017, the Company and Ms. Marinello executed Ms. Marinello’s term sheet and employment agreement, respectively, providing for the terms and conditions of her employment as President and Chief Executive Officer of the Company and Hertz. The employment agreement provides for an annual base salary of $1,450,000, a target annual bonus opportunity of 150% of her annual base salary and sign-on equity awards with a grant date fair value of approximately $5,175,000, allocated 60% in the form of performance options, 10% in the form of restricted shares and 30% in the form of performance shares. The sign-on equity awards are scheduled to vest on December 31, 2019, subject to Ms. Marinello’s continued service through such date and the satisfaction of performance goals related to Adjusted Corporate EBITDA (in the case of the performance options and performance shares) or revenue (in the case of the restricted shares). Ms. Marinello’s sign-on equity awards were granted on March 2, 2017. Following 2017, Ms. Marinello will be eligible to receive equity awards on a basis no less favorable than grants made to other senior executives of the Company. Ms. Marinello also will be eligible to participate in the employee benefit plans offered to other senior executives of the Company. In addition, Ms. Marinello will receive a $10,000 allowance to assist her with shipping personal goods to Florida, a $25,000 payment each January to cover traveling expenses and up to $50,000 to cover expenses incurred in connection with the negotiation of her employment arrangements with the Company.

Under the employment agreement, if Ms. Marinello’s employment were terminated involuntarily by the Company without cause, by Ms. Marinello for good reason or due to death or disability, she would be entitled to vesting of any unvested portion of her sign-on equity awards, which vesting would be determined based on actual performance at the end of the performance period and prorated based on the portion of the vesting period elapsed as of the date of her termination. In addition, upon a termination of employment involuntarily by the Company without cause or by Ms. Marinello for good reason, Ms. Marinello will be eligible for severance benefits under the Severance Plan for Senior Executives (with a severance multiple of 1.5).

The Change in Control Agreement between the Company and Ms. Marinello is substantially consistent with the Change in Control Agreements between the Company and its other executive officers, except it provides for a severance multiple of 2.5 and provides for a reduction in change in control payments to the extent a reduction would place Ms. Marinello in a more favorable after-tax position. In addition to her benefits under the Change in Control Agreement, any sign-on equity awards that remain outstanding following a change in control would be eligible for full vesting (with the payment of severance benefits subject to Ms. Marinello’s execution of a release of claims in favor of the Company and its affiliates). In addition, the employment agreement provides for restrictions on (i) competition and solicitation of employees and customers, clients and distributors of the Company and its affiliates while employed and for two years following termination of employment for any reason; (ii) disclosure of confidential information while employed and perpetually thereafter and (iii) disparaging the Company and its affiliates while employed and perpetually thereafter.

Ms. Marinello’s term sheet is filed as exhibit 10.2 to the Form 8-K the Company filed on December 13, 2016, Ms. Marinello’s employment agreement is filed as exhibit 10.1 to the Form 8-K/A the Company filed on March 7, 2017 and Ms. Marinello’s Change in Control Agreement is filed as exhibit 10.2 to the Form 8-K/A the Company filed on March 7, 2017.

Other Named Executive Officers

Employment Arrangements with Thomas C. Kennedy

On January 20, 2015, former Hertz Holdings and Mr. Kennedy entered into an arrangement whereby it was agreed that (i) Mr. Kennedy’s base salary would be set at $700,000 for 2015, (ii) his target bonus would be set at 135% of his base salary, and (iii) he would receive a 2015 equity award with a value of $4 million. The Compensation Committee, after considering the best interests of the Company, elected to grant Mr. Kennedy

Hertz Global Holdings, Inc. 2017 Proxy Statement 45

EXECUTIVE COMPENSATION

$1,850,000 in equity awards in 2016 and Mr. Kennedy’s arrangements provide that he will be eligible for annual equity grants of $2 million thereafter.

Mr. Kennedy’s compensation letter is filed as exhibit 10.42 to former Hertz Holdings’ 2014 Form 10-K filed on July 16, 2015.

Employment and Separation Arrangements with Jeffrey T. Foland

Under the offer term sheet among Mr. Foland, the Company and Hertz, Mr. Foland served as Senior Executive Vice President and Chief Revenue Officer of the Company and was entitled to an annual base salary of $850,000 and an annual bonus opportunity of no less than 135% (target) or 160% (maximum) of base salary. In order to hire and retain Mr. Foland, we agreed to award him 352,444 RSUs in order to compensate him for awards he was forfeiting with his prior employer. 50% of the RSUs vested on July 12, 2016 and 50% were scheduled to vest on January 12, 2018.

On February 12, 2017, the Company and Hertz entered into a separation agreement with Mr. Foland, pursuant to which he resigned from all roles at the Company, Hertz and their subsidiaries effective February 28, 2017. The separation constituted a “Qualifying Termination” under the Severance Plan for Senior Executives. Accordingly, in exchange for entering into the separation agreement and being bound by certain restrictive covenants contained therein, Mr. Foland became entitled to (i) a severance payment of $2,135,625, payable in equal installments over the 18-month period following his termination of employment, (ii) continued health and welfare insurance benefits for the 18-month period following his termination of employment or the date on which Mr. Foland becomes eligible for comparable health and welfare benefits through a new employer, whichever is earlier, (iii) vesting of 44,467 of the RSUs discussed above, (iv) a pro-rated 2017 bonus based on the number of days Mr. Foland was employed by the Company in 2017 and based on actual performance, (v) up to $25,000 in outplacement benefits and (vi) reimbursement for legal fees associated with the negotiation of the separation agreement. In addition, Mr. Foland agreed to cooperate with us for a period of 18 months with respect to activities that occurred during his tenure at the Company.

Mr. Foland’s term sheet is filed as exhibit 10.40 to former Hertz Holdings’ 2015 Form 10-K filed on February 29, 2016. Mr. Foland’s separation agreement is filed as exhibit 10.1 to the Form 8-K the Company filed on February 10, 2017.

Employment Arrangements with Tyler A. Best

On December 23, 2014, former Hertz Holdings entered into a term sheet with Mr. Best to serve as Executive Vice President and Chief Information Officer of former Hertz Holdings (and later the Company) and Hertz. Mr. Best’s term sheet provided that he would receive for 2015 and thereafter: (i) an annual base salary of $600,000, (ii) a target annual bonus of no less than 100% of base salary and (iii) a maximum annual bonus of 150% of base salary. The Compensation Committee, after considering the best interests of the Company, elected to grant Mr. Best $1,350,000 in equity awards in 2016 and Mr. Best’s arrangements provide that he will be eligible for annual equity grants of $1,600,000 thereafter.

Mr. Best’s term sheet is filed as exhibit 10.39 to former Hertz Holdings’ 2015 Form 10-K filed on February 29, 2016.

Change in Control Agreements

The NEOs and Ms. Marinello have entered into Change in Control Agreements. The Change in Control Agreements will continue to automatically renew for one-year extensions unless we give 15-months’ notice. In the event of a change in control during the term of the Change in Control Agreements, the agreement will remain in effect for two years following the change in control.

46 Hertz Global Holdings, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION

The Change in Control Agreements are “double trigger” agreements, meaning that any payments and benefits are paid only if (i) there is a change in control of the Company and (ii) the covered executive is terminated by us without “cause” or by the covered executive with “good reason,” in either case within two years following the change in control. If this occurs the covered executive will be entitled to the following payments and benefits:

●	a lump sum cash payment reflecting accrued but unpaid compensation equal to the sum of (i) the executive’s annual base salary earned but not paid through the date of termination, (ii) pro-rated annual bonus at target level calculated through the executive’s date of termination, and (iii) all other amounts to which the executive is entitled under any compensation plan applicable to the executive, payable within 30 days of the executive’s termination;

●	a lump sum cash payment equal to a multiple (the “severance multiple”) of the sum of the executive’s annual base salary in effect immediately prior to the termination and the average actual bonuses paid to the covered executive for the three years prior to the year in which the termination occurs, or, for executives without a three-year bonus history, by reference to target levels. The severance multiples are: for Messrs. Tague and Taride and Ms. Marinello, 2.5, for Mr. Kennedy, 2.0 and for Messrs. Foland and Best, 1.5;

●	continuation of all life, medical, dental and other welfare benefit plans (other than disability plans) until the earlier of the end of a number of years following the executive’s termination of employment equal to the severance multiple and the date on which the executive becomes eligible to participate in welfare plans of another employer; and

●	within the period of time from the date of the executive’s termination through the end of the year following the date of termination, outplacement assistance up to a maximum of $25,000.

The foregoing are intended to be in lieu of any other payments and benefits to be made in connection with a covered executive’s termination of employment while the agreements are in effect. Covered executives must execute a general release of claims to receive the foregoing severance payments and benefits. After a change in control, in the event the covered executive’s employment is terminated by reason of death or “Disability,” or the covered executive satisfies the conditions for “Retirement” (as those terms are defined in the Change in Control Agreement) then the executive will not be entitled to any benefits under the Change in Control Agreements and the executive will only be entitled to his or her benefits in accordance with the retirement or benefit plans of the Company in effect. After a change in control, in the event the covered executive’s employment is terminated by reason of “Cause” or by the executive without “Good Reason” (as those terms are defined in the Change in Control Agreement) then the Company shall only pay the executive his or her full base salary at the rate in effect at the time notice of termination was given and shall pay any other amounts according to any other compensation plans or programs in effect.

Our Change in Control Agreements that we have entered into with our U.S.-based NEOs do not contain tax gross-up provisions on any golden parachute excise tax and Mr. Taride is not subject to golden parachute excise taxes.

Each of the Change in Control Agreements also contains a confidentiality covenant that extends indefinitely following the executive’s termination of employment and non-competition and non-solicitation covenants that extend for 12 months following the executive’s termination of employment. In the event that the executive breaches these covenants, the Company is entitled to stop making payments to the executive and seek injunctive relief in certain circumstances.

Hertz Global Holdings, Inc. 2017 Proxy Statement 47

EXECUTIVE COMPENSATION

Treatment of EICP Payments and Equity Compensation upon a Termination or a Change in Control

The following chart generally summarizes the treatment of EICP payments and equity compensation for each of our NEOs under the Senior Executive Bonus Plan and the awards outstanding under the 2016 Omnibus Plan as of December 31, 2016.

Award	Death/Disability	Voluntary	Retirement	With Cause	Without Cause	Change In Control If Not Assumed/ Substituted(1)
EICP	Forfeit(2)	Forfeit(2)	Forfeit(2)	Forfeit(2)	Pro-rata(3)	Pro-rata
Options	Unvested vest	Forfeit unvested	Pro-rata	Forfeit all	Forfeit unvested	Unvested vest
PSUs	Pro-rata	Forfeit unvested	Pro-rata	Forfeit unvested	Forfeit unvested	Unvested vest
Other Outstanding Awards	Unvested vest	Forfeit unvested	Pro-rata	Forfeit unvested	Forfeit unvested	Unvested vest

(1)	The terms of the 2016 Omnibus Plan contain “double-trigger” provisions in the event of a change in control. If the options or PSUs and RSUs are exchanged for or replaced by a substitute award, then the awards will not automatically vest upon a change in control. However, if a change in control occurs and the awards are not exchanged or replaced, all options shall immediately become exercisable, the restriction period on all restricted stock units shall lapse immediately prior to such change in control, and outstanding PSUs and RSUs issued to our NEOs generally vest.

(2)	Assumes that employment ends prior to the end of the fiscal year of the Company under the Senior Executive Bonus Plan.

(3)	Amount is payable under the Severance Plan for Senior Executives.

Payments upon Termination or Change in Control

The following tables outline the value of payments and benefits that each NEO (other than Messrs. Tague and Foland, who received termination benefits as outlined above) would receive under the various termination scenarios described above based on if (i) the termination occurred on December 31, 2016, (ii) all stock awards were paid out at $21.56, the closing price of the Company’s common stock on December 31, 2016, (iii) for the applicable change in control, the termination occurred following the change in control (“double trigger”) and (iv) the Compensation Committee took no further actions for any given award except as set forth under the applicable plan. In addition, the participant’s 401(k) Plan (if any) amounts are excluded from the below tables, except to the extent that there are any enhancements as a result of the applicable termination event.

48 Hertz Global Holdings, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION

Thomas C. Kennedy

Benefit	Termination For Cause ($)	Termination Without Cause ($)		Termination by reason of Retirement ($)	Termination by reason of Death, Disability ($)		Termination following a Change in Control ($)
Severance payment	—	1,775,250		—	—		2,367,000
Bonus	—	0	(1)	—	—		1,046,250
Continued benefits	—	12,873		—	—		19,940	(2)
Outplacement	—	25,000		—	—		25,000
Life Insurance Payment	—	—		—	775,000	(3)	—
Payment for Outstanding PSUs	—	—		—	337,586	(4)	1,046,522
Total	—	1,813,123		—	1,112,586		4,504,712

(1)	Reported as actual bonus paid for 2016.

(2)	Includes life insurance benefits in addition to healthcare benefits for covered period.

(3)	Life insurance payment only payable upon death.

(4)	Represents the incremental vesting value of outstanding awards which vest in the event of death or disability.

Tyler A. Best

Benefit	Termination For Cause ($)	Termination Without Cause ($)		Termination by reason of Retirement ($)	Termination by reason of Death, Disability ($)		Termination following a Change in Control ($)
Severance payment	—	1,485,000		—	—		1,800,000
Bonus	—	0	(1)	—	—		600,000
Continued benefits	—	12,648		—	—		13,554	(2)
Outplacement	—	25,000		—	—		25,000
Life Insurance Payment	—	—		—	600,000	(3)	—
Payment for Outstanding PSUs	—	—		—	253,502	(4)	783,275
Total	—	1,522,648		—	853,502		3,221,829

(1)	Reported as actual bonus paid for 2016.

(2)	Includes life insurance benefits in addition to healthcare benefits for covered period.

(3)	Life insurance payment only payable upon death.

(4)	Represents the incremental vesting value of outstanding awards which vest in the event of death or disability.

Hertz Global Holdings, Inc. 2017 Proxy Statement	49

EXECUTIVE COMPENSATION

Michel Taride

Benefit	Termination For Cause ($)	Termination Without Cause ($)		Termination by reason of Retirement ($)	Termination by reason of Death, Disability ($)		Termination following a Change in Control ($)
Severance payment	—	1,178,172		—	—		1,472,716
Bonus	—	0	(1)	—	—		586,848
Continued benefits	—	50,838		—	—		71,025	(2)
Outplacement	—	25,000		—	—		25,000
Life Insurance Payment	—	—		—	1,956,160	(3)	—
Retiree Car Benefit(4)	—	303,000		303,000	303,000		303,000
Payment for Outstanding RSUs(5)	—	—		87,658	350,630		350,630
Payment for Outstanding PSUs(5)	—	—		131,494	178,064		663,552
Total	—	1,557,010		522,152	2,787,854		3,472,771

(1)	Reported as actual bonus paid for 2016.

(2)	Includes life insurance benefits in addition to healthcare benefits for covered period.

(3)	Life insurance payment only payable upon death.

(4)	Value represents maximum amount of retiree car benefits in the event of disability. In the event of death, Mr. Taride’s spouse would be eligible for car privileges at an amount below the maximum amount.

(5)	Represents the incremental vesting value of outstanding awards which vest in the event of the specified termination event.

Note: All amounts shown for Mr. Taride have been converted to U.S. Dollars from pounds sterling at the spot exchange rate of 1.2226.

50	Hertz Global Holdings, Inc. 2017 Proxy Statement

DIRECTOR COMPENSATION

Director Compensation

The Board believes that a significant portion of non-employee director compensation should align director interests with the interests of the Company’s stockholders. As a result, the Company’s Board has approved the Hertz Global Holdings, Inc. Directors Compensation Policy (the “Director Compensation Policy”), pursuant to which our non-employee directors were entitled to the compensation detailed below in respect of 2016. The Director Compensation Policy was originally adopted by the former Hertz Holdings Board and subsequently adopted by the Company’s Board in connection with the Spin-Off. In determining the amounts under the Director Compensation Policy, the Nominating and Governance Committee, with the input of FW Cook, reviewed director compensation at 54 peer companies with annual revenues similar to the Company’s annual revenue. After considering the peer compensation amounts, as well as the Company’s corporate structure and the responsibilities of directors, the Nominating and Governance Committee positioned the total cash and equity compensation at the median of the 54-company peer group.

Board/Committee	2016 Non-Employee Director Compensation
Board	●	Annual Cash Retainer:	$85,000	●	Restricted Stock Unit Grant:	$125,000
Audit	●	Annual Chair Fee:	$35,000	●	Annual Member Fee:	$17,500
Compensation	●	Annual Chair Fee:	$30,000	●	Annual Member Fee:	$15,000
Financing	●	Annual Chair Fee:	$25,000	●	Annual Member Fee:	$12,500
Nominating and Governance	●	Annual Chair Fee:	$25,000	●	Annual Member Fee:	$12,500
Technology	●	Annual Chair Fee:	$25,000	●	Annual Member Fee:	$12,500

●	For 2016, our Board determined that in light of Ms. Fayne Levinson’s increased responsibilities as Independent Non-Executive Chair, she was entitled to receive an additional annual fee of $350,000, payable in the form of shares of common stock of the Company. For 2017, our Board decreased the annual fee to be paid to the Independent Non-Executive Chair to $250,000, payable in the form of shares of common stock of the Company. Under the terms of the 2016 Omnibus Plan, no non-employee director shall receive compensation in excess of $750,000 in any calendar year. Under the Director Compensation Policy, if a Lead Director is appointed, then he or she is entitled to receive an additional $100,000 annual cash retainer in addition to the fees listed above. Because the Board has appointed an Independent Non-Executive Chair, the Company has not appointed a Lead Director.

●	Cash fees or fees paid in shares of Company common stock for Board and committee service are payable quarterly in arrears. A director may elect, annually in advance, to receive shares of the Company’s common stock having the same fair market value in lieu of such cash fees. A director may elect to receive shares of phantom stock rather than receiving cash fees if the requirements for such deferral are satisfied under applicable tax law. Any director electing to receive phantom shares would receive actual shares of the Company’s common stock on the earlier of separation from service and a change in control of the Company. Any fee that a director elected to defer would be credited to the director’s stock account and deemed invested in a number of phantom shares equal to the number of shares of common stock that would otherwise have been delivered.

●	The restricted stock units are granted to directors after the Company’s annual stockholder meeting and have an equivalent fair market value to such dollar amount on the date of grant. Provided the director is still serving on our Board, these restricted stock units vest on the business day immediately preceding the Company’s next annual meeting of stockholders. Our non-employee directors are subject to stock ownership requirements as discussed under “Stock Ownership Guidelines and Hedging Policy–Stock Ownership Guidelines” above.

Hertz Global Holdings, Inc. 2017 Proxy Statement	51

DIRECTOR COMPENSATION

●	We also reimburse our directors for reasonable and necessary expenses they incur in performing their duties as directors, and our directors are entitled to free worldwide car rentals. Any non-employee director who serves for at least five years will, after retirement from such service as a director, be eligible for Hertz #1 Club Platinum Card status and free worldwide car rentals up to a maximum of 90 days each year for fifteen years after his or her retirement.

For services rendered during the year ended December 31, 2016, our non-employee directors received the following compensation:

2016 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
David A. Barnes	63,750	125,000	188,750
Carl T. Berquist(4)(5)(6)	114,375	125,000	239,375
Michael J. Durham(5)	128,208	125,000	253,208
Carolyn N. Everson(4)(6)	118,750	125,000	243,750
Vincent J. Intrieri(4)(6)	108,750	125,000	233,750
Henry R. Keizer	126,250	125,000	251,250
Michael F. Koehler(5)	63,750	0	63,750
Linda Fayne Levinson(5)	489,976	125,000	614,976
Samuel J. Merksamer	103,750	125,000	228,750
Daniel A. Ninivaggi	106,250	125,000	231,250

(1)	All compensation is for services rendered as directors for service on the former Hertz Holdings Board and the Company’s Board, including annual retainer fees and committee and chair fees (whether payable in cash or in shares of common stock) as set forth above.

(2)	The value disclosed is the aggregate grant date fair value of 14,934 RSUs of former Hertz Holdings granted to each director. The grant date fair value was computed pursuant to FASB ASC Topic 718 and the awards were issued on May 18, 2016. Assumptions used in the calculation of these amounts are included in the Note on Stock-Based Compensation to the Notes to our consolidated financial statements included in the 2016 Annual Report. The total number of RSUs was adjusted in accordance with the Employee Matters Agreement to 3,768 RSUs of the Company.

(3)	In addition to the RSUs reported above in footnote 2, Mr. Berquist and Mr. Durham each owned 5,890 options as of December 31, 2016. As of December 31, 2016, Mr. Berquist owned 1,884 phantom shares, Ms. Everson owned 1,846 phantom shares and Mr. Intrieri owned 1,699 phantom shares.

(4)	Elected to receive fees that would otherwise be payable in cash in the form of phantom shares.

(5)	Ms. Fayne Levinson and Messrs. Berquist and Durham resigned from the Company’s Board on January 2, 2017. Mr. Koehler did not stand for reelection in 2016.

(6)	In connection with the Spin-Off, the phantom shares previously issued to Messrs. Berquist and Intrieri and Ms. Everson were settled for shares of the Company’s common stock.

52 Hertz Global Holdings, Inc. 2017 Proxy Statement

Annual Meeting Proposals: Say on Pay

PROPOSAL 2: APPROVAL, BY A NON-BINDING ADVISORY VOTE,
OF THE NAMED EXECUTIVE OFFICERS’ COMPENSATION

We are offering you a non-binding, advisory vote to approve the compensation of our NEOs, as disclosed in the Compensation Discussion and Analysis and the related narrative and tabular disclosures, also known as a “Say on Pay” vote.

As detailed in the Compensation Discussion and Analysis, we have designed our compensation programs, among other things, to: (i) properly incentivize our NEOs to accomplish our short- and long-term objectives, (ii) be in line with similar pay practices and overall compensation levels at other, similarly-situated companies, (iii) reward our NEOs for not only their individual performance, but the performance of their business unit and the Company overall and (iv) hire and retain our NEOs. In addition, as further detailed in the Compensation Discussion and Analysis, we continually revise our pay practices to be in line with market practices and compensation norms.

Accordingly, you may cast an advisory vote on the following resolution at the 2017 annual meeting:

“RESOLVED, that the compensation awarded to the named executive officers as disclosed in the Compensation Discussion and Analysis, Summary Compensation Table and related tabular and narrative disclosures in this proxy statement is hereby APPROVED.”

Effect of Proposal

The effect of the Say on Pay vote is advisory only and non-binding. However, the Board and Compensation Committee will consider the results of the vote in determining the compensation of our NEOs and our compensation programs generally. The Board values the opinions of our stockholders and is committed to considering their opinions in making decisions. If any stockholder wishes to communicate with the Board regarding executive compensation, the Board can be contacted using the procedures outlined in “Stockholder Communications with the Board” set forth in this proxy statement.

Required Vote to Approve the Proposal

A majority of shares present and entitled to vote is required to approve the proposal. Under applicable Delaware law, abstentions are counted as shares entitled to vote at the annual meeting and therefore will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

The Board recommends a vote FOR approval, by a non-binding advisory vote, of the named executive officers’ compensation.

Hertz Global Holdings, Inc. 2017 Proxy Statement 53

ANNUAL MEETING PROPOSALS: SAY ON FREQUENCY

PROPOSAL 3: APPROVAL, BY A NON-BINDING ADVISORY VOTE, ON THE FREQUENCY OF
FUTURE VOTES ON THE NAMED EXECUTIVE OFFICERS’ COMPENSATION

As a public company, the Company must offer its stockholders a non-binding, advisory vote, at least once every six years, on the frequency of the Say on Pay vote, also known as “Say on Frequency.” Stockholders can vote for Say on Pay votes to be conducted every year, every two years, every three years or may abstain from voting.

After consideration of the various arguments for each frequency, the Board recommends that Say on Pay votes should be held every year as a good governance measure and to afford our stockholders the opportunity to provide feedback about our compensation programs annually.

Effect of Proposal

The effect of the Say on Frequency vote is advisory and non-binding. The frequency which obtains the most votes, whether one, two or three years, will not obligate the Company or the Board to adopt such frequency. However, the Board will consider the results of the vote in determining the eventual frequency. The Board values the opinions of our stockholders and is committed to considering their opinions in making decisions. If any stockholder wishes to communicate with the Board regarding executive compensation, the Board can be contacted using the procedures outlined in “Stockholder Communications with the Board” set forth in this proxy statement.

The Board recommends a vote FOR the option of “1 Year”
for future advisory votes on executive compensation.

54 Hertz Global Holdings, Inc. 2017 Proxy Statement

ANNUAL MEETING PROPOSALS: APPROVAL OF 2016 OMNIBUS PLAN

PROPOSAL 4: APPROVAL OF THE HERTZ GLOBAL HOLDINGS, INC. 2016
OMNIBUS INCENTIVE PLAN

Background on Proposal

We are asking our stockholders to approve the 2016 Omnibus Plan in order to approve the specific terms of the 2016 Omnibus Plan and to preserve tax deductibility under Section 162(m) of the Code. Approving the 2016 Omnibus Plan will allow the Compensation Committee to make awards that qualify as performance-based compensation under the terms of Section 162(m).

The Company’s sole stockholder originally approved our 2016 Omnibus Plan prior to the Spin-Off, when our Company was a subsidiary of former Hertz Holdings. A description of the material provisions of the 2016 Omnibus Plan is set forth below. The statements made in this Proposal 4 concerning terms and provisions of the 2016 Omnibus Plan are summaries and do not purport to be a complete recitation of the 2016 Omnibus Plan provisions. These statements are qualified in their entirety by express reference to the full text of the 2016 Omnibus Plan, a copy of which is attached to this proxy statement as Annex B and is incorporated by reference herein.

If we do not obtain the approval of the 2016 Omnibus Plan, we may continue to grant awards under the 2016 Omnibus Plan in accordance with its current terms, including nondeductible awards that no longer qualify as performance-based compensation under Section 162(m).

Highlights of the 2016 Omnibus Plan

The terms of the 2016 Omnibus Plan are substantially similar to former Hertz Holdings’ 2008 Omnibus Plan, including the following features:

●	no re-pricing of options without stockholder approval;

●	material amendments require stockholder approval;

●	double-trigger change in control vesting;

●	administered by an independent committee of directors; and

●	awards subject to clawback.

In addition, the 2016 Omnibus Plan contains some new and revised features, including:

●	limitation on non-employee director pay of $750,000 per calendar year;
●	revised grant limitations on options, stock appreciation rights, performance stock and performance stock units; and

●	share reserve reflecting both the awards converted in connection with the Spin-Off and awards to be granted going forward.

Determination of the Number of Shares under the 2016 Omnibus Plan

In May 2016, former Hertz Holdings’ Compensation Committee, with the input of the independent consultant, FW Cook determined the number of shares available for grant as 6,600,000 plus the number of shares to be converted to awards under the 2016 Omnibus Plan in connection with the Spin-Off. In setting this share reserve, the Compensation Committee took into account the following factors:

●	a range of capitalization scenarios for the Company following the Spin-Off;

●	the desire for the 2016 Omnibus Plan to contain a share reserve lasting multiple years based on assumed equity granting practices after the Spin-Off;

●	the potential dilution based on post Spin-Off trading prices of the Company’s common stock and how the dilution under a range of authorized shares compared to peer dilution; and

●	assumed conversion ratios before the Spin-Off.

The Compensation Committee used a number of assumptions in determining the total number of shares available for grant under the 2016 Omnibus Plan and believes that these assumptions were reasonable at the time of determination.

Hertz Global Holdings, Inc. 2017 Proxy Statement 55

ANNUAL MEETING PROPOSALS: APPROVAL OF 2016 OMNIBUS PLAN

For more information about the number of shares and limitations under the 2016 Omnibus Plan, see “Summary of the 2016 Omnibus Plan—Shares Available for Issuance” below.

Summary of the 2016 Omnibus Plan

Administration and Eligibility

The 2016 Omnibus Plan is administered by the Compensation Committee or its designee. Current or prospective employees, non-employee directors or consultants of the Company and its subsidiaries are eligible to receive awards of common stock, stock options, stock appreciation rights, performance stock, performance stock units, performance units, restricted stock, restricted stock units or deferred stock units at the Compensation Committee’s discretion. As of April 3, 2017, there are approximately 345 employees and 6 non-employee directors eligible to receive awards under the 2016 Omnibus Plan. Subject to applicable law, the Compensation Committee may delegate to an officer, director or group of officers or directors of the Company or its affiliates some or all of its authority under the 2016 Omnibus Plan with respect to participants who are not our executive officers.

Shares Available for Issuance

As of April 3, 2017, 9,277,723 shares were authorized for issuance under the 2016 Omnibus Plan. As of April 3, 2017, 4,929,174 shares remained available for awards under the 2016 Omnibus Plan. A participant may receive a maximum of 1,000,000 stock options or stock appreciation rights and 1,000,000 shares of performance stock or performance stock units in any 36-month period. The maximum dollar amount of cash that may be earned by an individual in connection with the grant of performance units during any calendar year may not exceed $7,500,000. Under the terms of the 2016 Omnibus Plan, no non-employee director shall receive in excess of $750,000 of compensation in any calendar year. Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of common stock will be available again under the 2016 Omnibus Plan, other than replacement awards or distribution awards. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the

Company’s direct or indirect ownership of a subsidiary or affiliate of the Company, stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, or any other similar event, the Compensation Committee will adjust the shares available under the 2016 Omnibus Plan and any outstanding awards to reflect the event and preserve the intrinsic value of the awards. Under the 2016 Omnibus Plan, the Compensation Committee is not permitted to reduce the exercise price of outstanding options or the base price of outstanding stock appreciation rights or grant any new award or cash payment in substitution or upon cancellation of options or stock appreciation rights for any other reason, unless the adjustment is approved by our stockholders or in accordance with the preceding sentence.

Amendment or Termination

The Board or Compensation Committee may terminate, amend or suspend the 2016 Omnibus Plan at any time. The 2016 Omnibus Plan will continue in effect until the 10 year anniversary of the date of the latest stockholder approval of the 2016 Omnibus Plan, if not earlier terminated by the Board or Compensation Committee. An amendment to the 2016 Omnibus Plan will be submitted for stockholder approval to the extent required by the Code or other applicable laws, rules or regulations or if the amendment will (i) materially increase the benefits under the 2016 Omnibus Plan, (ii) materially increase the number of shares of our Company’s common stock subject to the 2016 Omnibus Plan or the individual award limitations set forth in the 2016 Omnibus Plan, other than for antidilutive purposes, (iii) modify the restrictions on repricing set forth in the 2016 Omnibus Plan or (iv) materially modify the requirements for participation in the 2016 Omnibus Plan.

Section 162(m) of the Code

Section 162(m) places a limit of $1,000,000 on the amount that we may deduct in any one taxable year for compensation paid to each of our “covered employees.” Our covered employees consist of our Chief Executive Officer and our other three most

56 Hertz Global Holdings, Inc. 2017 Proxy Statement

ANNUAL MEETING PROPOSALS: APPROVAL OF 2016 OMNIBUS PLAN

highly-paid executive officers--other than our Chief Financial Officer. However the $1,000,000 limitation on deductibility does not apply to “performance-based” compensation as that term is defined under Section 162(m).

In order for compensation to qualify as “performance-based,” among other requirements, the material terms of the performance goals of the plan under which the compensation will be paid must be disclosed and approved by stockholders if the company’s compensation committee (or similar committee) has retained the discretion to set and determine the relevant performance goals on a year-to-year basis. Because our Compensation Committee has retained and used its discretion in setting the performance metrics and targets from year-to-year, we are seeking approval of the 2016 Omnibus Plan to preserve our ability to deduct performance-based compensation that may be made in the future.

The performance goals and discussion of federal income tax consequences for performance-based awards contained in this proposal should not be viewed as a guarantee that we can or will seek to deduct all compensation paid pursuant to any award under the 2016 Omnibus Plan. Not all awards made by the Compensation Committee are intended to qualify, or if intended to qualify, will qualify as performance-based compensation or otherwise be deductible. In addition, because of the fact-based nature of the performance- based compensation exception under Section 162(m) we cannot guarantee that the awards intended to qualify as performance-based compensation under the 2016 Omnibus Plan will qualify for the “performance-based compensation” exception under Section 162(m). The Compensation Committee reserves the ability to make or administer awards and other compensation under the 2016 Omnibus Plan that does not qualify for tax deductibility under Section 162(m).

Performance Goals

As described above, certain awards under the 2016 Omnibus Plan may be subject to performance objectives. Performance objectives applicable to awards intended to qualify as performance-based compensation under Section 162(m) will be based on the relative or comparative achievement of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/ or maintenance of share price; market share; gross profits; earnings (including adjusted pre-tax earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; total net cash flow; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to customer satisfaction, research, development, products or projects and recruiting and maintaining personnel. Performance objectives under the 2016 Omnibus Plan may be established on a company-wide basis or with respect to one or more business units or divisions, or subsidiaries.

The foregoing objectives may exclude any or all items that are unusual in nature or infrequently occurring as determined under Generally Accepted Accounting Principles in the United States of America (“GAAP”) and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the most recent report filed with the SEC including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes. Under the 2016 Omnibus Plan, the Compensation Committee is not permitted to exercise its discretion with respect to performance objectives for awards to covered executives intended to be performance-based compensation under Section 162(m) of the Code if doing so (or if the ability to do so) would cause the award to fail to qualify as “performance-based” compensation under Section 162(m) of the Code.

Hertz Global Holdings, Inc. 2017 Proxy Statement 57

ANNUAL MEETING PROPOSALS: APPROVAL OF 2016 OMNIBUS PLAN

Stock Options and Stock Appreciation Rights

Options granted under the 2016 Omnibus Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-statutory stock options. The grant date of options granted under the 2016 Omnibus Plan will be the date the options are awarded by the Compensation Committee or a future date determined by the Compensation Committee. Except in the case of replacement awards or distribution awards, options will have an exercise price per share that is no less than the fair market value (as defined in the 2016 Omnibus Plan) of a share of common stock on the option grant date.

Options under the 2016 Omnibus Plan will vest based on a minimum period of service or the occurrence of certain events, as determined by the Compensation Committee. No option will remain exercisable beyond 10 years after its grant date.

Stock appreciation rights may be granted to participants in tandem with options or on their own. Unless otherwise determined by the Compensation Committee at or after the grant date, tandem stock appreciation rights will have substantially similar terms as the options with which they are granted. The grant date of stock appreciation rights granted under the 2016 Omnibus Plan will be the date the stock appreciation rights are awarded by the Compensation Committee or a future date determined by the Compensation Committee. Free-standing stock appreciation rights will vest based on a minimum period of service or the occurrence of events, as determined by the Compensation Committee. No stock appreciation right will remain exercisable longer than 10 years after its grant date.

Unless otherwise determined by the Compensation Committee at or after the grant date, in the event of a participant’s death or disability, the participant’s unvested options or stock appreciation rights will vest and all of the participant’s options and stock appreciation rights will remain exercisable until the first anniversary of the participant’s termination of employment (or the expiration of the award’s term, whichever is earlier). If a participant’s employment is terminated for cause, all of the participant’s options and stock appreciation rights will immediately be forfeited and canceled. If a participant’s employment is terminated without cause or as a result of retirement, then the participant may exercise any options and stock appreciation rights that are exercisable on the date of such termination until the earlier of (i) the 90th day following the date of such termination or, if later, the 90th day following expiration of any blackout period in effect with respect to such options or stock appreciation rights, and (ii) the expiration of the term of such options or stock appreciation rights, and any options and stock appreciation rights that are not exercisable upon the participant’s termination or retirement shall be forfeited and canceled as of the date of such termination; provided that, in the case of a participant’s termination as a result of retirement, if the Compensation Committee requests and the participant agrees to execute a release of claims and be bound by certain restrictive covenants, then the participant’s options and stock appreciation rights may be exercised over a longer period (but no later than the expiration of the award’s term). Unless otherwise determined by the Compensation Committee at or after the grant date, upon a termination of a participant’s employment for any other reason, the participant may exercise any vested options or stock appreciation rights until the earlier of (i) the 30th day following the participant’s date of termination or, if later, the 30th day following the expiration of any blackout period in effect with respect to the options or stock appreciation rights or (ii) the expiration of the award’s term.

Performance Stock, Performance Stock Units, Performance Units

Performance stock is common stock of the Company that is subject to forfeiture until predetermined performance conditions have been achieved. A performance stock unit is a contractual right to receive a stated number of shares of common stock, or if provided by the Compensation Committee on or after the grant date, cash equal to the fair market value of such shares of common stock or any combination of shares of common stock and cash having an aggregate fair market value equal to such stated number of shares of common stock, which right is forfeitable until the achievement of predetermined performance conditions. A performance unit is a contractual right to receive a cash-denominated award, payable in cash or shares of common stock or a combination thereof, which right is forfeitable until the achievement of predetermined performance conditions.

58 Hertz Global Holdings, Inc. 2017 Proxy Statement

ANNUAL MEETING PROPOSALS: APPROVAL OF 2016 OMNIBUS PLAN

The grant date of any performance stock, performance stock units or performance units granted under the 2016 Omnibus Plan will be the date on which such performance stock, performance stock units or performance units are awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine. Performance stock, performance stock units and performance units granted under the 2016 Omnibus Plan will vest based on the achievement of pre-determined performance goals over performance periods determined by the Compensation Committee or upon the occurrence of certain events, as determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at or after the grant date, in the event of a participant’s death or disability, a pro-rata portion of the participant’s performance stock, performance stock units and performance units will vest to the extent performance goals are achieved at the end of the performance period.

Unless otherwise determined by the Compensation Committee at or after the grant date, upon a termination of employment for any other reason, all outstanding performance stock, performance stock units and performance units held by the participant will be immediately canceled, provided that if the termination of employment is the result of retirement, and the Compensation Committee requests and the participant agrees to execute a release of claims and be bound by certain restrictive covenants, then, so long as the participant complies with the covenants in its agreement, a pro-rata portion of the participant’s performance stock, performance stock units and performance units will vest to the extent performance goals are achieved at the end of the performance period.

Restricted Stock, Restricted Stock Units and Share Awards

Restricted stock is common stock of the Company that is subject to forfeiture until vested. A restricted stock unit is a contractual right to receive a stated number of shares of common stock, or if provided by the Compensation Committee on or after the grant date, cash equal to the fair market value of such shares of common stock or any combination of shares of common stock and cash having an aggregate fair market value equal to such stated number of shares of common stock, that is subject to forfeiture until vested. Share awards are awards of unrestricted common stock.

The grant date of any restricted stock or restricted stock unit under the 2016 Omnibus Plan will be the date on which such restricted stock or restricted stock units are awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine. Unless otherwise determined by the Compensation Committee at or after the grant date, in the event of a participant’s death or disability, a pro-rata portion of the participant’s restricted stock and restricted stock units will vest, and the remainder will be forfeited. Unless otherwise determined by the Compensation Committee at or after the grant date, upon a termination of employment for any other reason, any unvested restricted stock or restricted stock units of the participant will be canceled. Share awards are granted by the Compensation Committee upon terms and conditions determined by the Compensation Committee in its discretion.

Deferred Stock Units

Each deferred stock unit granted under the 2016 Omnibus Plan represents the contractual right to receive a stated number of shares of common stock or, if provided by the Compensation Committee on or after the grant date, cash equal to the fair market value of such shares of common stock or any combination of shares of common stock and cash having an aggregate fair market value equal to such stated number of shares of common stock, on a specified future date. The grant date of any freestanding deferred stock units under the 2016 Omnibus Plan will be the date on which such freestanding deferred stock units are awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine. Deferred stock units may be granted by the Compensation Committee independent of other awards or compensation, or to the extent permitted by law and subject to the terms and conditions the Compensation Committee determines, they may be received at the participant’s election instead of cash compensation. Generally, upon a participant’s termination of employment other than for cause, the

Hertz Global Holdings, Inc. 2017 Proxy Statement 59

ANNUAL MEETING PROPOSALS: APPROVAL OF 2016 OMNIBUS PLAN

Company will issue to the participant the shares of common stock underlying any of the participant’s deferred stock units. If a participant’s employment terminates for cause, any deferred stock units granted independently by the Compensation Committee will be immediately canceled.

Change in Control

Upon the occurrence of a change in control of the Company (as defined in the 2016 Omnibus Plan), unless outstanding awards are honored, assumed or substituted with alternative awards that provide substantially similar terms, conditions and economic value to the substituted awards, or unless otherwise determined by the Compensation Committee at or after the grant date, all awards will immediately become exercisable and any restrictions related to the awards will lapse, provided, that, at the discretion of the Compensation Committee (as constituted immediately prior to the change in control) each option, stock appreciation right, restricted stock unit and/or deferred stock unit may be canceled in exchange for an amount of cash calculated pursuant to the 2016 Omnibus Plan. Notwithstanding the foregoing, the Compensation Committee may, in its discretion, instead terminate any outstanding options or stock appreciation rights if either the Company provides holders of such options and stock appreciation rights with reasonable advance notice to exercise their outstanding and unexercised options and stock appreciation rights, or the Compensation Committee reasonably determines that the change in control price (as defined in the 2016 Omnibus Plan) is equal to or less than the exercise price for such options or stock appreciation rights.

Forfeiture

Unless otherwise determined by the Compensation Committee, participants will be subject to confidentiality, non-competition and non-solicitation covenants during the period commencing with a participant’s employment and continuing until the one year period following the later of the participant’s termination of employment and the expiration of any post-termination exercise period. If the participant violates any of these covenants during the protected period, any unexercised options, stock appreciation rights, outstanding performance stock, performance stock units, performance units, restricted stock or restricted stock units will be forfeited as of the date the violation occurred. The participant must also pay to the Company any financial gain on options or stock appreciation rights exercised or performance stock, performance stock units, performance units, restricted stock or restricted stock units vesting, or share awards granted, in the twelve month period prior to the violation.

In addition, an award may also require that a participant forfeit or repay any or all of an award under the 2016 Omnibus Plan during the three year period prior to a financial restatement. In addition, all awards granted under the 2016 Omnibus Plan are subject to the Company’s compensation recovery policy.

New Plan Benefits

The benefits or amounts that individuals will receive in the future under the 2016 Omnibus Plan are not determinable because the Compensation Committee has the discretion to grant awards. In 2016, the NEOs were granted awards for approximately 358,683 shares. In 2016, the current executive officers as a group were granted awards for approximately 419,533 shares, employees as a group were granted awards for approximately 496,247 shares and non-employee directors were granted awards for approximately 55,142 shares.

Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of 2016 Omnibus Plan awards under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such awards are complex and the following discussion of tax consequences is necessarily general in nature. In addition, applicable statutory provisions are subject to change, as is the interpretation of those provisions, possibly with retroactive effect, This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the 2016 Omnibus Plan, nor does it address state, local, or non-U.S. taxes.

Options

The grant of an option under the 2016 Omnibus Plan will generally not give rise to any tax consequences for the participant or the Company. The exercise of options and the disposition of common stock received on exercise of options is discussed below.

60 Hertz Global Holdings, Inc. 2017 Proxy Statement

ANNUAL MEETING PROPOSALS: APPROVAL OF 2016 OMNIBUS PLAN

Incentive Stock Options

A participant generally will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Subject to certain statutory restrictions, gain realized upon a disposition of the Company’s common stock received pursuant to the exercise of an incentive stock option will generally be taxed as long-term capital gain if (1) the participant has held the shares for the longer of two years after the date of grant and one year after the date of exercise, and (2) at all times during the period beginning on the option grant date and ending on the day three months before the option is exercised the participant remains our employee or an employee of any of our subsidiaries (the “Holding Period Requirement”). The Company will generally not be entitled to a deduction with respect to the exercise of an incentive stock option, except as discussed below. If the participant disposes of stock acquired by the exercise of an incentive stock option but has not satisfied the Holding Period Requirement described above, the participant will recognize ordinary income upon the disposition of the common stock equal to the excess of the fair market value of the common stock at the time the option was exercised over the exercise price (but not in excess of the gain, if any, realized on the sale). The balance of the realized gain, if any, will generally be capital gain. In such case, the Company will generally be entitled to a deduction to the extent the participant recognizes ordinary income.

Nonqualified Stock Options

Upon exercise of a non-qualified stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the shares acquired and the exercise price. Upon a disposition of the shares acquired by the exercise of a non-qualified option, the participant generally will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the exercise price paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with the exercise of a non-qualified option but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant on a disposition of shares.

Stock Appreciation Rights, Performance Stock Units, Performance Units, Deferred Stock Units and Restricted Stock Units

The grant of stock appreciation rights, performance stock units, performance units, deferred stock units and restricted stock units under the 2016 Omnibus Plan will generally not give rise to any tax consequences for the participant or the Company. When the participant exercises a stock appreciation right or receives cash, common stock or both, with respect to a performance stock unit, performance unit, deferred stock unit or restricted stock unit, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will generally be entitled to a corresponding tax deduction equal to the amount recognized as ordinary income by the participant.

Restricted Stock and Performance Stock Awards

Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award or performance stock award is granted. When the restrictions lapse or the performance condition is achieved and the performance award vests, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less the amount, if any, paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Code Section 83(b) within 30 days after the date of grant, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less the amount, if any, paid for the stock), and the Company will generally be allowed a corresponding tax deduction equal to the amount recognized as ordinary income by the participant. In such case, any future appreciation in the stock will be taxable to the participant as capital gains and the Company will not be entitled to further tax deductions. However, if the award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Hertz Global Holdings, Inc. 2017 Proxy Statement 61

ANNUAL MEETING PROPOSALS: APPROVAL OF 2016 OMNIBUS PLAN

Share Awards

A participant will recognize ordinary income equal to the fair market value of common stock received as a share award (less the amount, if any, paid for the stock), and the Company will generally be allowed a corresponding tax deduction at that time.

Code Section 409A

The 2016 Omnibus Plan is intended to be administered in a manner generally consistent with the requirements of Code Section 409A. If an award is subject to Code Section 409A (which relates to nonqualified deferred compensation plans), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties to a participant.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2016 Omnibus Plan. Participants in the 2016 Omnibus Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2016 Omnibus Plan.

Required Vote to Approve the Proposal

A majority of shares present and entitled to vote is required to approve the proposal. Under applicable Delaware law, abstentions are counted as shares entitled to vote at the annual meeting and therefore will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

The Board recommends a vote FOR the approval of the Company’s 2016 Omnibus Plan.

62 Hertz Global Holdings, Inc. 2017 Proxy Statement

ANNUAL MEETING PROPOSALS: APPROVAL OF SENIOR EXECUTIVE BONUS PLAN

PROPOSAL 5: APPROVAL OF THE HERTZ GLOBAL HOLDINGS, INC. SENIOR

EXECUTIVE BONUS PLAN

Prior to the Spin-Off, the Board and the Company’s sole stockholder originally approved the Hertz Global Holdings, Inc. Senior Executive Bonus Plan (the “Senor Executive Bonus Plan”), when our Company was a subsidiary of former Hertz Holdings. The Compensation Committee subsequently amended the Senior Executive Bonus Plan on February 2, 2017. The Senior Executive Bonus Plan is intended to govern the award and payment of annual cash bonuses to certain of our officers. The Board directed that the Senior Executive Bonus Plan be submitted to the Company’s stockholders for approval so that payments under the Senior Executive Bonus Plan may qualify as performance-based compensation under Section 162(m) of the Code.

A description of the material provisions of the Senior Executive Bonus Plan is set forth below. The statements made in this Proposal 5 concerning terms and provisions of the Senior Executive Bonus Plan are summaries and do not purport to be a complete recitation of the Senior Executive Bonus Plan provisions. These statements are qualified in their entirety by express reference to the full text of the Senior Executive Bonus Plan, a copy of which is attached to this proxy statement as Annex C and is incorporated by reference herein.

Section 162(m) of the Code

Approval of the material terms of the Senior Executive Bonus Plan is intended to allow awards under the Senior Executive Bonus Plan to the Company’s executive officers to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code. As set forth in more detail below, the Senior Executive Bonus Plan contains a formula that establishes the maximum award amount for each participant under the Senior Executive Bonus Plan for a performance period. The Plan Committee (as defined below) is authorized to use its negative discretion to decrease (but not increase) the maximum amount. For 2016, the Compensation

Committee used its negative discretion to determine the final awards under the Senior Executive Bonus Plan to the Company’s executive officers using the Executive Incentive Compensation Program (“EICP”) performance criteria and other performance considerations more specifically described in the Compensation Discussion and Analysis section of this proxy statement. In such circumstance, any such payments, if any, made under the Senior Executive Bonus Plan are intended to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code.

Section 162(m) of the Code places a limit of $1,000,000 per person on the amount the Company may deduct in any one year for compensation paid to its CEO and the next three highest compensated officers (other than the Chief Financial Officer); provided, however, that Section 162(m) of the Code generally allows a company to obtain tax deductions without limit for performance-based compensation. The Company intends that, subject to stockholder approval of the Senior Executive Bonus Plan, awards made pursuant to the Senior Executive Bonus Plan will qualify as performance-based compensation not subject to Code Section 162(m)’s $1,000,000 deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation will be fully deductible in all circumstances.

If the Senior Executive Bonus Plan is not approved by our stockholders, we will not grant any awards under the Senior Executive Bonus Plan. However, we may otherwise grant annual cash or stock bonuses to the executive officers who would have been eligible to participate in the Senior Executive Bonus Plan. In that event, these bonuses would not qualify as performance-based compensation under Section 162(m) of the Code, and, accordingly, all or a portion of the bonuses might not be deductible by the Company for federal income tax purposes.

Hertz Global Holdings, Inc. 2017 Proxy Statement	63

ANNUAL MEETING PROPOSALS: APPROVAL OF SENIOR EXECUTIVE BONUS PLAN

Administration

The Senior Executive Bonus Plan will be administered by a committee designated by the Board (the “Plan Committee”), provided that the Plan Committee must consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Board has appointed the Company’s Compensation Committee as the Plan Committee and currently anticipates that the Compensation Committee will continue to administer the Senior Executive Bonus Plan in the future.

Performance Period; Eligibility for Awards Under the Senior Executive Bonus Plan

Awards granted under the Senior Executive Bonus Plan will relate to a specific performance period of the Company, which typically means the fiscal year of the Company; provided, however, that the Plan Committee may designate that the performance period for an award be more than one fiscal year, so long as the designation is made within the time period permitted by Section 162(m) of the Code.

Executive officers are eligible to participate in the Senior Executive Bonus Plan. In addition, officers of the Company or its subsidiaries who are (or who, in the determination of the Plan Committee, may reasonably be expected to be) “covered employees” within the meaning of Section 162(m) of the Code for the applicable performance period and who are designated to participate in the Senior Executive Bonus Plan by the Plan Committee are eligible to participate in the Senior Executive Bonus Plan. Currently, there are approximately 12 employees eligible to receive awards under the Senior Executive Bonus Plan.

Other Material Features of the Senior Executive Bonus Plan

Performance Goals in the Senior Executive Bonus Plan

Under the Senior Executive Bonus Plan, the business criterion on which the performance goal is based is “EBITDA”, which we also refer to as “Gross EBITDA”.

“EBITDA” is defined in the Senior Executive Bonus Plan as, for a performance period, consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation and amortization; provided, however, that EBITDA excludes any or all “extraordinary items” as determined under GAAP including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent report filed with the SEC.

The Senior Executive Bonus Plan provides a specific limitation on the annual cash awards that may be granted to the Company’s CEO and other Senior Executive Bonus Plan participants. Specifically, for each applicable performance period, the CEO is eligible to receive a Senior Executive Bonus Plan award equal to 1% of Gross EBITDA for such performance period, and each other Senior Executive Bonus Plan participant is eligible to receive a Senior Executive Bonus Plan award equal to 0.5% of Gross EBITDA for such performance period. As described above, the Plan Committee has the discretion to decrease, but not to increase, the award of each individual determined pursuant to this formula.

Types of Awards

The Senior Executive Bonus Plan provides a program of annual awards, which are payable in the Plan Committee’s discretion, in cash and/or shares of the Company’s Common Stock (to be issued under the 2016 Omnibus Plan) to eligible employees. The Plan Committee may approve an award for any eligible employee in any amount, subject to the limitations on awards described above.

Nonassignability

Awards under the Senior Executive Bonus Plan are not assignable or transferable.

64	Hertz Global Holdings, Inc. 2017 Proxy Statement

ANNUAL MEETING PROPOSALS: APPROVAL OF SENIOR EXECUTIVE BONUS PLAN

Forfeiture

Unless otherwise determined by the Plan Committee, if, during the period commencing with a participant’s employment with the Company and continuing until the first anniversary of the participant’s employment termination, the participant engages in certain types of wrongful conduct, then any award granted to the participant under the Senior Executive Bonus Plan, to the extent it remain unpaid, shall automatically terminate and be canceled as of the date of such wrongful conduct. In the case of either wrongful conduct or the participant’s termination for cause, the participant shall pay to the Company in cash (or shares of the Company’s common stock if so determined by the Plan Committee) the amounts paid under any award hereunder within the twelve-month period ending on the date of the participant’s violation, or such other period as determined by the Plan Committee.

The Plan Committee may also require that a participant repay any or all of an award paid under the Senior Executive Bonus Plan during the three year period prior to a financial restatement, to the extent that such amount would not have been paid had the applicable financial results been reported accurately. In addition, all awards granted under the Senior Executive Bonus Plan are subject to the Company’s compensation recovery policy.

Except as otherwise provided in the Senior Executive Bonus Plan or otherwise determined by the Plan Committee, a participant must be employed with the Company on the last day of the applicable performance period in order to receive an award with respect to such performance period.

Certification and Determination of Bonuses

As a condition to the right to receive an award under the Senior Executive Bonus Plan, the Plan Committee must first certify in writing Gross EBITDA and that the Senior Executive Bonus Plan awards have been determined in accordance with the provisions of the Senior Executive Bonus Plan. Senior Executive Bonus Plan awards will be determined as soon as practicable after the applicable performance period and will be paid no later than the 15th day of the third month following such performance period.

Duration, Amendment and Termination

The ongoing effectiveness of the Senior Executive Bonus Plan is subject to stockholder approval. If the Senior Executive Bonus Plan is approved by the stockholders, then it will continue in effect indefinitely. The Plan Committee, however, may amend or terminate the Senior Executive Bonus Plan at any time, so long as the amendment or termination does not cause an award to become subject to the deduction limitations contained in Code Section 162(m).

New Plan Benefits

The amounts of awards for a performance period are based upon our Gross EBITDA and, in addition, are subject to the Plan Committee’s right to reduce any participant’s award by any amount in its sole discretion. As a result, it is not possible to determine the amounts of awards for subsequent years at this time. In the future, the Board anticipates the Plan Committee will exercise its discretion to ensure that awards made under the Senior Executive Bonus Plan are consistent with the Company’s competitive pay practices, as described in the Compensation Discussion and Analysis in this proxy statement.

Required Vote to Approve the Proposal

A majority of shares present and entitled to vote is required to approve the proposal. Under applicable Delaware law, abstentions are counted as shares entitled to vote at the annual meeting and therefore will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

The Board recommends a vote FOR the approval of the Senior Executive Bonus Plan.

Hertz Global Holdings, Inc. 2017 Proxy Statement	65

ANNUAL MEETING PROPOSALS: AUDITOR APPROVAL

PROPOSAL 6: RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2017

Our Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for 2017. Our Audit Committee believes that PricewaterhouseCoopers LLP is well-qualified.

PricewaterhouseCoopers LLP has served as the independent registered certified public accounting firm for the Company since 2016 and for Hertz since 1987. We are not required to have our stockholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm, but we are doing so because we believe it is a good corporate practice. The Audit Committee will consider, but is not obligated to abide by, the outcome of this vote in determining whether to engage PricewaterhouseCoopers LLP in 2018 or another independent registered certified public accounting firm without submitting the matter to our stockholders. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions which are submitted in advance.

Required Vote to Approve the Proposal

A majority of shares present and entitled to vote is required to approve the proposal. Under applicable Delaware law, abstentions are counted as shares entitled to vote at the annual meeting and therefore will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect in determining the outcome of this proposal.

The Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the year 2017.

66	Hertz Global Holdings, Inc. 2017 Proxy Statement

AUDITOR INFORMATION

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES

Fees for services performed by the Company’s principal accounting firm, PricewaterhouseCoopers LLP, during fiscal years 2016 and 2015 were as follows:

(in millions)	2016	2015
Audit fees(1)	$14	$18
Audit-related fees(2)	1	1
Tax fees(3)	1	1
Total	$16	$20

(1)	Audit fees were for services rendered in connection with (i) the audit of the financial statements included in the Company’s and Hertz’s Annual Reports on Form 10-K, (ii) reviews of the financial statements included in the Company’s and Hertz’s Quarterly Reports on Form 10-Q, (iii) attestation of the effectiveness of internal controls over financial reporting for the Company and Hertz, (iv) statutory audits and (v) providing comfort letters in connection with our financing transactions. Audit fees related to the Company’s discontinued operations were $1 million and $3 million for the years ended December 31, 2016 and 2015, respectively. See Note 3, “Discontinued Operations” to the Notes to the Company’s consolidated financial statements included in its 2016 Annual Report under the caption Item 8, “Financial Statements and Supplementary Data” for further information regarding the Spin-Off.

(2)	Audit-related fees were for services rendered in connection with agreed upon procedures, and employee benefit plan audits.

(3)	Tax fees related to compliance for our Like Kind Exchange Program and tax audit assistance.

Our Audit Committee’s charter requires the Audit Committee to pre-approve all audit and permitted non-audit services to be performed by our independent registered certified public accounting firm; however, the Audit Committee is permitted to delegate pre-approval authority to the Chair of the Audit Committee, who must then provide a report to the full Audit Committee at its next scheduled meeting. All audit and non-audit fees were pre-approved by the Audit Committee in 2016. In February of 2016, the Audit Committee adopted a revised pre-approval policy setting forth the types of services and amounts subject to pre-approval for the 2016 fiscal year.

Hertz Global Holdings, Inc. 2017 Proxy Statement	67

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent registered certified public accounting firm for the Company, the audited financial statements of the Company for the fiscal year ended December 31, 2016 (the “Audited Financial Statements”).

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board (“PCAOB”), including those required by Auditing Standard No. 1301.

The Audit Committee has: (i) considered whether non-audit services provided by PricewaterhouseCoopers LLP are compatible with its independence; (ii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence; and (iii) discussed with PricewaterhouseCoopers LLP its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors of the Company that the Audited Financial Statements be included in the 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

THE AUDIT COMMITTEE Henry R. Keizer, Chair David A. Barnes Vincent J. Intrieri

68	Hertz Global Holdings, Inc. 2017 Proxy Statement

BENEFICIAL OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS, DIRECTORS AND OFFICERS

The following table sets forth information as of April 3, 2017, unless another date is specified below, with respect to the ownership of the common stock of the Company by:

●	each person known to own beneficially more than 5% of the common stock of the Company;

●	each of the directors or director nominees of the Company;

●	each of the executive officers named in the Summary Compensation Table; and

●	all of the Company’s executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. As of April 3, 2017 we had 83,706,286 shares of our common stock outstanding.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to the knowledge of the Company, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed below is c/o Hertz Global Holdings, Inc., 8501 Williams Road, Estero, FL 33928.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent %
Carl C. Icahn(1)	29,263,869	34.96
The Vanguard Group(2)	4,760,703	5.69
Gamco Investors, Inc.(3)	5,123,233	6.12
Glenview Capital Management LLC(4)	4,364,904	5.21
PAR Investment Partners, L.P.(5)	5,607,375	6.70
Directors and Executive Officers(6)
David A. Barnes	3,768	**
SungHwan Cho	0	**
Carolyn N. Everson(7)	15,224	**
Vincent J. Intrieri(7)	12,155	**
Henry R. Keizer(8)	8,776	**
Kathryn V. Marinello	0	**
Samuel Merksamer	5,651	**
Daniel A. Ninivaggi	6,151	**
John P. Tague(9)(10)	293,591	**
Thomas C. Kennedy(10)	68,713	**
Jeffrey T. Foland(9)(10)	118,468	**
Michel Taride(10)	75,305	**
Tyler A. Best(10)	66,751	**
All directors and executive officers as a group	277,768	**

**	Less than 1%.

Hertz Global Holdings, Inc. 2017 Proxy Statement 69

BENEFICIAL OWNERSHIP

(1)

Represents shares held by the following group of entities associated with Mr. Carl C. Icahn: High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”) and Beckton Corp. (“Beckton”). The principal business address of each of (i) High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Master, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue — Suite 1210, White Plains, NY 10601, and (ii) Mr. Icahn is c/o Icahn Associates Holding LLC, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own the shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the Shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes.

The immediately preceding information in this footnote is based solely on the Schedule 13D/A filed with the SEC on November 10, 2016 by Mr. Icahn and entities associated with Mr. Icahn.

(2)	A report on Schedule 13G, filed February 13, 2017, disclosed that The Vanguard Group, an investment adviser, was the beneficial owner of 4,760,703 shares of common stock as of December 31, 2016. The Vanguard Group has reported that it has (i) sole power to vote or direct the vote of 42,287 shares of common stock, (ii) sole power to dispose of or direct the disposition of 4,713,199 shares of common stock, (iii) shared power to vote or direct the vote of 8,666 shares of common stock and (iv) shared power to dispose of or to direct the disposition of 47,504 shares of common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. All information regarding The Vanguard Group is based on that entity’s report on Schedule 13G, filed with the SEC on February 13, 2017.

(3)	A report on Schedule 13D/A, filed February 27, 2017, disclosed that GAMCO Investors, Inc., public company listed on the New York Stock Exchange, and its affiliates were the beneficial owner of 5,123,233 shares of common stock as of February 24, 2017. GAMCO Investors, Inc., along with Mario Gabelli and certain of its affiliates have indirect power to power to vote or direct the vote of and sole power to dispose of or direct the disposition of all 5,123,233 shares of common stock. The address of GAMCO Investors, Inc. is One Corporate Center, Rye, New York 10580. All information regarding GAMCO Investors, Inc. is based on that entity’s report on Schedule 13D/A, filed with the SEC on February 27, 2017.

(4)	A report on Schedule 13G, filed December 27, 2016, disclosed that Glenview Capital Management, LLC, an investment advisor, and its affiliates were the beneficial owner of 4,364,904 shares of common stock as of December 16, 2016. Glenview Capital Management, LLC has reported that it has (i) sole power to vote or direct the vote of 0 shares of common stock, (ii) sole power to dispose of or direct the disposition of 0 shares of common stock, (iii) shared power to vote or direct the vote of 4,364,904 shares of common stock and (iv) shared power to dispose of or to direct the disposition of 4,364,904 shares of common stock. The address of Glenview Capital Management, LLC is 767 Fifth Avenue, 44th Floor, New York, New York 10153. All information regarding Glenview Capital Management, LLC is based on that entity’s report on Schedule 13G, filed with the SEC on December 27, 2016.

70 Hertz Global Holdings, Inc. 2017 Proxy Statement

BENEFICIAL OWNERSHIP

(5)	A report on Schedule 13G, filed March 6, 2017, disclosed that PAR Investment Partners, L.P. and its affiliates were the beneficial owner of 5,607,375 shares of common stock as of February 24, 2017. PAR Investment Partners, L.P. has reported that it has (i) sole power to vote or direct the vote of 5,607,375 shares of common stock, (ii) sole power to dispose of or direct the disposition of 5,607,375 shares of common stock, (iii) shared power to vote or direct the vote of 0 shares of common stock and (iv) shared power to dispose of or to direct the disposition of 0 shares of common stock. The address of PAR Investment Partners, L.P. is 200 Clarendon Street, Floor 48, Boston, MA 02116. All information regarding PAR Investment Partners, L.P. is based on that entity’s report on Schedule 13G, filed with the SEC on March 6, 2017.

(6)	Includes employee and/or director stock options held directly by the beneficial owner which are currently exercisable or which will become exercisable within sixty days; restricted stock units reported as owned outright or which will vest within sixty days; phantom shares issued under the Director Compensation Policy; and any shares that were purchased pursuant to the Company’s employee stock purchase plan.

(7)	Includes the following phantom shares issued under the Director Compensation Policy: (i) 3,488 for Ms. Everson and (ii) 3,296 for Mr. Intrieri.

(8)	Mr. Keizer’s shares are jointly held with his wife.

(9)	The amounts reported for (i) Mr. Tague are as of the last date of his employment, January 2, 2017 and (ii) Mr. Foland are as of the last date of his employment, February 28, 2017.

(10)	Includes the following stock options: (i) for Mr. Tague 212,131, (ii) for Mr. Kennedy 35,272, (iii) for Mr. Foland 35,188, (iv) for Mr. Taride 31,738 and (v) for Mr. Best 37,941.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During 2016, Messrs. Berquist and Ninivaggi and Mses. Everson and Fayne Levinson served as members of our Compensation Committee. None of these individuals: (i) served as an officer or employee of the Company during 2016 or (ii) was formerly an officer of the Company.

During the year 2016: (i) none of our executive officers served as a member of a compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served on our Compensation Committee; (ii) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee; and (iii) none of our executive officers served as a member of the compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served as one of our directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of reports filed by the Company’s directors, executive officers and beneficial holders of 10% or more of our outstanding shares, and upon representations from those persons, the Company believes that all reports required to be filed by the Company’s reporting persons during 2016 were filed on time, with the exception of one late Form 4 filing by each of Robin Kramer, Eliana Zem and Jeff Foland related to tax withholding for RSUs.

Hertz Global Holdings, Inc. 2017 Proxy Statement 71

OTHER MATTERS

OTHER BUSINESS

Our Board is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting is properly presented, the holders of the accompanying proxy will have discretion to vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING

We have sent or are sending the Notice, which indicates that that our proxy materials and annual report to stockholders for 2016 will be made available on the Internet at www.proxyvote.com. If you wish to receive paper or e-mail copies of any of these materials, please follow the instructions on your Notice.

PROPOSALS FOR 2018

The Company will review for inclusion in next year’s proxy statement stockholder proposals received by December 19, 2017. Proposals should be sent to Richard J. Frecker, Executive Vice President, General Counsel and Secretary of the Company at 8501 Williams Road, Estero, Florida 33928.

Stockholder proposals, including nominations for directors, not included in next year’s proxy statement may be brought before the 2018 annual meeting of stockholders by a stockholder of the Company who is entitled to vote at the meeting, who has given a written notice to the Executive Vice President, General Counsel and Secretary of the Company containing certain information specified in the By-laws and who was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than January 31, 2018 and no later than March 2, 2018, except that if the 2018 annual meeting of stockholders is held before May 1, 2018 or after August 9, 2018, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of (i) the ninetieth day prior to the date of such annual meeting or (ii) the tenth day following the day on which a public announcement of the date of such annual meeting is first made.

Our By-laws require that stockholder recommendations for nominees to the Board must include the name of the nominee or nominees, information regarding the nominee or nominees that would be required to be included in a proxy statement for the election of directors and a consent signed by the nominee or nominees evidencing consent to be named in the proxy statement and willingness to serve on the Board, if elected.

72 Hertz Global Holdings, Inc. 2017 Proxy Statement

OTHER MATTERS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company has not adopted a standalone, written policy for the review and approval of transactions with related parties. The Nominating and Governance Committee is charged with reviewing and approving each transaction that involves the Company or any of its affiliates, on one hand, and (directly or indirectly) a director or a member of his or her family or any entity managed by any such person, on the other hand, unless the Nominating and Governance Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board. The Board has also adopted the written Directors’ Code of Conduct applicable to the Board and the Company has adopted the written Standards of Business Conduct, which require all employees, officers and directors to avoid conflicts of interests.

The Directors’ Code of Conduct is applicable to all Board members and provides guidance for handling unforeseen situations which may arise, including conflicts of interest. Pursuant to the Directors’ Code of Conduct, a conflict of interest may arise when a Board member’s private interest interferes in any way — or even appears to interfere — with the interests of the Company as a whole. The Directors’ Code of Conduct specifies that a conflict of interest may include, among other things, the following:

●	when a Board member or a member of his or her family takes actions or has interests that may make it difficult for the Board member to make decisions on behalf of the Company objectively and effectively;

●	where a Board member or a member of his or her family has a financial interest in, or is engaged, directly or indirectly, in the management of an organization that deals with the Company as a supplier, contractor, purchaser or distributor of the Company’s products or services, or is a competitor; and

●	where a Board member renders services to another organization or individual as an employee, agent, consultant or director if the organization or individual is doing or seeking to do business with the Company or is a competitor.

Pursuant to the Directors’ Code of Conduct, any member of our Board who believes he or she has an actual or potential conflict of interest with us is obligated to notify the Chair of the Nominating and Governance Committee as promptly as practicable. That member should not participate in any decision by our Board, or any committee of our Board, that in any way relates to the matter that gives rise to the conflict or potential conflict of interest until the issue has been resolved to the satisfaction of the Chair of the Nominating and Governance Committee or the Board.

The Standards of Business Conduct are applicable to all employees, officers and directors of the Company and its subsidiaries. The Standards of Business Conduct generally prohibit employees from maintaining outside business or financial interests or engaging in outside business or financial activity that conflicts with the interests of the Company.

The following is a description of certain relationships and transactions that existed or that we have entered into with our directors, major stockholders and certain other related persons since the beginning of 2016, as well as certain other transactions.

Agreements with the Icahn Group

On September 15, 2014, former Hertz Holdings entered into a definitive Nomination and Standstill Agreement (the “Nomination and Standstill Agreement”) with Mr. Carl C. Icahn, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP, Beckton Corp., Vincent J. Intrieri, Samuel Merksamer and Daniel A. Ninivaggi (collectively, the “Icahn Group”). The Nomination and Standstill Agreement remained with former Hertz Holdings as part of the Spin-Off.

On June 30, 2016, the Company entered into a confidentiality agreement (the “Confidentiality Agreement”) with the Icahn Group. Pursuant to the Confidentiality Agreement, Vincent J. Intrieri, Samuel Merksamer and Daniel A. Ninivaggi, each of whom was appointed as a director of the Company, are the current designees of the Icahn Group on our Board, with SungHwan Cho being nominated this year instead of Mr. Merksamer. Until the date that the Icahn Group no longer has a designee on our Board, the Icahn Group agrees to vote all of its shares of common stock of the Company in favor of the election

Hertz Global Holdings, Inc. 2017 Proxy Statement 73

OTHER MATTERS

of all of our director nominees at each annual or special meeting of our Company.

In addition, our Company, High River Limited Partnership, Icahn Partners LP and Icahn Partners Master Fund LP entered into a registration rights agreement, dated June 30, 2016 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, among other things, and subject to certain exceptions, we agreed to effect up to two demand registrations with respect to shares of our common stock held by members of the Icahn Group. We also agreed to provide, with certain exceptions, certain piggyback registration rights with respect to common stock held by members of the Icahn Group.

In the normal course of business, the Company purchases goods and services from entities controlled by Carl C. Icahn and his affiliates, including The Pep Boys - Manny, Moe & Jack. During the year ended December 31, 2016, the Company purchased approximately $6 million worth of goods and services from these related parties.

Transactions and Agreements with Former Hertz Holdings

Hertz and former Hertz Holdings entered into a master loan agreement in 2014. In October 2015, the board of directors of Hertz approved, and Hertz paid, a non-cash dividend to Hertz Investors, Inc. consisting of the full rights to a receivable due from former Hertz Holdings under the Master Loan in the amount of $365 million plus accrued interest. Hertz Investors, Inc. declared and paid the same dividend to former Hertz Holdings; thereby settling the amount receivable from former Hertz Holdings at the time.

In November 2015, Hertz signed a new master loan agreement with former Hertz Holdings for a facility size of $650 million with an expiration in November 2016 (the “New Master Loan”). The amount due from former Hertz Holdings under the New Master Loan as of December 31, 2015 was $345 million, representing advances under the New Master Loan and any accrued but unpaid interest. Prior to the Spin-Off, the Board approved, and Hertz paid, a non-cash dividend to Hertz Investors, Inc. consisting of the full rights to the receivable due from former Hertz Holdings under the New Master Loan in the amount of $334 million plus accrued interest. Hertz Investors, Inc. declared and paid the same dividend to former Hertz

Holdings; thereby settling the amount receivable from former Hertz Holdings.

On June 30, 2016, Hertz signed a master loan agreement with the Company for a facility size of $425 million with an expiration in June 2017 (the “Master Loan”). The interest rate is based on the U.S. Dollar LIBOR rate plus a margin. As of December 31, 2016, there was $102 million outstanding under the Master Loan, representing advances under the New Master Loan and any accrued but unpaid interest.

At December 31, 2016, Hertz has a due to affiliate in the amount of $65 million which represents its tax related liability to the Company.

Other Relationships

In connection with its vehicle rental businesses, the Company enters into millions of rental transactions every year involving millions of customers. In order to conduct those businesses, the Company also procures goods and services from thousands of vendors. Some of those customers and vendors may be affiliated with members of the Company’s Board. The Company believes that all such rental and procurement transactions involved terms no less favorable to the Company than those that it believes would have been obtained in the absence of such affiliation. It is Company management’s policy to bring to the attention of its Board any transaction with a related party, even if the transaction arises in the ordinary course of business.

In June 2016, the Company announced that it had reached an agreement with Lyft, Inc. (“Lyft”) to offer vehicles under specified rental agreements to U.S. drivers on the Lyft platform, expanding upon two pilot markets where the Company and Lyft have partnered together since September 2015. Affiliates of Mr. Icahn own a non-controlling minority interest in Lyft, and one of Mr. Icahn’s representatives serves on Lyft’s board of directors.

Indemnification Agreements

The Company is a party to indemnification agreements with each of its directors. The indemnification agreements provide the directors with contractual rights to the indemnification and expense advancement rights provided under the Company’s By-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

74 Hertz Global Holdings, Inc. 2017 Proxy Statement

OTHER MATTERS

ANNUAL REPORT FOR 2016

The Company’s annual report to stockholders for the year 2016 is being made available on or about April 18, 2017 to persons who were stockholders of record as of April 3, 2017, the record date for the annual meeting. These materials do not form part of the material for the solicitation of proxies.

By order of the Board of Directors,

/s/ Richard J. Frecker
Executive Vice President,
General Counsel and Secretary

Estero, Florida
April 13, 2017

Hertz Global Holdings, Inc. 2017 Proxy Statement 75

Annex A

NON-GAAP MEASURES

Adjusted pre-tax income or “API” is calculated as income (loss) from continuing operations before income taxes plus non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts, goodwill, intangible and tangible asset impairments and write-downs and certain one-time charges and non-operational items. Adjusted pre-tax income is important because it allows management to assess the operational performance of our business, exclusive of the items mentioned above. It also allows management and investors to assess the performance of the entire business on the same basis as the segment measure of profitability.

Gross EBITDA is defined as net income from continuing operations before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization. Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges. Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for certain other items, as described in more detail in the reconciliation that follows.

Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management to evaluate our business segments that are financed differently and have different depreciation characteristics and compare our performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation.

API, Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA are not recognized measurements under U.S. GAAP. When evaluating our operating performance, investors should not consider API, Gross EBITDA, Corporate EBITDA or Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes.

Hertz Global Holdings, Inc. 2017 Proxy Statement A-1

The following tables reconcile income (loss) from continuing operations before income taxes, the most comparable U.S. GAAP measure, to Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and API.

Reconciliation of Income (Loss) From Continuing Operations Before Income Taxes to Gross EBITDA,
Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Pre-Tax Income

Unaudited

(In millions)	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Income (loss) from continuing operations before income taxes	$(470)	$132	$(231)
Depreciation and amortization	2,866	2,707	2,996
Interest, net of interest income	624	599	617
Gross EBITDA	$3,020	$3,438	$3,382
Revenue earning vehicle depreciation and lease charges, net	(2,601)	(2,433)	(2,705)
Vehicle debt interest	(280)	(253)	(277)
Vehicle debt-related charges(a)	28	42	31
Loss on extinguishment of vehicle-related debt(b)	6	—	—
Corporate EBITDA	$173	$794	$431
Non-cash stock-based employee compensation charges	13	16	9
Restructuring and restructuring related charges(c)	53	84	157
Sale of CAR, Inc. common stock(d)	(84)	(133)	—
Impairment charges and write-downs(e)	340	57	24
Finance and information technology transformation costs(f)	53	—	—
Miscellaneous, unusual or non-recurring items(g)	5	40	9
Adjusted Corporate EBITDA	$553	$858	$630
Non-vehicle depreciation and amortization	(265)	(274)	(291)
Non-vehicle debt interest, net of interest income	(344)	(346)	(340)
Non-vehicle debt-related charges(a)	20	16	15
Loss on extinguishment of non-vehicle-related debt(b)	49	—	—
Non-cash stock-based employee compensation charges	(13)	(16)	(9)
Acquisition accounting(h)	65	87	94
Other(i)	—	—	(6)
Adjusted pre-tax income (loss)	$65	$325	$93

(a)	Represents debt-related charges relating to the normal amortization of deferred financing costs and debt discounts and premiums.

(b)	In 2016, primarily represents the second quarter 2016 write-off of deferred financing costs and debt discount of $20 million as a result of paying off the Senior Term Facility and various vehicle debt refinancings, an early redemption premium of $13 million and the write off of $7 million in deferred financing costs associated with the redemption of all of the 7.50% Senior Notes due October 2018 and certain vehicle debt refinancings during the third quarter 2016 and an early redemption premium of $14 million and the write off of deferred financing costs of $1 million primarily associated with the redemption of $800 million of the 6.75% Senior Notes due April 2019 during the fourth quarter 2016. There were no early extinguishments of debt in 2015 or 2014.

A-2 Hertz Global Holdings, Inc. 2017 Proxy Statement

(c)	Represents expenses incurred under restructuring actions as defined in U.S. GAAP. Also represents certain other charges such as incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. Also includes consulting costs and legal fees related to the accounting review and investigation that commenced in 2014.

(d)	Represents the pre-tax gain on the sale of shares of CAR Inc. common stock.

(e)	In 2016, includes a third quarter impairment of $25 million of certain tangible assets used in the U.S. RAC segment in conjunction with a restructuring program. Also includes a $120 million impairment of the Dollar Thrifty tradename, a $172 million impairment of goodwill associated with the Company’s vehicle rental operations in Europe, and a $18 million impairment of certain assets used in the Company’s Brazil operations, all of which were recorded in the fourth quarter 2016. In 2015, includes first quarter impairments of the former Dollar Thrifty headquarters and a corporate asset, a third quarter impairment of a building in the U.S. RAC segment and a fourth quarter impairment in the amount of $40 million related to the tradename associated with the Company’s former equipment rental business. In 2014, primarily comprised of a $13 million impairment of our former corporate headquarters and a $10 million impairment of assets related to a contract termination.

(f)	Represents external costs associated with the Company’s finance and information technology transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes.

(g)	Includes miscellaneous and non-recurring items including but not limited to acquisition charges, integration charges, and other non-cash items. For 2016, also includes a first quarter settlement gain of $9 million related to one of the Company’s U.S. airport locations. For 2015, also includes a $23 million charge recorded in the third quarter in the Company’s International RAC segment related to a French road tax matter. In 2014, primarily comprised of a $19 million litigation settlement received in relation to a class action lawsuit filed against an original equipment manufacturer offset by $9 million of costs associated with the relocation of our corporate headquarters.

(h)	Represents incremental expense associated with amortization of other intangible assets and depreciation of property and other equipment relating to acquisition accounting.

(i)	For 2014, excludes $6 million of stock-based compensation forfeitures included in restructuring and restructuring related charges.

Hertz Global Holdings, Inc. 2017 Proxy Statement A-3

Annex B

HERTZ GLOBAL HOLDINGS, INC.
2016 OMNIBUS INCENTIVE PLAN

(as adopted effective as of May 18, 2016)

ARTICLE I

ESTABLISHMENT, PURPOSES AND EFFECTIVE DATE

1.1        Establishment. The Company hereby establishes the Plan to provide for the award of Options, Stock Appreciation Rights, Performance Stock, Performance Stock Units, Performance Units, Restricted Stock, Restricted Stock Units, Share Awards and Deferred Stock Units to eligible individuals.

1.2        Effective Date. The Plan was approved by Former Parent, as the sole shareholder of the Company, and by the Board, on May 18, 2016. The Plan shall be effective as of such approval date.

1.3        Distribution. The Company will enter into a Separation and Distribution Agreement with Former Parent (the “Separation Agreement”), which provides for a “Distribution” (as defined in the Separation Agreement), by which Former Parent will separate into two separate, publicly traded companies, the Company and Former Parent. Until the Distribution, the Company is a wholly owned subsidiary of Former Parent.

1.4        Purpose.

(a)        Generally. The purposes of the Plan are to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase shareholder value by (a) motivating superior performance by Participants, (b) providing Participants with an ownership interest in the Company, and (c) enabling the Company and the Subsidiaries to attract and retain the services of outstanding employees (or other individuals) upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

(b)        Distribution Awards. In addition to the general purposes described in Section 1.4(a), this Plan is established to issue Awards in partial or full substitution for awards relating to common shares of Former Parent prior to the Distribution, in accordance with the terms of the Employee Matters Agreement.

ARTICLE II

DEFINITIONS

2.1        Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with such person.

“Alternative Award” has the meaning given in Section 9.2.

“Award” means any Option, Stock Appreciation Right, Performance Stock, Performance Stock Unit, Performance Unit, Restricted Stock, Restricted Stock Unit, Share Award or Deferred Stock Unit granted pursuant to the Plan, including an Award combining two or more types in a single grant.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan. The terms of any plan or guideline adopted by the Committee and applicable to an Award shall be deemed incorporated in and part of the related Award Agreement. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein. In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

“Business” has the meaning given in Section 5.5.

Hertz Global Holdings, Inc. 2017 Proxy Statement B-1

“Board” means the Board of Directors of the Company.

“Cause” means, except as otherwise defined in an Award Agreement, with respect to any Participant (as determined by the Committee) (i) willful and continued failure to perform substantially the Participant’s material duties with the Company (other than any such failure resulting from the Participant’s incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which the Participant has not performed such duties is delivered to the Participant by the person or entity that supervises or manages the Participant, (ii) engaging in willful and serious misconduct that is injurious to the Company or any of its Subsidiaries, (iii) one or more acts of fraud or personal dishonesty resulting in or intended to result in personal enrichment at the expense of the Company or any of its Subsidiaries, (iv) substantial abusive use of alcohol, drugs or similar substances that, in the sole judgment of the Company, impairs the Participant’s job performance, (v) material violation of any Company policy that results in harm to the Company or any of its Subsidiaries or (vi) indictment for or conviction of (or plea of guilty or nolo contendere) to a felony or of any crime (whether or not a felony) involving moral turpitude. A “Termination for Cause,” shall include a determination by the Committee following a Participant’s termination of employment for any other reason that, prior to such termination of employment, circumstances constituting Cause existed with respect to such Participant.

“Change in Control” means the happening of any of the following events after the effective date of the Plan:

(a)        the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, or any employee benefit plan of the Company or the Subsidiaries, of 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(b)        within any 24-month period after the Distribution, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office (but excluding any director elected, or nominated for election, to the Board in connection with an actual or threatened proxy contest) shall be deemed to be an Incumbent Director for purposes of this clause (b); or

(c)        the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; or

(d)        the approval by the Company’s shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; or

(e)        the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.

Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code, and (ii) the Distribution will not constitute a “Change in Control” for the purposes of this Plan.

“Change in Control Price” means the price per share on a fully diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Committee” means the Compensation Committee of the Board or, if applicable, the delegate of the Compensation Committee of the Board as permitted or required herein; provided, however, that prior to the initial formation of the Compensation Committee

B-2 Hertz Global Holdings, Inc. 2017 Proxy Statement

of the Board, references in this Plan to the Committee will be deemed to be references to the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any other securities into which the Common Stock is changed or for which the Common Stock is exchanged.

“Company” means Hertz Rental Car Holding Company, Inc. (which shall be known as Hertz Global Holdings, Inc. on and after the Distribution), a Delaware corporation, and any successor thereto.

“Covered Period” has the meaning given in Section 5.5.

“Deferred Annual Amount” has the meaning given in Section 8.1.

“Deferred Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock, under the Plan at the end of a specified period of time.

“Disability” means, unless otherwise provided in an Award Agreement, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant’s employment-related duties for a period of six months or longer and, within 30 days after the Company notifies the Participant in writing that it intends to terminate his employment, the Participant shall not have returned to the performance of his employment-related duties on a full-time basis; provided, that (i) for purposes of Section 5.3(a) in respect of ISOs, the term “Disability” shall have the meaning assigned to the term “Permanent and Total Disability” by section 22(e)(3) of the Code (i.e., physical or mental disability or infirmity lasting not less than 12 months), and (ii) with respect to any Award that constitutes deferred compensation subject to section 409A of the Code, “Disability” shall have the meaning set forth in section 409A(a)(2)(c) of the Code. The Committee’s reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee. Notwithstanding the foregoing (but except in the case of ISOs and awards subject to section 409A of the Code), with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Disability” shall have the meaning, if any, specified in such Participant’s employment agreement.

“Disaffiliation” means a Subsidiary or Affiliate of the Company ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

“Distribution Award” means an Award that is issued under this Plan in accordance with the Employee Matters Agreement, in substitution of, or in accordance with, an outstanding award granted under a Former Parent Plan which is held by a Participant immediately before the Distribution.

“Distribution Participant” means a current or former employee, officer or member of the board of directors of Former Parent or any of its subsidiaries, or any other person, who holds a stock option, performance stock unit, restricted stock unit or other award under a Former Parent Plan as of immediately prior to the Distribution.

“Dividend Equivalents” means an amount equal to any dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award.

“Eligible Individual” means any non-employee director, officer or employee of, or any natural person who is a consultant to, the Company or any Subsidiary.

“Employee Matters Agreement” means the Employee Matters Agreement entered into by and between the Company and Former Parent setting forth certain rights and obligations of the parties in connection with the Distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Executive Officer” means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

“Fair Market Value” means, unless otherwise defined in an Award Agreement, as of any date, the closing

Hertz Global Holdings, Inc. 2017 Proxy Statement B-3

price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the date as of which such Fair Market Value is determined. If there are no Common Stock transactions reported on the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean the closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported. If there is no regular public trading market for the Common Stock, Fair Market Value shall be the fair market value of the Common Stock as determined in good faith by the Committee.

“Former Parent” means Hertz Global Holdings, Inc. (which shall be known as Herc Holdings Inc. on and after the Distribution), a Delaware corporation, and any successor thereto.

“Former Parent Plan” means (i) the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan (which shall be known as the Herc Holdings Inc. 2008 Omnibus Incentive Plan on and after the Distribution), (ii) the Hertz Global Holdings, Inc. Stock Incentive Plan (which shall be known as the Herc Holdings Inc. Stock Incentive Plan on and after the Distribution), and (iii) the Hertz Global Holdings, Inc. Director Stock Incentive Plan (which shall be known as the Herc Holdings Inc. Director Stock Incentive Plan on and after the Distribution), each as amended, or any similar or predecessor plan sponsored by Former Parent under which any awards remain outstanding as of the date immediately prior to the Distribution. For avoidance of doubt, the adoption of the Plan shall not result in the termination of the Former Parent Plan referenced in clause (i) above, nor affect the ability of the Former Parent to issue further awards under such Former Parent Plan. The Former Parent Plans referenced in clauses (ii) and (iii) above were previously terminated prior to the adoption of the Plan, but awards made under such Former Parent Plans prior to such termination remain in effect until such awards have been satisfied or terminated in accordance with such Former Parent Plan and the terms of such awards.

“Incumbent Director” means, with respect to any period of time specified under the Plan for purposes of determining a Change in Control, the persons who were members of the Board at the beginning of such period.

“ISOs” has the meaning given in Section 5.1(a).

“New Employer” means, as determined by the Committee in its sole discretion, a Participant’s employer immediately following a Change in Control, the Company, any successor to the Company, or the entity resulting from a spin-off from the Company, or the parent or a subsidiary of any such entities.

“NSOs” has the meaning given in Section 5.1(a).

“Option” means the right granted to a Participant pursuant to the Plan to purchase a stated number of shares of Common Stock at a stated price for a specified period of time.

“Option/SAR Financial Gain” has the meaning given in Section 5.5.

“Participant” means any Eligible Individual or prospective Eligible Individual designated by the Committee to receive an Award under the Plan. The term “Participant” shall also include a Distribution Participant; provided that a Distribution Participant who is not otherwise eligible to be a Participant pursuant to Section 3 may receive only Distribution Awards.

“Performance Period” means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved, provided that each such period shall be no greater than five years in length.

“Performance Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the completion of the applicable Performance Period (or such portion of the applicable Performance Period as otherwise provided in Article VI).

“Performance Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock, under the Plan at a specified time that is forfeitable

B-4 Hertz Global Holdings, Inc. 2017 Proxy Statement

by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the completion of the applicable Performance Period (or such portion of the applicable Performance Period as otherwise provided in Article VI).

“Performance Unit” means a Participant’s contractual right to receive a cash-denominated award, payable in cash or shares of Common Stock or a combination thereof, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period (or such portion of the applicable Performance Period as otherwise provided in Article VI).

“Performance-Based Financial Gain” has the meaning given in Section 6.7.

“Permitted Transferee” has the meaning given in Section 11.1.

“Plan” means this Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan, as the same may be interpreted by the Committee and/or be amended from time to time.

“Replacement Award” means an Award made to current or former employees, officers or directors of companies or businesses acquired by the Company to replace incentive awards and opportunities held by such persons prior to such acquisition.

“Restricted Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

“Restricted Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

“Restriction-Based Financial Gain” has the same meaning given in Section 7.6.

“Restriction Period” means (i) with respect to any Performance Stock, Performance Stock Unit or Performance Unit, the period beginning on the grant date of such Award and ending on the certification by the Committee that the performance objectives or objectives for the applicable Performance Period have been attained (in whole or in part) in accordance with Section 6.2(d), (ii) with respect to any Restricted Stock or Restricted Stock Unit, the Restriction Period specified in the Award Agreement evidencing such Award, and (iii) with respect to any freestanding Deferred Stock Unit as to which the Committee has specified a Restriction Period in accordance with Section 8.4, the Restriction Period so specified.

“Retained Award” has the meaning given in Section 6.6(a).

“Retained Retirement Award” has the meaning given in Section 6.6(b).

“Retirement” means, except as otherwise defined in an Award Agreement, a Participant’s retirement from active employment with the Company and any Subsidiary at or after such Participant attains age 65, or after such Participant attains age 55 and has provided, at minimum, 10 years of service to the Company or any Subsidiary.

“Share Award” means an Award of unrestricted shares of Common Stock pursuant to Section 7.8 of the Plan.

“Stock Appreciation Right” means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/ or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified base price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Common Stock.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

“Vesting Date” means (i) with respect to any Performance Stock, Performance Stock Unit,

Hertz Global Holdings, Inc. 2017 Proxy Statement B-5

Performance Unit, Restricted Stock or Restricted Stock Unit, the expiration date of the applicable Restriction Period, and (ii) with respect to any Option or Stock Appreciation Right, the date such Award first becomes exercisable in accordance with the Plan and the Award Agreement evidencing such Award.

“Wrongful Conduct” has the meaning given in Section 5.5.

“Wrongful Conduct Period” has the meaning given in Section 5.5.

2.2       Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III

POWERS OF THE COMMITTEE

3.1        Eligibility and Participation. Subject to Section 11.22, Participants in the Plan shall be those Eligible Individuals designated by the Committee (or its delegate) to participate in the Plan.

3.2        Power to Grant and Establish Terms of Awards. The Committee shall have the authority, subject to the terms of the Plan, to determine the Eligible Individuals to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, but not limited to, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

3.3        Administration. The Committee shall be responsible for the administration of the Plan. Any Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan, shall, to the greatest extent permitted by law, be within its sole and absolute discretion and shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award hereunder. Subject to the requirements of applicable law and any applicable stock exchange listing requirements, the Board may take any actions that may be taken by the Committee hereunder.

3.4        Delegation by the Committee. The Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any officer or group of officers, or director or group of directors of the Company (including to a subcommittee of members of the Compensation Committee of the Board) or its affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers; provided, that any delegation to one or more officers of the Company shall be subject to applicable law. Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Executive Officers. Notwithstanding the foregoing, (i) with respect to any Award intended to qualify as “performance-based” compensation under section 162(m) of the Code, the Committee shall consist solely of two or more “outside directors” within the meaning of the regulations promulgated under section 162(m) of the Code, and (ii) with respect to any award intended to qualify for the exemption

B-6 Hertz Global Holdings, Inc. 2017 Proxy Statement

contained in Rule 16b-3 promulgated under the Exchange Act, the Committee shall consist solely of two or more “non-employee directors” within the meaning of such Rule, or, in the alternative, of the entire Board.

3.5        Participants Based Outside the United States. In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder; provided, however, that the Committee may not make any sub-plan that (a) increases the limitations contained in Section 4.3, or (b) increases the number of shares available under the Plan, as set forth in Section 4.1. Subject to the foregoing, the Committee may amend, modify, administer or terminate such subplans, and prescribe, amend and rescind rules and regulations relating to such subplans.

ARTICLE IV

STOCK SUBJECT TO PLAN

4.1        Number. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock available for Awards under the Plan shall not exceed 6,600,000 shares of Common Stock (all of which may be the subject of ISOs granted under the Plan) plus the number of shares awarded in connection with Distribution Awards made pursuant to Section 11.22. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

4.2        Canceled, Terminated, or Forfeited Awards, etc. Shares subject to any Award granted under the Plan (other than Replacement Awards and Distribution Awards) that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall be available for grant under the Plan. Replacement Awards and Distribution Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall not be available for grant under the Plan. Without limiting the generality of Section 4.1 hereof, (i) shares of Common Stock tendered by a Participant or withheld by the Company to pay the exercise price of any Options, or to satisfy any tax withholding obligations pursuant to Section 11.4, shall be available for grant under the Plan, (ii) upon settlement of Stock Appreciation Rights, a number of shares of Common Stock equal to (x) the number of shares subject to the Stock Appreciation Rights minus (y) that number of shares delivered to the Participant shall again be available for grant under the Plan, and (iii) shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to a Corporate Transaction, Adjustment Event or Change in Control (i.e., Alternative Awards), or issued in connection with Replacement Awards, shall not be counted against the maximum limitation specified in Section 4.1. For purposes of this Article IV, if a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered on such exercise in accordance with Section 5.2(b), the number of shares subject to the tandem Option and Stock Appreciation Right award shall only be taken into account once (and not as to both Awards).

4.3        Individual Award Limitations.

(a)        Generally. Subject to the provisions of Sections 4.2 and 4.4, the following individual Award limits shall apply to Participants (excepting Participants who are non-employee directors of the Company):

(i)     During any 36-month period, no Participant shall receive Options or Stock Appreciation Rights covering more than 1,000,000 shares of Common Stock;

(ii)     During any 36-month period, no Participant shall receive any awards of Performance Stock or Performance Stock Units that are intended to qualify as “performance-based” compensation under section 162(m) of the Code covering more than 1,000,000 shares of Common Stock; and

Hertz Global Holdings, Inc. 2017 Proxy Statement B-7

(iii)           During any calendar year, the maximum dollar amount of cash which may be earned in connection with the grant of Performance Units that are intended to qualify as “performance-based” compensation under section 162(m) of the Code may not exceed $7,500,000.

(b)           Non-Employee Directors. With respect to Participants who are non-employee directors of the Company, no non-employee director shall receive in excess of $750,000 of compensation in any calendar year, determined by adding (i) all cash compensation paid to such non-employee director in such calendar year and (ii) the fair market value of all Awards granted to such non-employee director in such calendar year, based on the fair market value of such Awards on the Grant Date (as determined in a manner consistent with that used for compensation for proxy statement disclosure purposes in the calendar year in which the Award occurs).

(c)           Notwithstanding the above, Distribution Awards made pursuant to Section 11.22 shall not count against the individual limits set forth above in Sections 4.3(a) and 4.3(b).

4.4          Adjustment Provisions.

(a)           In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate of the Company (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 4.1and 4.3 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(b)           In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders

(each, an “Adjustment Event”), the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 4.1 and 4.3 upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.

(c)           In the case of Corporate Transactions, such adjustments may include (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate of the Company, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the performance objectives applicable to any Awards to reflect any items that are unusual in nature or infrequently occurring, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial

B-8 Hertz Global Holdings, Inc. 2017 Proxy Statement

statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Commission, provided that in the case of performance objectives applicable to Awards intended to remain qualified as “performance-based” compensation under section 162(m) of the Code, such adjustment shall not violate section 162(m) of the Code.

(d)           Any adjustments made pursuant to this Section 4.4 to Awards that are considered “deferred compensation” within the meaning of section 409A of the Code shall be made in compliance with the requirements of section 409A of the Code; and (ii) any adjustments made pursuant to Section 4.4 to Awards that are not considered “deferred compensation” subject to section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under section 409A of the Code in respect of such Awards.

(e)           Any adjustment under this Section 4.4 need not be the same for all Participants.

4.5           Prohibition Against Repricing. Except to the extent (i) approved in advance by a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event or Corporate Transaction, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

ARTICLE V

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1           Options.

(a)           Grant. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options pursuant to this Plan may be of two types: (i) “incentive stock options” within the meaning of section 422 of the Code (“ISOs”) and (ii) non-statutory stock options (“NSOs”), which are not ISOs. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee or such other future date as the Committee shall determine. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No Option shall be an ISO unless so designated by the Committee at the time of grant or in the Award Agreement evidencing such Option, and which otherwise meets the requirements of section 422 of the Code.

(b)           Exercise Price. Each Option granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided, that except in the case of Replacement Awards and Distribution Awards, such per share exercise price may not be less than the Fair

Market Value of one share of Common Stock on the Option grant date.

(c)           Exercisability. Each Option awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. No Option shall be exercisable on or after the tenth anniversary of its grant date. Except as otherwise provided in the Plan, the applicable Award Agreement or as determined by the Committee at or after the grant date, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option and, until such time, may be exercised from time to time in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

(d)           Payment. The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of exercise thereof be given and that the exercise price thereof and any applicable withholding tax obligations be paid in full at the time of exercise (i) in cash or cash equivalents, including by personal check, (ii) through delivery of shares of Common Stock (either in full or in part, and including actual delivery or delivery by attestation), including, but not

Hertz Global Holdings, Inc. 2017 Proxy Statement B-9

limited to, the election by the Participant to reduce the number of shares of Common Stock that are subject to the portion of the Options being exercised having a Fair Market Value equal to such portion, or (iii) in accordance with such other procedures or in such other forms as the Committee shall from time to time determine, which may include a broker-assisted cashless exercise arrangement.

(e)           Additional Rules for ISOs. Notwithstanding any other provision of this Plan to the contrary, Options that are intended to qualify as ISOs may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code), and no Option that is intended to qualify as an ISO may be granted to any employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the exercise price is at least 110% of the Fair Market Value of Common Stock and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted. In addition, at the time such Option is granted the aggregate Fair Market Value of the Common Stock for which such ISO is exercisable for the first time by an optionee during any calendar year under all of the incentive stock option plans of the Company and of any Subsidiary may not exceed $100,000. To the extent an Option that by its terms was intended to be an ISO exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a NSO.

5.2           Stock Appreciation Rights.

(a)           Grant. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may granted on a freestanding basis, not related to any Option. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate

Award Agreement with respect to freestanding Stock Appreciation Rights, in each case, containing such conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b)           Exercise. Stock Appreciation Rights awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Common Stock, and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

(c)           Settlement. Subject to Section 11.4, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such cash amount, determined by multiplying:

(i)           any increase in the Fair Market Value of one share of Common Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right (except if awarded in tandem with an Option but after the grant date of such Option, then not less than the exercise price of such Option), by

(ii)          the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

Notwithstanding the foregoing, on the grant date the Committee may establish a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of cash and/or shares of Common Stock otherwise deliverable upon exercise of a Stock Appreciation Right.

B-10 Hertz Global Holdings, Inc. 2017 Proxy Statement

5.3       Termination of Employment.

(a)       Death or Disability. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates by reason of such Participant’s death or Disability, any Options and Stock Appreciation Rights granted to such Participant, whether or not exercisable on or prior to the date of such termination, shall, subject to Section 9.1, be exercisable by the Participant (or the Participant’s designated beneficiary, as applicable) until the earlier of (i) the first anniversary of the Participant’s termination of employment or, if later, the first anniversary following expiration of any blackout period in effect with respect to such Options or Stock Appreciation Rights (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), and (ii) the expiration of the term of the Options and Stock Appreciation Rights, and thereafter any Options and Stock Appreciation Rights that have not been exercised shall be forfeited and canceled.

(b)       Retirement. Unless otherwise determined by the Committee at or after the grant date or as provided in the next following paragraph, if a Participant’s employment terminates as a result of his or her Retirement, then (x) the Participant may exercise any Options and Stock Appreciation Rights that are exercisable on the date of such Retirement until the earlier of (i) the 90th day following the date of such Retirement or, if later, the 90th day following expiration of any blackout period in effect with respect to such Options or Stock Appreciation Rights (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), and (ii) the expiration of the term of such Options or Stock Appreciation Rights, and (y) any Options and Stock Appreciation Rights that are not exercisable upon the Participant’s Retirement shall be forfeited and canceled as of the date of such Retirement.

Notwithstanding the foregoing, if the Committee in its discretion requests, and the Participant agrees to, a release of claims and to be bound by restrictive covenants in such form and having such terms as the Committee shall determine, which may include non-competition, non-solicitation, non-disclosure and non-disparagement covenants, then, during the three-year period following the Participant’s Retirement, subject to Section 9.1, (i) the Options and Stock Appreciation Rights granted to such Participant that are not exercisable on the date of his or her Retirement shall continue to become exercisable in accordance with their respective terms during such three-year period as if such Participant’s employment had not terminated, and (ii) the Options and Stock Appreciation Rights that are exercisable on the date of the Participant’s Retirement plus those Options and Stock Appreciation Rights that become exercisable pursuant to the immediately preceding clause may be exercised by the Participant (or the Participant’s beneficiary or legal representative) until the earlier of (A) (i) the third anniversary of the Participant’s Retirement or (ii) if the Participant dies prior to the third anniversary of the Participant’s Retirement, the 12-month anniversary following the date of the Participant’s death, and (B) the expiration of the term of such Options or Stock Appreciation Rights. Upon the expiration of such period, all Options and Stock Appreciation Rights not previously exercised by the Participant shall be forfeited and canceled. If the Participant violates any such restrictive covenants during such three-year period, as determined by the Committee in its sole discretion, all Options and Stock Appreciation Rights granted to such Participant, whether or not then exercisable, shall be immediately forfeited and canceled as of the date of such violation.

(c)       For Cause. If a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all Options and Stock Appreciation Rights granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and canceled.

(d)       Without Cause. If a Participant’s employment with the Company or any Subsidiary is terminated by the Company without Cause, then (x) the Participant may exercise any Options and Stock Appreciation Rights that are exercisable on the date of such termination until the earlier of (i) the 90th day following the date of such termination or, if later, the 90th day following expiration of any blackout period in effect with respect to such Options or Stock Appreciation Rights (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), and (ii) the expiration of the term of such Options or Stock Appreciation Rights, and (y) any Options and Stock Appreciation Rights that are not exercisable upon the Participant’s termination shall be forfeited and canceled as of the date of such termination.

(e)       Any Other Reason. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment is terminated for any reason other than the ones described in

Hertz Global Holdings, Inc. 2017 Proxy Statement B-11

Section 5.3(a), (b), (c), or (d) the Participant may exercise any Options and Stock Appreciation Rights that are exercisable on the date of such termination until the earlier of (i) the 30th day following the date of such termination or, if later, the 30th day following expiration of any blackout period in effect with respect to such Options or Stock Appreciation Rights (for the avoidance of doubt, including any period during which the Form S-8 on file with respect to the Plan is not effective), and (ii) the expiration of the term of such Options or Stock Appreciation Rights. Any Options and Stock Appreciation Rights that are not exercisable upon termination of a Participant’s employment shall be forfeited and canceled as of the date of such termination.

5.4       Committee Discretion. Notwithstanding anything to the contrary contained in this Article V, the Committee may, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Option or Stock Appreciation Right granted under the Plan, and may permit all or any portion of any such Option or Stock Appreciation Right to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions as the Board shall determine for a period up to and including, but not beyond, the expiration of the term of such Options or Stock Appreciation Rights.

5.5       Forfeiture. Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, during the period commencing with a Participant’s employment with the Company or any Subsidiary, and continuing until the first anniversary of the later of (i) the Participant’s employment termination and (ii) the expiration of any post-termination exercise period (the “Covered Period”) the Participant, except with the prior written consent of the Committee,

(a)       directly or indirectly, owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for any entity which has operations that compete with any business of the Company and the Subsidiaries in which the Participant was employed (in any capacity) in any jurisdiction in which such business is engaged, or in which any of the Company and the Subsidiaries have documented plans to become engaged of which the Participant has knowledge at the time of the Participant’s termination of employment (the “Business”), except where (x) the Participant’s interest or association with such entity is unrelated to the Business, (y) such entity’s gross revenue from the Business is less than 10% of such entity’s total gross revenue, and (z) the Participant’s interest is directly or indirectly less than 2% of the Business;

(b)       directly or indirectly, solicits for employment, employs or otherwise interferes with the relationship of the Company or any of its Affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company or any of its Affiliates at any time during the Participant’s employment with the Company or any Subsidiary (in the case of any such activity during such time) or during the 12-month period preceding such solicitation, employment or interference (in the case of any such activity after the termination of the Participant’s employment); or

(c)       directly or indirectly, discloses or misuses any confidential information of the Company or any of its Affiliate (such activities in subsections (a), (b) and (c) hereof to be collectively and individually referred to as “Wrongful Conduct”), then any Options and Stock Appreciation Rights granted to the Participant hereunder, to the extent they remain unexercised, shall automatically terminate and be canceled effective as of the date on which the Participant first engaged in such Wrongful Conduct and, in such case or in the case of the Participant’s termination for Cause, the Participant shall pay to the Company in cash any Option/SAR Financial Gain the Participant realized from exercising all or a portion of the Options and Stock Appreciation Rights granted hereunder within the 12-month period ending on the date of the Participant’s violation (or such other period as determined by the Committee) (such period, the “Wrongful Conduct Period”). For purposes of this Section 5.5, “Option/SAR Financial Gain” shall equal, on each date of exercise during the Wrongful Conduct Period, (I) with respect to Options, the excess of (A) the greater of (i) the Fair Market Value on the date of exercise and (ii) the Fair Market Value on the date of sale of the Option shares, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to), and (II) with respect to Stock Appreciation Rights, the excess of (A) the Fair Market Value on the date of exercise, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to such Stock Appreciation Right. Unless

B-12 Hertz Global Holdings, Inc. 2017 Proxy Statement

otherwise determined by the Committee at or after the grant date, each Award Agreement evidencing the grant of Options and/or Stock Appreciation Rights shall provide for the Participant’s consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 5.5. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant’s breach of this Section 5.5. The Participant’s obligations under this Section 5.5 shall be cumulative of any similar obligations the Participant has under this Plan, any Award Agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct), or any other agreement with the Company or any Subsidiary.

5.6       Financial Restatements. Without limiting the generality of Section 11.20, an Award Agreement may provide that, in the event that a Participant commits misconduct, fraud or gross negligence (whether or not such misconduct, fraud or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct, fraud or gross negligence, the Company restates any of its financial statements, the Committee may require any or all of the following:

(a)       that the Participant forfeit some or all of the Options and Stock Appreciation Rights held by such Participant at the time of such restatement,

(b)       that the Participant forfeit (or pay to the Company) some or all of the shares of Common Stock or cash (net of the aggregate exercise paid therefore) held by the Participant at the time of such restatement that had been received in respect of Options and Stock Appreciation Rights, as applicable, that have been exercised during the three-year period prior to the date that the Company is required to prepare a financial restatement, and

(c)       that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received (net of the aggregate exercise price paid therefore) in respect of any Options and Stock Appreciation Rights that had been exercised by the Participant within the three-year period prior to the date that the Company is required to prepare a financial restatement.

Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback time period than the three-year period contemplated by clauses (b) and (c) above, such three-year period shall be deemed extended (but not reduced) to the extent necessary to be consistent with such rules and regulations.

ARTICLE VI

PERFORMANCE STOCK, PERFORMANCE STOCK UNITS
AND PERFORMANCE UNITS

6.1       Grant. Performance Stock, Performance Stock Units and Performance Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Performance Stock, Performance Stock Units or Performance Units under the Plan will be the date on which such Performance Stock, Performance Stock Units or Performance Units are awarded by the Committee or on such other future date as the Committee shall determine. Performance Stock, Performance Stock Units and Performance Units shall be evidenced by an Award Agreement that shall specify the number of shares of Performance Stock, the number of Performance Stock Units, or the dollar amount of any Performance Units, as the case may be, to which such Award pertains, the

Restriction Period, the Performance Period, and such other conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Performance Stock Units or Performance Units is made, and the Company shall not be required to set aside a fund for the payment of any such Award.

6.2       Vesting.

(a)       In General. Performance Stock, Performance Stock Units and Performance Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the attainment of specified performance objectives or

Hertz Global Holdings, Inc. 2017 Proxy Statement B-13

the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. The Committee shall establish the performance objectives upon which the Restriction Period shall lapse, which, in the case of any such Award intended to qualify as “performance-based” compensation under section 162(m) of the Code, shall be established no later than the 90th day after the applicable Performance Period begins (or such other date as may be required or permitted under section 162(m) of the Code).

(b)       Performance Objectives. The performance objectives for any grant of Performance Stock, Performance Stock Units, Performance Units or any other Award intended to qualify as “performance-based” compensation under section 162(m) of the Code will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre-or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/ or maintenance of share price; market share; gross profits; earnings (including adjusted pre-tax earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; total net cash flow; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to customer satisfaction, research, development, products or projects and recruiting and maintaining personnel. The performance objectives for any grant of Performance Stock, Performance Stock Units or Performance Units not intended to qualify as “performance-based” compensation under section 162(m) of the Code will be based on the foregoing or such other criteria as may be determined by the Committee.

(c)       Special Rules Relating to Performance Objectives. Performance objectives may be established on a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing performance objectives for the applicable Performance Period, the Committee may exclude any or all items that are unusual in nature or infrequently occurring as determined under U.S. generally acceptable accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent report filed with the Commission pursuant to the Exchange Act; provided, that the Committee shall have no discretion with respect to any Award intended to continue to qualify as “performance-based” compensation under section 162(m) of the Code if the exercise of such discretion or the ability to exercise such discretion would cause such Award to fail to qualify as “performance-based” compensation under section 162(m) of the Code.

(d)       Certification of Attainment of Performance Objectives. The Restriction Period with respect to any Performance Stock, Performance Stock Units, Performance Units or any other Award intended to qualify as “performance-based” compensation under section 162(m) of the Code shall lapse upon the written certification by the Committee that the performance objective or objectives for the applicable Performance Period have been attained. The Committee may provide at the time of grant that if the performance objective or objectives are attained in part, the Restriction Period with respect to a specified portion (which may be zero) of any Award of Performance Stock, Performance Stock Units or Performance Units will lapse and any remaining portion shall be cancelled; provided, that the Committee shall have no discretion to take such action with respect to any Award intended to continue to qualify as “performance-based” compensation under section 162(m) of the Code if the exercise of such action or the ability to exercise such action would cause such Award to fail to qualify as “performance-based” compensation under section 162(m) of the Code.

B-14 Hertz Global Holdings, Inc. 2017 Proxy Statement

(e)       Newly Eligible Participants. Notwithstanding anything in this Article VI to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive an Award of Performance Stock, Performance Stock Units or Performance Units after the commencement of a Performance Period.

6.3       Additional Provisions Relating to Performance Stock.

(a)       Restrictions on Transferability. Except as otherwise provided in Section 6.6(a), no Performance Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Performance Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which the Performance Stock is subject. The Committee shall require that any stock certificates evidencing any Performance Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Performance Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.3, shall be void and of no effect.

(b)       Legend. Each certificate evidencing shares of Common Stock subject to an Award of Performance Stock shall be registered in the name of the Participant holding such Performance Stock and shall bear the following (or similar) legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE HERTZ GLOBAL HOLDINGS, INC. 2016 OMNIBUS INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c)       Rights as a Stockholder. The Committee shall determine whether and to what extent dividends and distributions will be credited to the account of a Participant receiving an Award of Performance Stock. Unless otherwise determined by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Performance Stock on the payment date established for the related dividend or distribution in an amount per share of Performance Stock equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and any such additional Performance Stock shall be subject to the same terms and conditions as are applicable in respect of the Performance Stock with respect to which such dividends or distributions were payable, and, (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Performance Stock with respect to which they were paid. Subject to the immediately preceding sentence, a Participant holding outstanding Performance Stock shall be entitled to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

6.4        Additional Provisions Relating to Performance Stock Units.

(a)        Restrictions on Transferability. Except as otherwise provided in Section 6.6(a) or with the consent of the Committee, Performance Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock Units or any interest therein or any rights relating thereto other than as provided in the Plan shall be void and of no effect.

(b)        Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of a Participant receiving an Award of Performance Stock Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in

Hertz Global Holdings, Inc. 2017 Proxy Statement B-15

additional Performance Stock Units on the payment date established for the related dividend or distribution in an amount per Performance Stock Unit equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and any such additional Performance Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Performance Stock Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares of Common Stock and other securities shall be subject to the same Restriction Period and Performance Period and other restrictions as apply to the Performance Stock Units with respect to which they were paid. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Performance Stock Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Performance Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

(c)        Settlement of Performance Stock Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Performance Stock Units then held by a Participant, the Company shall issue to the Participant the shares of Common Stock underlying such Performance Stock Units (plus additional shares of Common Stock for each Performance Stock Units credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the shares of Common Stock or cash otherwise deliverable upon settlement of Performance Stock Units. Upon issuance of shares of Common Stock underlying Performance Stock Units following lapse of the Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which such shares are subject.

6.5        Additional Provisions Relating to Performance Units.

(a)        Restrictions on Transferability. Except as otherwise provided in Section 6.6(a), no Performance Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Units or any interest therein or any rights relating thereto shall be void and of no effect.

(b)        Settlement of Performance Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Performance Units then held by a Participant, the Company shall deliver to the Participant a cash payment equal to the value of such Award or, if the Committee has so determined, a number of shares of Common Stock, which shares shall have a Fair Market Value equal to the value of such Award, or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to the value of such Award. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of cash or the shares of Common Stock otherwise deliverable upon settlement of Performance Units. Upon issuance of shares of Common Stock underlying Performance Units following lapse of the Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which such shares are subject.

6.6        Termination of Employment.

(a)        Death or Disability. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates by reason of such Participant’s death or Disability, the Participant or, as the case may be, the Participant’s estate, shall retain a portion of his or her Performance Stock, Performance Stock Units and Performance Units equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days

B-16 Hertz Global Holdings, Inc. 2017 Proxy Statement

elapsed from the commencement of the applicable Performance Period through the date of termination, and the denominator of which is the number of days in such Performance Period (each a “Retained Award”), and the remainder of each Award shall be forfeited and canceled as of the date of such termination. The Restriction Period on a Retained Award shall lapse upon completion of the applicable Performance Period to the extent that applicable performance objectives are attained. Settlement of a Retained Award shall be made at the time and in the manner provided in Sections 6.4(c) and 6.5(b) except that no additional deferrals shall be permitted.

(b)        Retirement. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates as a result of his or her Retirement, any Performance Stock, Performance Stock Units and Performance Units for which the Performance Period has not then lapsed shall be forfeited and canceled as of the date of such termination of employment; provided, that the Committee may authorize that, if the Participant agrees to a release of claims and to be bound by restrictive covenants in such form and having such terms as the Committee shall determine, which may include non-competition, non-solicitation, non- disclosure and non-disparagement covenants, then the Participant shall retain a portion of his or her Performance Stock, Performance Stock Units and Performance Units equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of his or her Retirement, and the denominator of which is the number of days in such Performance Period (each a “Retained Retirement Award”), and the remainder of each Award shall be forfeited and canceled as of the date of such Retirement; provided, further, that the Committee shall have no discretion to take such preceding action with respect to any Award intended to qualify as “performance-based” compensation under section 162(m) of the Code if the exercise of such action or the ability to exercise such action would cause such Award to fail to qualify as “performance- based” compensation under section 162(m) of the Code. Subject to the Participant’s compliance with such covenants, and, to the extent that applicable performance objectives are attained, the Restriction Period on the Retained Retirement Awards shall lapse upon completion of the applicable Performance Period for such Retained Retirement Award. If the

Participant violates any restrictive covenants during the remaining Performance Period, as determined by the Committee in its sole discretion, all Performance Stock, Performance Stock Units and Performance Units for which the Performance Period has not then lapsed shall be immediately forfeited and canceled as of the date of such violation or termination.

(c)        Any Other Reason. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment is terminated for any reason other than one described in Sections 6.6(a) and (b), any then-outstanding Performance Stock, Performance Stock Units and Performance Units granted to such Participant shall be immediately forfeited and canceled as of the date of such termination of employment.

6.7        Forfeiture. Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, during the Covered Period, the Participant, except with the prior written consent of the Committee, engages in Wrongful Conduct, then any Performance Stock, Performance Stock Units and Performance Units granted to the Participant hereunder, for which the Restriction Period has not then lapsed shall automatically terminate and be canceled effective as of the date on which the Participant first engaged in such Wrongful Conduct and, in such case or in the case of the Participant’s termination for Cause, the Participant shall pay to the Company in cash any Performance-Based Financial Gain the Participant realized from the vesting of all or a portion of the Performance Stock, Performance Stock Units and Performance Units granted hereunder and having a Vesting Date within the Wrongful Conduct Period. For purposes of this Section 6.7, “Performance-Based Financial Gain” shall equal, in the case of each Vesting Date during the Wrongful Conduct Period, (I) the greater of (A) the Fair Market Value of a share of the underlying Common Stock on the Vesting Date of such Award and (B) the per share Fair Market Value on the date of any sale of such underlying Common Stock, multiplied by (II) the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to). Unless otherwise determined by the Committee at or after the grant date, each Award Agreement evidencing the grant of Performance Stock, Performance Stock Units and Performance Units shall provide for the Participant’s consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable

Hertz Global Holdings, Inc. 2017 Proxy Statement B-17

by such entities to such Participant any amounts the Participant owes to the Company under this Section 6.7. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant’s breach of this Section 6.7. The Participant’s obligations under this Section 6.7 shall be cumulative of any similar obligations the Participant has under this Plan, any Award Agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct), or any other agreement with the Company or any Subsidiary.

6.8        Financial Restatements. Without limiting the generality of Section 11.20, an Award Agreement may provide that if the Company restates any of its financial statements, then the Committee may require any or all of the following:

(a)        that the Participant forfeit (or pay to the Company) some or all of the cash or shares of Common Stock held by the Participant at the time of such restatement that had been received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, in settlement of Performance Stock, Performance

Stock Units and Performance Units to the extent that such cash or shares would not have been paid had the applicable financial results been reported accurately, and

(b)        that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, in settlement of any Performance Stock, Performance Stock Units and Performance Units to the extent that such shares would not have been paid had the applicable financial results been reported accurately.

Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback time period than the three-year period contemplated by clauses (a) and (b) above, such three-year period shall be deemed extended (but not reduced) to the extent necessary to be consistent with such rules and regulations.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS; SHARE AWARDS

7.1        Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee or on such other future date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Restricted Stock and the Restricted Stock Units pertain (and, if applicable, whether such Award may be payable in cash), the Restriction Period, and such terms and conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Award.

7.2        Vesting. Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the performance of a minimum period of service, or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. The Restriction Period on any Restricted Stock or Restricted Stock Units shall not fully lapse prior to a Participant’s completion of three years of service to the Company or any Subsidiary from the date of the Award grant; provided, that the Committee may provide for a Restriction Period to lapse in pro rata or graded installments over such three-year period; provided further, that the Committee may grant Awards for Restricted Stock and Restricted Stock Units for an aggregate number of shares of Common Stock not to exceed 5% of the total number of shares of Common Stock available for issuance under this Plan that have a Restriction Period which lapses in full prior to a Participant’s completion of three years of service to the Company or any Subsidiary from the date of the Award grant; provided further, that

B-18 Hertz Global Holdings, Inc. 2017 Proxy Statement

the minimum Restriction Period for any such Award granted to a newly eligible individual shall instead be one year, and the minimum Restriction Period for any such Award to a non-employee director of the Company or its Subsidiaries shall be as determined by the Committee; and provided further, that Replacement Awards and Distribution Awards shall not be subject to a minimum Restriction Period nor taken into account when determining the total shares available for issuance under the 5% exception described in the second proviso above.

7.3        Additional Provisions Relating to Restricted Stock.

(a)        Restrictions on Transferability. Unless otherwise determined by the Committee, no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement, and any other agreement to which the Restricted Stock is subject. The Committee shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the share covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.3, shall be void and of no effect.

(b)        Legend. Each certificate evidencing shares of Common Stock subject to an Award of Restricted Stock shall be registered in the name of the Participant holding such Restricted Stock and shall bear the legend (or similar legend) as specified in Section 6.3(b).

(c)        Rights as a Stockholder. Unless otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock shall be entitled to (i) receive all dividends and distributions paid in respect of shares of Common Stock underlying such Award; provided, that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same

Restriction Period and other restrictions as apply to the Restricted Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

7.4        Additional Provisions Relating to Restricted Stock Units.

(a)        Restrictions on Transferability. No Restricted Stock Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.4, shall be void and of no effect.

(b)        Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or will be paid currently to, a Participant receiving an Award of Restricted Stock Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Restricted Stock Units on the payment date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and any such additional Restricted Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Restricted Stock Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock Units with respect to which they were paid. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Restricted Stock Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

Hertz Global Holdings, Inc. 2017 Proxy Statement B-19

(c)        Settlement of Restricted Stock Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Restricted Stock Units, the Company shall issue the shares of Common Stock underlying such Restricted Stock Units (plus additional shares of Common Stock for Restricted Stock Unit credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the shares of Common Stock or cash otherwise deliverable upon settlement of Restricted Stock Units. Upon issuance of shares of Common Stock following lapse of the Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities law, the Award Agreement and any other agreement to which such shares are subject.

7.5        Termination of Employment.

(a)        Death or Disability. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment terminates by reason of such Participant’s death or Disability, the Participant or, as the case may be, the Participant’s estate, shall retain a portion of his or her Restricted Stock and Restricted Stock Units equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Restriction Period through the date of termination, and the denominator of which is the number of days in such Restriction Period (each a “Retained Restricted Award”), and the remainder of each Award shall be forfeited and canceled as of the date of such termination. The Restriction Period on a Retained Restricted Award shall lapse upon the Participant’s termination of employment. Settlement of a Retained Restricted Award shall be made at the time and in the manner provided in Sections 7.3 and 7.4 except that no additional deferrals shall be permitted.

(b)        Any Other Reason. Unless otherwise determined by the Committee at or after the grant date, if a Participant’s employment is terminated for any reason during the Restriction Period other than as described in Section 7.5(a), any Restricted Stock and Restricted Stock Units granted to such Participant for which the Restriction Period has not then expired shall be forfeited and canceled as of the date of such termination.

7.6        Forfeiture. Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, during the Covered Period the Participant, except with the prior written consent of the Committee, engages in Wrongful Conduct, then any Restricted Stock and Restricted Stock Units granted to the Participant hereunder, for which the Restriction Period has not lapsed, shall automatically terminate and be canceled effective as of the date on which the Participant first engaged in such Wrongful Conduct and, in such case and in the case of the Participant’s termination for Cause, the Participant shall pay to the Company in cash (i) any Restriction-Based Financial Gain the Participant realized from all or a portion of the Restricted Stock and Restricted Stock Units granted hereunder having a Vesting Date within the Wrongful Conduct Period, and (ii) any Share-Based Financial Gain the Participant realized from all or a portion of the Share Awards granted hereunder having a grant date within the Wrongful Conduct Period. For purposes of this Section 7.6, “Restriction- Based Financial Gain” shall equal, on each Vesting Date during the Wrongful Conduct Period, (I) the greater of (A) the Fair Market Value of a share of the underlying Common Stock on the Vesting Date and (B) the per share Fair Market Value on the date of sale of such underlying Common Stock, multiplied by (II) the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to). For purposes of this Section 7.6, “Share-Based Financial Gain” shall equal, in the case of each grant date during the Wrongful Conduct Period, (I) the greater of (A) the Fair Market Value of a share of the underlying Common Stock on the grant date of such Award and (B) the per share Fair Market Value on the date of any sale of such underlying Common Stock, multiplied by (II) the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to). Unless otherwise determined by the Committee at or after the grant date, each Award Agreement evidencing

B-20 Hertz Global Holdings, Inc. 2017 Proxy Statement

the grant of Restricted Stock and/or Restricted Stock Units shall provide for the Participant’s consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 7.6. This right of set- off is in addition to any other remedies the Company may have against the Participant for the Participant’s breach of this Section 7.6. The Participant’s obligations under this Section 7.6 shall be cumulative of any similar obligations the Participant has under this Plan, any Award Agreement, any Company policy, standard or code (including, without limitation, the Company’s Standards of Business Conduct), or any other agreement with the Company or any Subsidiary.

7.7        Financial Restatements. Without limiting the generality of Section 11.20, an Award Agreement may provide that, in the event that a Participant commits misconduct, fraud or gross negligence (whether or not such misconduct, fraud or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct, fraud or gross negligence, the Company restates any of its financial statements, then the Committee may require any or all of the following:

(a)        that the Participant forfeit some or all of the Restricted Stock and Restricted Stock Units held by such Participant at the time of such restatement,

(b)        that the Participant forfeit (or pay to the Company) some or all of the cash or shares of Common Stock held by the Participant at the time of such restatement that had been received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, as Share Awards and/or in settlement of Restricted Stock and Restricted Stock Units, and

(c)        that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received, within the three-year period prior to the date that the Company is required to prepare a financial restatement, as Share Awards and/or in settlement of any Restricted Stock and Restricted Stock Units.

Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd- Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback time period than the three-year period contemplated by clauses (b) and (c) above, such three-year period shall be deemed extended (but not reduced) to the extent necessary to be consistent with such rules and regulations.

7.8        Share Awards. Share Awards may be granted to Participants at such time or times as shall be determined by the Committee on such terms and conditions as the Committee may determine in its discretion. Share Awards may be made as additional compensation for services rendered by a Participant to the Company or any Subsidiary or may be in lieu of cash or other compensation to which the Participant may be entitled from the Company or any Subsidiary.

ARTICLE VIII

DEFERRED STOCK UNITS

8.1        In General. Freestanding Deferred Stock Units may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Stock Units under the Plan will be the date on which such freestanding Deferred Stock Units are awarded by the Committee or on such other future date as the Committee shall determine. In addition, to the extent permitted by applicable law (including section 409A of the Code), on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or incentive bonus (“Deferred Annual Amount”) payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Stock Units equal to the greatest whole number which may be obtained by dividing (i) the amount of the Deferred Annual Amount by (ii) the Fair Market Value of one share of Common Stock on the date of payment of such compensation and/or annual bonus. Deferred Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Deferred Stock Units pertains, and such terms and conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Upon the grant of Deferred Stock Units pursuant to the Plan, the

Hertz Global Holdings, Inc. 2017 Proxy Statement B-21

Company shall establish a notional account for the Participant and will record in such account the number of shares of Deferred Stock Units awarded to the Participant. No shares of Common Stock will be issued to the Participant at the time an award of Deferred Stock Units is granted.

8.2        Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or will be paid currently to, a Participant receiving an Award of Deferred Stock Units. Unless otherwise provided by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Deferred Stock Units on the payment date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional Deferred Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Deferred Stock Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the terms, conditions and restrictions as apply to the Deferred Stock Units with respect to which they were paid. A Participant shall not have any rights as a stockholder in respect of Deferred Stock Units awarded pursuant to the Plan (including, but not limited to, the right to vote on any matter submitted to the Company’s stockholders) until such time as the shares of Common Stock attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary.

8.3        Restrictions on Transferability. No Deferred Stock Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Deferred Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan shall be void and of no effect.

8.4        Settlement. Unless the Committee determines otherwise at or after the grant date, the Company shall issue the shares of Common Stock underlying any of a Participant’s freestanding Deferred

Stock Units (and related Dividend Equivalents) for which the Restriction Period shall have lapsed on or prior to the date of such Participant’s termination of employment with the Company and any Subsidiary, other than a termination for Cause, as soon as administratively practicable, but not later than 90 days, following the date of such termination of employment (or on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with section 409A of the Code and the rules and procedures of the Board or as may be required by applicable law). Unless the Committee determines otherwise at or after the grant date, in the event of the termination of a Participant’s employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any shares of freestanding Deferred Stock Units (and related Dividend Equivalents) credited to his account, whether or not the Restriction Period shall have then lapsed. Subject to Article IX and Article XI, and the last sentence of Section 8.1, unless the Committee determines otherwise at or after the grant date, the Company shall issue the shares of Common Stock underlying any of a Participant’s elective Deferred Stock Units (and related Dividend Equivalents) credited to such Participant’s account under the Plan as soon as administratively practicable, but not later than 90 days, following the date of such Participant’s termination of employment (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee or as may be required by applicable law). The Committee may provide in the Award Agreement applicable to any Award of Deferred Stock Units that, in lieu of issuing shares of Common Stock in settlement of any Deferred Stock Units, the Committee may direct the Company to pay to the Participant the Fair Market Value of the shares of Common Stock corresponding to such Deferred Stock Units in cash, or in any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such shares of Common Stock.

8.5        Further Deferral Elections. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may elect to further defer receipt of shares of Common Stock issuable in respect of Deferred Stock Units (or an installment of an Award) for a specified period or until a specified event.

B-22 Hertz Global Holdings, Inc. 2017 Proxy Statement

ARTICLE IX

CHANGE IN CONTROL

9.1        Accelerated Vesting and Payment.

(a)        In General. Unless the Committee otherwise determines in the manner set forth in Section 9.2, or except as otherwise determined by the Committee at or after the grant date, upon the occurrence of a Change in Control, (i) all Options and Stock Appreciation Rights shall become immediately exercisable, (ii) the Restriction Period on all Restricted Stock, Restricted Stock Units and freestanding Deferred Stock Units shall lapse immediately prior to such Change in Control and (iii) shares of Common Stock underlying Awards of Restricted Stock Units and Deferred Stock Units shall be issued to each Participant then holding such Award immediately prior to such Change in Control; provided that, at the discretion of the Committee (as constituted immediately prior to the Change in Control), each such Option, Stock Appreciation Right, Restricted Stock Unit and/or Deferred Stock Unit may be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of other such Awards, the Change in Control Price multiplied by (B) the aggregate number of shares of Common Stock covered by such Award; provided, further, that where the Change in Control does not constitute a “change in control event” as defined under section 409A of the Code, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to section 409A of the Code shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes (but not the lapsing of the Restriction Period) that no such Change in Control had occurred). Notwithstanding the foregoing, the Committee may, in its discretion, instead terminate any outstanding Options or Stock Appreciation Rights if either (x) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights or (y) the Committee reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options or Stock Appreciation Rights.

(b)        Performance Stock, Performance Stock Units and Performance Units. Performance Stock, Performance Stock Units, Performance Units and

elective Deferred Stock Units that are outstanding in the event of a Change in Control shall be treated as provided in the individual Award Agreement governing such Performance Stock, Performance Stock Units, Performance Units or elective Deferred Stock Units.

(c)        Timing of Payments. Payment of any amounts calculated in accordance with Section 9.1(a) shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control (subject to the payment timing restrictions contained in the second proviso of the first sentence of Section 9.1(a)). For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

9.2        Alternative Awards. Notwithstanding Section 9.1, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award (other than an award of Performance Stock, Performance Stock Units, Performance Units or elective Deferred Stock Units except as provided therein), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided, that any Alternative Award must:

(i)        be based on shares of common stock that are traded on an established U.S. securities market or another public market determined by the Committee prior to the Change in Control;

(ii)        provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better

Hertz Global Holdings, Inc. 2017 Proxy Statement	B-23

exercise or vesting schedule and identical or better timing and methods of payment (including liquidity rights with respect to shares of Common Stock received in settlement of such Award);

(iii)        have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

(iv)        have, unless the Committee determines otherwise at or after the grant date, terms and conditions which provide that in the event that the Participant suffers an involuntary termination without Cause within two years following the Change in Control, any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be; and

(v)        not result in adverse tax consequences to the Participant under section 409A of the Code.

ARTICLE X

AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Article X, until the tenth anniversary of the date on which it is adopted by the Board (or if applicable, the 10 year anniversary of the date of the latest shareholder approval of the Plan, including without limitation any shareholder approval of any amendment to the Plan to increase the share award capacity hereunder). The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided, that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as otherwise expressly provided in Section 4.4, materially increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4.3, (iii) modify the restrictions provided in Section 4.5 or (iv) materially modify the requirements for participation in the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant. Notwithstanding the foregoing, the Board or Committee may take such actions as it deems appropriate to ensure that the Plan and any Awards may comply with any tax, securities or other applicable law. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority as provided in the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards. Except as otherwise determined by the Board, termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to section 409A of the Code to fail to comply in any respect with section 409A of the Code without the written consent of the Participant.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1       Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided, that the Committee or the Board may, except as otherwise provided in the Plan, permit (on such terms and conditions as it shall establish) in its sole discretion a Participant to transfer an Award for no consideration to (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-

in-law, son-in-law, daughter-in-law, brother-in- law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests, or to organizations qualifying as charitable

B-24 Hertz Global Holdings, Inc. 2017 Proxy Statement

organizations within the meaning of Section 501(c)(3) of the Code or (ii) any other person or entity (each of (i) and (ii), upon such permitted transfer, a “Permitted Transferee”). Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

11.2       Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate. In its discretion, the Committee may permit beneficiary designations by a Participant under a Former Parent Plan to be effective for such purposes under this Plan.

11.3       No Guarantee of Employment or Participation. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/ or (3) any other adverse effect on the individual’s interests under the Plan). No Eligible Individual shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

11.4       Tax Withholding. The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

11.5       Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting, exercising and settlement of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise or settlement of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this

Hertz Global Holdings, Inc. 2017 Proxy Statement	B-25

provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

11.6       Indemnification. To the maximum extent provided by law and by the Company’s Certificate of Incorporation and/or By-Laws, each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

11.7       No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

11.8       Deferrals. The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an ISO or to the extent required or permitted by applicable law.

11.9       409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under section 409A of the Code and that is not otherwise exempt from section 409A of the Code, a Participant shall not be deemed to have incurred a termination of employment unless and until he shall incur a “separation from service” within the meaning of section 409A of the Code. Notwithstanding any other provision in this Plan, if as of Participant’s separation from service, the Participant is a “specified employee” as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under section 409A of the Code and that is not otherwise exempt from section 409A of the Code, for which payment is triggered by Participant’s separation from service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from service and (b) the date of the Participant’s death. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to section 409A of the Code. Each payment under any Award that constitutes nonqualified deferred compensation subject to section 409A of the Code shall be treated as a separate payment for purposes of section 409A of the Code.

11.10        Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

11.11        Severability; Blue Pencil. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any

B-26 Hertz Global Holdings, Inc. 2017 Proxy Statement

respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

11.12        No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program. No amount payable in respect of any Award pursuant to an Award shall be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws.

11.13        No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

11.14        Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

11.15        No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

11.16        Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

11.17        Code Section 83(b) Elections. The Company, its Affiliates and the Committee have no responsibility for any Participant’s election, attempt to elect or failure to elect to include the value of a Restricted Stock Award or other Award subject to section 83 of the Code in the Participant’s gross income for the year of payment pursuant to section 83(b) of the Code. Any Participant who makes an election pursuant to section 83(b) of the Code will promptly provide the Committee with a copy of the election form.

11.18        No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of an Option or Stock Appreciation Right will impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a Participant of the date on which any Award lapses except in the Award Agreement.

11.19        Right to Offset. Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by applicable law (including section 409A of the Code), the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or its Affiliates.

11.20        Compensation Recovery Policy. Without limiting any other provision of the Plan, any Award granted hereunder shall be subject to any claw back policy or compensation recovery policy or such other similar policy of the Company in effect from time to time.

11.21        Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary when eligibility or entitlement to any compensation or benefit based on Disability is at issue.

Hertz Global Holdings, Inc. 2017 Proxy Statement	B-27

11.22        Distribution Awards. The Company is authorized to issue Distribution Awards to Participants, including Distribution Participants, in connection with the adjustment and replacement of certain awards previously granted by Former Parent under a Former Parent Plan to such Participants (pursuant to the anti-dilution adjustment provisions of the Former Parent Plan). The Common Stock subject to a Distribution Award and the other terms and conditions of each Distribution Award, including, without limitation, option exercise price and service crediting rules, as applicable shall be determined by the Committee, all in accordance with the terms of the Employee Matters Agreement. Subject to the foregoing, all Distribution Awards shall generally be subject to substantially similar terms and conditions as provided in the grantee’s corresponding awards under the Former Parent Plan. To the extent the terms of the Plan are inconsistent with the terms of an Award Agreement of a Distribution Award, the terms of the Distribution Award shall be governed by the Employee Matters Agreement and the applicable Award Agreement.

B-28 Hertz Global Holdings, Inc. 2017 Proxy Statement

Annex C

HERTZ GLOBAL HOLDINGS, INC.
SENIOR EXECUTIVE BONUS PLAN

(Amended as of February 2, 2017)

Section 1.          Purpose. The purposes of the Hertz Global Holdings, Inc. Senior Executive Bonus Plan (the “Plan”) are (i) to compensate certain members of senior management of the Company on an individual basis for significant contributions to the Company and its subsidiaries and (ii) to stimulate the efforts of such members by giving them a direct financial interest in the performance of the Company. The Plan was originally adopted on May 18, 2016, and is hereby amended and restated effective as of March 2, 2017.

Section 2.          Definitions. The following terms utilized in this Plan shall have the following meanings:

“Board” shall mean the board of directors of the Company.

“Cause” shall mean with respect to any Participant (as determined by the Committee): (i) willful and continued failure to perform substantially the Participant’s material duties with the Company (other than any such failure resulting from the Participant’s incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which the Participant has not performed such duties is delivered to the Participant by the person or entity that supervises or manages the Participant, (ii) engaging in willful and serious misconduct that is injurious to the Company or any of its subsidiaries, (iii) one or more acts of fraud or personal dishonesty resulting in or intended to result in personal enrichment at the expense of the Company or any of its subsidiaries, (iv) substantial abusive use of alcohol, drugs or similar substances that, in the sole judgment of the Company, impairs the Participant’s job performance, (v) material violation of any Company policy that results in harm to the Company or any of its subsidiaries or (vi) indictment for or conviction of (or plea of guilty or nolo contendere) to a felony or of any crime (whether or not a felony) involving moral turpitude. A “termination for Cause” shall include a determination by the Committee following a Participant’s termination of employment for any other reason that, prior to such termination of employment, circumstances constituting Cause existed with respect to such Participant.

“Code” shall mean the Internal Revenue Code of 1986 and the regulations and guidance promulgated thereunder, all as amended from time to time.

“Committee” shall mean the committee of the Board designed by the Board to administer the Plan, provided that such committee shall consist solely of two or more “outside directors” within the meaning of Code Section 162(m).

“Company” shall mean Hertz Global Holdings, Inc. (which was known as Hertz Rental Car Holding Company, Inc. prior to the Distribution), a Delaware corporation, and any successor thereto.

“Distribution” shall have the meaning prescribed under Section 10.

“EBITDA” shall mean, for a Performance Period, consolidated net income before net interest expense, consolidated income taxes and consolidated depreciation and amortization; provided, however, that EBITDA shall exclude any or all “extraordinary items” as determined under U.S. generally acceptable accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act.

“Eligible Executive” means the Company’s Executive Officers, and each officer of the Company or its subsidiaries who are (or who, in the determination of the Committee, may reasonably be expected to be) “covered employees” within the meaning of Code Section 162(m) for such Performance Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

Hertz Global Holdings, Inc. 2017 Proxy Statement C-1

“Executive Officer” means each person who is an officer of the Company or any subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

“Former Parent” shall mean Herc Holdings Inc. (which was known as Hertz Global Holdings, Inc. prior to the Distribution), a Delaware corporation, and any successor thereto.

“Participant” shall mean, for a Performance Period, all Eligible Executives unless the Committee, in its sole and absolute discretion, designates that an Eligible Executive shall not be eligible for participation in the Plan for a Performance Period.

“Performance Period” shall mean the fiscal year of the Company, except that the initial Performance Period was from the date of the Distribution to December 31, 2016; provided, however, that the Committee may designate that the Performance Period for an Incentive Award be more than one fiscal year (with any such designation by the Committee to be made within the time period permitted under Code Section 162(m)).

“Shares” shall mean shares of common stock of the Company issued pursuant to the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan (or any successor or replacement plan).

“Wrongful Conduct” shall mean any action whereby a Participant:

(a)         directly or indirectly, owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for any entity which has operations that compete with any business of the Company and its subsidiaries in which the Participant was employed (in any capacity) in any jurisdiction in which such business is engaged, or in which any of the Company and its subsidiaries have documented plans to become engaged of which the Participant has knowledge at the time of the Participant’s termination of employment (the “Business”), except where (x) the Participant’s interest or association with such entity is unrelated to the Business, (y) such entity’s gross revenue from the Business is less than 10% of such entity’s total gross revenue, and ( z ) the Participant’s interest is directly or indirectly less than two percent (2%) of the Business;

(b)         directly or indirectly, solicits for employment, employs or otherwise interferes with the relationship of the Company or any of its affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company or any of its affiliates at any time during the Participant’s employment with the Company or any subsidiary (in the case of any such activity during such time) or during the twelve-month period preceding such solicitation, employment or interference (in the case of any such activity after the termination of the Participant’s employment); or

(c)         directly or indirectly, discloses or misuses any confidential information of the Company or any of its affiliates.

Section 3.          Term. Subject to Section 10, the Plan shall be applicable for the initial Performance Period and all future fiscal years of the Company unless amended or terminated by the Company pursuant to Section 7.

Section 4.          Incentive Award.

4.1        For each Performance Period of the Company, each Participant may be entitled to receive an award (“Incentive Award”) in an amount determined by the Committee as provided in this Plan. With respect to each Performance Period, the Chief Executive Officer of the Company shall be entitled to be paid an Incentive Award equal to 1% of the Company’s EBITDA for such Performance Period of the Company. With respect to each Performance Period of the Company, each other Participant shall be entitled to be paid an Incentive Award equal to 0.5% of EBITDA for such Performance Period. Except as otherwise provided in the Plan, a Participant must be employed with the Company on the last day of the Performance Period in order to receive an Incentive Award with respect to such Performance Period.

Notwithstanding anything contained in this Plan to the contrary, the Committee in its sole discretion may reduce any Incentive Award to any Participant to any amount, including zero, prior to the written certification of the Committee of the amount of such Incentive Award.

As a condition to the right of a Participant to receive an Incentive Award, the Committee shall first certify in writing the Company’s EBITDA and that the Incentive Award has been determined in accordance with the provisions of this Plan.

C-2 Hertz Global Holdings, Inc. 2017 Proxy Statement

Incentive Awards for any Performance Period shall be determined as soon as practicable after such Performance Period and shall be paid no later than the 15th day of the third month following such Performance Period.

4.2        Unless otherwise determined by the Committee (whether before or after the commencement of an applicable Performance Period), if a Participant’s employment is terminated for any reason prior to the end of a Performance Period, the Participant shall cease being eligible for an Incentive Award in respect to such Performance Period; provided, further, that the Committee shall have no discretion to take such preceding action if the exercise of such action or the ability to exercise such action would cause such Award to fail to qualify as “performance-based” compensation under Code Section 162(m).

4.3       Incentive Awards shall be payable in cash and/or Shares, as determined by the Committee in its sole discretion.

4.4        The Company shall have the right and power to deduct from all amounts paid to a Participant (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Incentive Award under this Plan.

4.5        Participation in this Plan does not exclude Participants from participation in any other benefit or compensation plans or arrangements of the Company, including other bonus or incentive plans. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

4.6        Unless otherwise determined by the Committee, notwithstanding anything contained in this Plan to the contrary, if, during the period commencing with a Participant’s employment with the Company or any subsidiary, and continuing until the first anniversary of the Participant’s employment termination, the Participant engages in Wrongful Conduct, then any Incentive Award granted to the Participant hereunder, to the extent they remain unpaid, shall automatically terminate and be canceled effective as of the date on which the Participant first engaged in such Wrongful Conduct and, in such case or in the case of the Participant’s termination for Cause, the Participant shall pay to the Company in cash (or Shares if so determined by the Committee) the amounts paid under any Incentive Award hereunder within the twelve-month period ending on the date of the Participant’s violation (or such other period as determined by the Committee).

4.7        Without limiting the generality of Section 4.8, in the event the Company restates any of its financial statements, the Committee may require the Participant pay to the Company in cash (or Shares if so determined by the Committee) all or a portion of the amounts received under any Incentive Award hereunder during the three-year period prior to the date that the Company is required to prepare a financial restatement, to the extent that such amount would not have been paid had the applicable financial results been reported accurately. Notwithstanding the foregoing, in the event that the Committee determines that the rules and regulations implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act require a longer or different clawback time period than the three-year period contemplated by the prior sentence, such three-year period shall be deemed extended (but not reduced) to the extent necessary to be consistent with such rules and regulations.

4.8        Without limiting the preceding, any Incentive Award hereunder shall be subject to any claw back policy or compensation recovery policy or such other similar policy of the Company in effect from time to time. The Participant’s obligations under Sections 4.6 and 4.7 shall be cumulative of any similar obligations the Participant has under this Plan, any Company policy, standard or code, or any other agreement with the Company or any subsidiary.

Section 5.          Administration and Interpretation. The Committee shall have authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan, shall, to the greatest extent permitted by law, be within its sole and absolute discretion and shall be final, binding and conclusive for all purposes and

Hertz Global Holdings, Inc. 2017 Proxy Statement C-3

upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Incentive Awards under the Plan, whether or not such persons are similarly situated. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Incentive Award hereunder.

To the maximum extent provided by law and by the Company’s Certificate of Incorporation and/ or By-Laws, each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

Section 6.          Administrative Expenses. Any expense incurred in the administration of the Plan shall be borne by the Company out of its general funds.

Section 7.          Amendment or Termination. The Committee may from time to time amend the Plan in any respect or terminate the Plan in whole or in part, provided that such action will not cause an Incentive Award to become subject to the deduction limitations contained in Code Section 162(m).

Section 8.         No Assignment. The rights hereunder, including without limitation rights to receive an Incentive Award, shall not be pledged, assigned, transferred, encumbered or hypothecated by an employee of the Company, and during the lifetime of any Participant any payment of an Incentive Award shall be payable only to such Participant.

Section 9.          The Company. For purposes of this Plan, the “Company” shall include the successors and assigns of the Company, and this Plan shall be binding on any corporation or other person with which the Company is merged or consolidated.

Section 10.        Effective Date; Stockholder Approval. The Company entered into a Separation and Distribution Agreement with Former Parent (the “Separation Agreement”), which provided for a “Distribution” (as defined in the Separation Agreement), by which Former Parent separated into two separate, publicly traded companies, the Company and Former Parent. Until the Distribution, the Company was a wholly owned subsidiary of Former Parent. The Plan was approved by Former Parent, as the sole shareholder of the Company, and by the Board, on May 18, 2016. The Plan was effective as of such approval date. The Plan (or the material performance goals therein) shall be submitted after the Distribution to the stockholders of the Company for approval at a Company stockholder meeting, which meeting shall meet the timing requirements of Code Section 162(m) in order to ensure that Incentive Awards qualify as “performance-based” compensation under Code Section 162(m). The ongoing effectiveness of the Plan after such meeting is subject to stockholder approval.

Section 11.         No Right to Employment. The designation of an officer as a Participant or grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any affiliate or subsidiary. Nothing in the Plan or any Incentive Award agreement shall interfere with or limit in any way the right of the Company or any affiliate or subsidiary to terminate any Participant’s employment at any time (regardless of whether such termination results in (1) the failure of any Incentive Award to vest; (2) the forfeiture of any Incentive Award; and/or (3) any other adverse effect on the individual’s interests under the Plan).

Section 12.        No Impact on Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Incentive Award

C-4 Hertz Global Holdings, Inc. 2017 Proxy Statement

shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program. No amount payable in respect of any Incentive Award shall be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws.

Section 13.        Right to Offset. Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by applicable law (including Code Section 409A), the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or any affiliate or subsidiary (including, without limitation, amounts owed pursuant to Sections 4.6, 4.7 and 4.8).

Section 14.        Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

Section 15.        Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, without reference to principles of conflict of laws which would require application of the law of another jurisdiction.

Section 16.        Severability. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 17.        Headings; Gender; Number. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 18.        No Trust. Neither the Plan nor any Incentive Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent any Participant acquires a right to receive payments from the Company in respect to any Incentive Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 19.        Code Section 162(m) and Code Section 409A. It is the intention that Incentive Awards qualify as “performance-based” compensation under Code Section 162(m), and all payments made under the Plan be excluded from the deduction limitations contained in Code Section 162(m). The Plan shall be construed at all times in favor of its meeting the “performance-based” compensation exception contained in Code Section 162(m). Accordingly, the Committee shall have no discretion under this Plan (including, without limitation, with respect to adjustments to EBITDA) if the exercise of such discretion or the ability to exercise such discretion would cause such Incentive Award to fail to qualify as “performance-based” compensation under Code Section 162(m). Therefore, if any Plan provision is found not to be in compliance with the “performance-based” compensation exception contained in Code Section 162(m), that provision shall be deemed amended so that the Plan does so comply to the extent permitted by law and deemed advisable by the Committee.

To the extent any provision of the Plan or action by the Committee would subject any Participant to liability for interest or additional taxes under Code Section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. It is intended that the Plan will be exempt from Code Section 409A, and the Plan shall be interpreted and construed on a basis consistent with such intent. The Plan may be amended in any respect deemed necessary (including retroactively) by the Committee in order to preserve exemption from Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Plan payments. A Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such person in connection with any distributions to such person under the Plan (including any taxes and penalties under Code Section 409A), and the Company (or any affiliate or subsidiary) shall have no obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Hertz Global Holdings, Inc. 2017 Proxy Statement C-5

HERTZ GLOBAL HOLDINGS, INC. 8501 WILLIAMS ROAD ESTERO, FLORIDA 33928

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HTZ2017

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E26928-P88736	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HERTZ GLOBAL HOLDINGS, INC.

The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 4, 5 and 6 and 1 YEAR on Proposal 3.

1.	Election of the seven nominees identified in the Company’s proxy statement to serve as directors until the next annual meeting of stockholders and until their successors are elected and qualify.

	Nominees:		For	Against	Abstain			For	Against	Abstain

	1a.	David A. Barnes	☐	☐	☐	2.	Approval, by a non-binding advisory vote, of the named executive officers’ compensation.	☐	☐	☐

	1b.	SungHwan Cho	☐	☐	☐		1 Year	2 Years	3 Years	Abstain

	1c.	Carolyn N. Everson	☐	☐	☐	3.	Approval, by a non-binding advisory vote, on the frequency of future votes on the named executive officers’ compensation. ☐	☐	☐	☐

	1d.	Vincent J. Intrieri	☐	☐	☐
								For	Against	Abstain
	1e.	Henry R. Keizer	☐	☐	☐	4.	Approval of the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan.	☐	☐	☐

	1f.	Kathryn V. Marinello	☐	☐	☐	5.	Approval of the Hertz Global Holdings, Inc. Senior Executive Bonus Plan.	☐	☐	☐

	1g.	Daniel A. Ninivaggi	☐	☐	☐	6.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified accounting firm for the year 2017.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

E26929-P88736

Proxy — Hertz Global Holdings, Inc.

2017 Annual Meeting of Stockholders Proxy Solicited by the Board of Directors for the 2017 Annual Meeting of Stockholders

Kathryn V. Marinello, Thomas C. Kennedy and Richard J. Frecker, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2017 Annual Meeting of Stockholders of Hertz Global Holdings, Inc. to be held on May 31, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with direction of the stockholder set forth on the reverse side. If no such directions are indicated, the Proxies will have the authority to vote FOR Proposal 1, the election of David A. Barnes, SungHwan Cho, Carolyn N. Everson, Vincent J. Intrieri, Henry R. Keizer, Kathryn V. Marinello and Daniel A. Ninivaggi; FOR Proposal 2, approval, by a non-binding advisory vote, of the named executive officers’ compensation; 1 YEAR on Proposal 3, approval, by a non-binding advisory vote, on the frequency of future votes on the named executive officers’ compensation; FOR Proposal 4, approval of the Hertz Global Holdings, Inc. 2016 Omnibus Incentive Plan; FOR Proposal 5, approval of the Hertz Global Holdings, Inc. Senior Executive Bonus Plan; and FOR Proposal 6, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the year 2017.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Items to be voted appear on reverse side.)

V.1.2